As filed with the Securities and Exchange Commission on July 28, 1998

                                                      Registration No. 333-56689

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            Farnsworth Bancorp, Inc.
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

          New Jersey                     6035                  22-3591051
---------------------------------   -----------------        -------------------
   (State or Other Jurisdiction     (Primary SIC No.)        (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

               789 Farnsworth Avenue, Bordentown, New Jersey 08505
                                 (609) 298-0723
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                              Mr. Gary N. Pelehaty
                      President and Chief Executive Officer
                            Farnsworth Bancorp, Inc.
               789 Farnsworth Avenue, Bordentown, New Jersey 08505
                                 (609) 298-0723
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                  Please send copies of all communications to:
                               John J. Spidi, Esq.
                              Jean A. Milner, Esq.
                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
           1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

PROSPECTUS SUPPLEMENT

                   Supplement to the Farnsworth Bancorp, Inc.
                         Prospectus dated June 12, 1998

                            FARNSWORTH BANCORP, INC.
                          COMMON STOCK, $0.10 PAR VALUE

                              PEOPLES SAVINGS BANK
              EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST

            (10,645 SHARES OF COMMON STOCK AND PARTICIPATION THEREIN)

         This Prospectus Supplement relates to the offer and sale to participants (the "Participants") under the Peoples Savings Bank Employees' Savings & Profit Sharing Plan (the "Plan") of participation interests offered under the Plan and of a maximum of 10,645 shares of common stock of Farnsworth Bancorp, Inc., par value $0.10 per share (the "Common Stock"), as set forth herein.

         In connection with the proposed conversion of the Peoples Savings Bank (the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"), the Plan has been amended effective June 1, 1998, to permit the investment of Plan assets in various participant directed investment alternatives, including investment in Common Stock of Farnsworth Bancorp, Inc. (the "Company"). The Plan will permit Participants to direct the trustee of the Plan (the "Trustee") to purchase Common Stock with Plan assets which are attributable to such Participants. This Prospectus Supplement relates to the one time election of a Participant to direct the purchase of Common Stock under the Plan in connection with the Conversion and to the purchase of the Common Stock under the Plan thereafter in the open market.

         The Prospectus dated June 12, 1998 of the Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock, and the financial condition, results of operation, and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus.

         For a discussion of certain factors that should be considered by each Participant, see "Special Considerations" in the Prospectus.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF COMMON STOCK AND THE PARTICIPATION INTERESTS UNDER THE PLAN OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

            The date of this Prospectus Supplement is June 12, 1998.

         No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Bank, or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached hereto and should be retained for future reference.

                                TABLE OF CONTENTS

The Offering................................................................1

         Securities Offered.................................................1
         Election to Purchase Common Stock in Connection
              with the Conversion...........................................1
         Value of Participation Interests...................................1
         Method of Directing Investments....................................1
         Time for Directing Investment......................................2
         Irrevocability of Investment Direction.............................2
         Direction to Purchase Common Stock After the Conversion............2
         Purchase Price of Common Stock.....................................2
         Nature of Participant's Interest in the
                  Common Stock..............................................3
         Voting and Tender Rights of Common Stock...........................3
         Minimum Investment.................................................3

Description of the Plan.....................................................3

         General............................................................3
         Eligibility and Participation......................................4
         Contributions and Benefits Under the Plan..........................4
         Limitations on Contributions.......................................5
         Investment of Plan Assets..........................................7
         Employer Stock Fund................................................8
         Investment Accounts................................................9
         Benefits Under the Plan...........................................10
         Withdrawals and Distributions From the Plan.......................10
         Administration of the Plan........................................13
         Reports to Plan Participants......................................14
         Amendment and Termination.........................................14
         Merger, Consolidation, or Transfer................................14
         Federal Income Tax Consequences...................................14
         ERISA and Other Qualifications....................................16
         Restrictions on Resale............................................16
         SEC Reporting and Short-Swing Liability...........................17
         Additional Information............................................18

Legal Opinions.............................................................18

Investment Election Form...........................................Appendix A

Change of Investment Allocation Form...............................Appendix B

                                  THE OFFERING

Securities Offered

         The securities offered hereby are participation interests in the Plan and up to 10,645 shares (assuming the actual purchase price is $10 per share) of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Company is the issuer of the Common Stock. Only employees of the Bank who meet the eligibility requirements under the Plan may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation, and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Bank is 789 Farnsworth Avenue, Bordentown, New Jersey 08505-2101. The Bank's telephone number is (609) 298-0723.

Election to Purchase Common Stock in Connection with the Conversion

         In connection with the Bank's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to a new investment fund ("the Employer Stock Fund") and which will used to purchase Common Stock issued in connection with the Conversion. Participants will also be permitted to direct ongoing purchases of Common Stock under the Plan after the Conversion. See "Direction to Purchase Common Stock After Conversion." The Plan's Trustee will follow the Participants' investment directions. Amounts not transferred to the Employer Stock Fund will remain invested in the other investment funds of the Plan as directed by the Participant (see "Investment of Plan Assets" herein).

Value of Participation Interests

         The assets of the Plan were valued as of June 30, 1998, and each Participant was informed of the value of his or her beneficial interest in the Plan. This value represented the market value as of June 30, 1998 of past contributions to the Plan by the Bank and by the Participants and earnings thereon, less previous withdrawals, if any. Participants may direct up to 100% of the value of their account assets to invest in the Employer Stock Fund. However, in connection with the initial offering of Common Stock, Participants who elect to purchase Common Stock in connection with the Conversion are required to invest a minimum amount of their Account assets in the Employer Stock Fund (see "Minimum Investment" herein).

Method of Directing Investments

         Appendix A of this Prospectus Supplement includes a form to direct a transfer to the Employer Stock Fund (the "Investment Form") of all or a portion of a Participant's account ("Account") under the Plan. Appendix B of this Prospectus Supplement includes Pentegra's Form 7 -- Change of Investment Allocation ("Form 7"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to the purchase of Common Stock issued in connection with the Conversion, he or she should indicate that investment decision on the Investment Form and Form 7. The Investment Form and Form 7 must be properly signed by the Participant in order for such Investment Form to be honored by the Plan Trustee. Additionally, a Participant may indicate the directed investment of future contributions under the Plan for investment in the Employer Stock Fund. If a Participant does not wish to make an investment election to purchase Common Stock under the Plan in the Conversion, or thereafter, he or she does not need to take any action.

Time for Directing Investment

         The deadline for submitting the Investment Form and Form 7 directing the transfer of amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is ___________ ___, 1998. The Investment Form and Form 7, which are both required to be completed correctly by a Participant at the time such forms are submitted, must be returned to the Bank's Personnel Department by 12:00 p.m. (local time) on ___________ ___, 1998.

         Subsequent to the Conversion, Participants will continue to be able to direct the investment of their Accounts under the Plan in the Employer Stock Fund and in the other investment alternatives, as detailed below.

Irrevocability of Investment Direction

         A Participant's direction to transfer amounts credited to such Participant's Account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable as of noon on ___________ ___, 1998. If a Participant fails to submit a completed Investment Form and Form 7 on or before noon on __________ ___, 1998, such Participant will not be allowed to direct his or her Account to purchase Common Stock in the Company's initial public offering. However, Participants will be able to direct their Accounts to purchase Common Stock after the Conversion by directing amounts in their Accounts into the Employer Stock Fund.

Direction to Purchase Common Stock After the Conversion

         Following completion of the Conversion, a Participant shall be permitted to direct that a certain percentage of such Participant's interests in the Trust Fund be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in the other investment funds available in accordance with the terms of the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf will be invested in the Employer Stock Fund investing in the Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed daily by filing a Change of Investment Allocation Form with the Plan Administrator or by calling Pentegra's voice response unit at (800) 433-4422 and changing their investment allocation by phone.

Purchase Price of Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

         Account assets directed for investment in the Employer Stock Fund after the Conversion shall be invested by the Trustee to purchase shares of Common Stock in open market transactions. The price paid by the Trustee for shares of Common Stock in the Conversion, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Nature of Participant's Interest in the Common Stock

         The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the Account of any Participant. Dividend rights associated with the Common Stock held by the Employer Stock Fund shall be allocated to such Employer Stock Fund. Any increase (or decrease) in the value of such fund attributed to dividend rights shall be reflected in a Participant's allocable interest in the Employer Stock Fund.

Voting and Tender Rights of Common Stock

         The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote or tender, each Participant will be allocated a number of voting or tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted or tendered in the affirmative and negative on each matter shall be determined by the number of voting instruction rights or tender instruction rights exercised in the affirmative and negative, respectively, from the Participants. With respect to shares for which no voting instruction rights or tender instruction rights are received by the Trustee, the Trustee shall vote or tender such shares within its discretion as a fiduciary under the Plan or as directed by the Plan Administrator.

Minimum Investment

         The minimum investment of assets directed by a Participant for the purchase of Common Stock in the Conversion shall be $250.00 and may only be specified in increments of $10.00 Funds may be directed for the purchase of such Common Stock attributable to a Participant's Account whether or not such Account assets are 100% vested at the time of such investment election. With respect to investment in the Employer Stock Fund after the Conversion, there is no minimum level of investment specific to this investment fund.

                             DESCRIPTION OF THE PLAN

General

         The Bank adopted a multiple employer defined contribution plan (the "Financial Institutions Thrift Plan") effective April 1, 1994. The Bank terminated its participation in the Financial Institutions Thrift Plan and adopted the Plan effective June 1, 1998, in order to permit the investment of Plan assets in Common Stock. The Plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The Plan will be submitted to the Internal Revenue Service (the "IRS") in a timely manner for a determination that the Plan is qualified under Section 401(a) of the Code and that its trust is qualified under Section 501(a) of the Code. The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the continued qualified status of the Plan under the Code and applicable Treasury Regulations.

         Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Plan.

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

         Reference to Full Text of Plan. The statements contained in this Prospectus Supplement are summaries of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan which is filed as an exhibit to the registration statement filed with the Securities and Exchange Commission. Copies of the Plan are available for inspection to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

         All employees of the Bank, who are at least 21 years of age, other than those who are included in a bargaining unit where retirement benefits have been the subject of good faith bargaining, are eligible to participate in the Plan as of the 1st of January or July following completion of one year of service (during which the employee works at least 1,000 hours during a 12-month period) with the Bank. As of December 31, 1997, there were approximately six (6) employees eligible to participate in the Plan and six (6) employees had elected to participate in the Plan.

Contributions and Benefits Under the Plan

         Employee Contributions. Each Participant in the Plan is permitted to elect to reduce his monthly Salary (as defined below) pursuant to a "Salary Reduction Agreement" by an amount not less than 1% and not more than 15% and have that amount ("Elective Deferral") contributed to the Plan on such Participant's behalf. Changes in the level of such Elective Deferrals may be made to be effective as of the following pay period. Participants may suspend such Elective Deferrals at any time. Such amounts are credited to the Participant's "Salary Reduction Account." For purposes of the Plan, "Salary" means a Participant's total taxable compensation as reported on his or her Form W-2 (exclusive of any compensation deferred from a prior year). A Participant may elect to modify the amount contributed to the Plan under such Participant's Salary Reduction Agreement each pay period by providing notice to the Plan Administrator in accordance with procedures established by the Plan Administrator from time to time. Elective Deferrals are transferred by the Bank to the Trustee of the Plan.

         Matching Contributions. The Bank will contribute a matching contribution ("Matching Contributions") in addition to each Participant's
Elective  Deferral  of up to 50%  of  the  amount  of a  Participant's  Elective
Deferral  to a  maximum  of  6%  of  the  Participant's  Salary.  Such  Matching
Contributions are subject to revision by the Bank from time to time. Such Matching Contributions shall be subject to the applicable vesting schedule noted hereinafter.

Limitations on Contributions

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions and forfeitures allocated to each Participant's Salary Reduction Account during any Plan Year may not exceed the lesser of 25% of the Participant's ss. 415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's ss. 415 Compensation is a Participant's compensation, excluding any employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined qualified plans of the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:

                  (i) Any excess amount in the Participant's Account will be used to reduce the Bank's contributions for such Participant in the next limitation year, and each succeeding limitation year if necessary;

                  (ii) If an excess amount still exists, and the Participant is not covered by the Plan at the end of the limitation year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Bank contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary; and

                  (iii) If a suspense account is in existence at any time during the limitation year, the Participant will not receive an allocation of investment gains and losses.

         Limitation on Employee Contributions. The amount of a Participant's Elective Deferrals (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity), on an annual basis, may not exceed $10,000 adjusted for increases in the cost of living as permitted by the Code. Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

         Limitation  on Plan  Contributions  for Highly  Compensated  Employees.
Section 401(k) of the Code limits the amount of Elective Deferrals that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of Elective Deferrals made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Elective Deferrals credited to the Salary Reduction Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (a) 200% of the actual deferral percentage of all other eligible employees, or (b) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary employee and employer matching contributions credited to the Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of (a) 200% of the actual contribution percentage of all other eligible employees, or (b) the actual contribution percentage of all other eligible employees plus two percentage points.

         In general, a Highly Compensated Employee includes any employee who, during the Plan Year (1) was a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of an employer, or stock possessing more than 5% of the total combined voting power of all stock of an employer), or (2) received compensation from an employer for the preceding year in excess of $80,000 and, if the employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence adjust annually to reflect increases in the cost of living.

         In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

         Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

         In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Company, (3) a 5% owner of the Bank, (i.e., owns directly or indirectly more than 5% of the stock of the Company, or stock possessing more than 5% of the total combined voting power of all stock of the Company), or (4) a 1% owner of the Company having annual compensation in excess of $160,000.

Investment of Plan Assets

         All amounts credited to Participants' Accounts under the Plan are held in the Plan's trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Directors. Prior to the Conversion, all Plan assets are invested in the funds listed below, except for the Employer Stock Fund. Upon the Conversion, the Accounts of a Participant held in Trust under the Plan will be invested by the Trustee, at the direction of the Participant, in the following funds, including the Employer Stock Fund:

         a.       S&P 500 Stock Fund
         b.       Stable Value Fund
         c.       S&P MidCap Stock Fund
         d.       Money Market Fund
         e.       Government Bond Fund
         f.       Income Plus Asset Allocation Fund
         g.       Growth and Income Asset Allocation Fund
         h.       Growth Asset Allocation Fund
         i.       International Stock Fund

A brief summary of such funds is as follows:

         S&P 500 Stock Fund: Invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

         Stable Value Fund: Invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. Its objective is short-to-intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of a Participant's investment.

         S&P MidCap Stock Fund: Invests in the stocks of mid-sized U.S. companies. Its objective is long-term: to earn higher returns which reflect the growth potential of such companies.

         Money Market Fund: Invests in a broad range of high-quality short-term instruments. Its objective is short-term to achieve competitive short-term rates or return while preserving the value of the Participant's principal.

         Government Bond Fund: Invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

         Income Plus Asset Allocation Fund: Invests approximately 80% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is intermediate-term: to preserve the value of a Participant's investment over short periods of time and to offer some potential for growth.

         Growth and Income Asset Allocation Fund: Invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

         Growth Asset Allocation Fund: Invests the majority of its assets in stocks -- domestic as well as international. Its objective is long-term: to pursue high growth of a Participant's investment over time.

         International Stock Fund: Invests in over 1,000 foreign stocks in 20 countries. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

Employer Stock Fund

         The Employer Stock Fund will consist of investments in Common Stock made on the effective date of the Conversion. Cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. On the occasion of a payment of a cash dividend, the Trustee may use the dividend to purchase additional shares of Common Stock. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock of the Company as of the effective date of the Conversion. Following the Conversion, the Employer Stock Fund may purchase shares of Common Stock in the open market or from Participants' Accounts directing the sale of such Account assets. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits or other short-term investments.

         When Common Stock is purchased in the Conversion no sales commissions will be paid. The Bank expects to pay any transfer fees and other expenses incurred in the purchase of Common Stock for the Employer Stock Fund. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits, and similar changes.

         As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

         In connection with the Conversion, Participants may, prior to the expiration of the Subscription Offering being conducted by the Company in connection with the Conversion, elect to liquidate all or part of their investments in the other investment funds under the Plan and transfer the liquidation proceeds to the Employer Stock Fund. See "Time for Directing Investment." Such an investment election will be evidenced by a properly signed and timely delivered Investment Form and Form 7. The Trustee will then subscribe to purchase in the Conversion the maximum number of shares of Common Stock of the Holding Company that may be purchased by Participants with the amounts allocated to the Employer Stock Fund as of the end of the subscription period. In all instances, purchases by Participants shall be subject to the individual purchase limitations set forth in the Bank's Plan of Conversion. If there is not enough Common Stock in the Conversion to fill all subscriptions, the Common Stock would be apportioned and the Plan may not be able to purchase all of the Common Stock requested by the Participants. In such case, the Trustee will purchase shares of Common Stock in the open market after the Conversion to fulfill Participants' requests. Such purchases may be at prices higher than the purchase price in the Conversion.

         The Bank or the Plan Trustee may adopt investment guidelines, which may limit or restrict a Participant's investment in the Employer Stock Fund. In no event may any Participant purchase in the aggregate shares of Common Stock through the Employer Stock Fund, or otherwise, in an amount in excess of 6,000 shares of Common Stock being offered by the Company in the Conversion. (See the discussion under "The Conversion -- Limitations on Purchases of Shares" in the accompanying Prospectus for clarification of purchases aggregated for purposes of this purchase limitation.)

         Each Participant who makes an election to direct investment of assets under the Employer Stock Fund may liquidate such investment at a future date, in whole, or in part, by filing a Change of Investment Allocation Form with Pentegra, or by using Pentegra's voice response unit by calling (800) 433-4422, in accordance with established procedures to dispose of such Plan investment and reinvest the net proceeds in an alternative investment under the Plan. The
Trustee shall complete such sale as soon as administratively feasible. The proceeds of such sale, net of expenses, shall be allocated to the Participant's Account and reinvested in accordance with the Plan.

         Please refer to the section "Restrictions on Resale" contained herein for additional information related to the sale of Common Stock held under the Employer Stock Fund as an investment in a Participant's Account.

         Investments in the Employer Stock Fund may involve certain special risks related to investment in Common Stock of the Company. For a discussion of these risk factors, see "Special Considerations" in the Prospectus. Please note that investment in the Employer Stock Fund is not an investment in a savings account or certificate of deposit, and such investment in the Common Stock through the Employer Stock Fund is not insured by the FDIC or any other regulatory agency. Further, no assurances can be given with respect to the price at which such Common Stock may be sold in the future.

Investment Accounts

         The Trust assets are invested by the Trustee pursuant to Participants' directions, as described below. Each investment fund is valued as of the end of each business day.

         Each Participant directs that the contributions made shall be invested to purchase units for his or her credit in one or more of the above listed funds. Participants may elect a new investment mix for future contributions to the Plan once per business day. Participants are entitled to designate what percentage of employee contributions made on their behalf will be invested in the various investment funds offered by the Plan. Reallocation and reinvestment of previously invested contributions may be made daily. To the extent that a Participant fails to make an investment direction, his or her accounts are invested in units of the Money Market Fund.

         The Plan provides that a Participant may direct the Trustee to invest all or a portion of his or her Account in the investment funds set forth above. In addition, as of [DATE], a Participant may make an investment election to invest all, or a portion thereof, of a Participant's Account in the Employer Stock Fund for the purchase of Common Stock to be purchased in the Conversion, or thereafter, as described below. Participants may change their investment directions or direct a transfer among investment funds, provided that changes of investment direction or directions to transfer are made in accordance with the terms of the Plan.

         A Participant may elect to have both past and future contributions and additions to the Participant's accounts invested in such other accounts as set forth above. These elections will be effective, provided such notice is filed in accordance with procedures established by the Plan Administrator from time to time. Any amounts credited to a Participant's Account for which investment directions are not given will be invested in accordance with the terms of the Plan.

         The net gain (or loss) of the invested funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) will be determined daily during the Plan Year. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

         Contributions under the Plan have been invested in the various investment accounts available for investment under the funds as described herein. The annual percentage return on these funds for calendar years 1997, 1996 and 1995 was approximately:

Fund                                          1997           1996       1995
----                                          ----           ----       ----

Money Market Fund                              5.5%           5.6%       6.2%
Stable Value Fund                              6.2%           6.5%       6.8%
Government Bond Fund                          15.4%          (2.3%)     32.0%
S&P 500 Stock Fund                            32.7%          22.3%      36.9%
S&P MidCap Stock Fund                         31.5%          18.6%      30.2%
International Stock Fund                       3.6%          10.6%      15.0%
Income Plus Asset Allocation Fund              8.9%           8.3%      12.9%
Growth Asset Allocation Fund                  19.0%          18.0%      31.4%
Growth & Income Asset Allocation Fund         13.6%          12.3%      20.5%
Employer Stock Fund                           N/A            N/A        N/A

Benefits Under the Plan

         Vesting.   A   Participant,   at  all  times,   has  a  fully   vested,
nonforfeitable interest in any contributions that such Participant makes to the Plan, including the earnings thereon.

         A Participant will become vested and have a nonforfeitable interest in contributions from the Bank based on the number of years of service and the vesting schedule set forth below.

         Number of Full Years of Service      Nonforfeitable % of Account
         -------------------------------      ---------------------------
                           1                               25%
                           2                               50%
                           3                               75%
                           4                              100%

Withdrawals and Distributions From the Plan

         General. All payments in respect of a Participant's Account shall be made in cash from the Plan's Trust fund and in accordance with the provisions of the Plan. The amount of payment will be determined in accordance with the Unit (as defined in the Plan) values on the valuation date coinciding with or next following the date proper notice is filed with the Administrator, unless following such valuation date a decrease in the Unit values of the Participant's investment in any of the available investment funds occurs prior to the date such Units of the Participant are redeemed in which case that part of the payment which must be provided through the sale of existing Units shall equal the value of such Units determined on the date of redemption which date shall occur as soon as administratively practicable on or following the valuation date such proper notice is filed with the Administrator. The redemption date Unit value with respect to a Participant's investment in any of the available investment funds shall equal the value of a Unit in such investment fund, as determined in accordance with the valuation method applicable to Unit investments in such investment fund on the date the Participant's investment is redeemed.

         Payments will generally be made in a lump sum as soon as practicable after such valuation date or date of redemption, as may be applicable, subject to any applicable restriction on redemption imposed on amounts invested in any of the available Investment Funds.

         Any partial withdrawal shall be deemed to come initially from the Participant's after-tax contributions made prior to January 1, 1987, then from the Participant's after-tax contributions made after December 31, 1986 plus earnings on all of the Participant's after-tax contributions. Any partial withdrawal amounts exceeding the two preceding categories will be deemed to come from additional categories as provided in Section 7.1 of the Plan.

         Withdrawals Prior to Termination of Employment. The Bank may, at its option, permit Participants to make withdrawals from one or more of the portions of their Accounts while employed by the Bank under the terms and provisions described in the Plan.

         To the extent permitted by the Bank, a Participant may voluntarily withdraw some or all of his or her Account (other than his or her Elective Deferrals and qualified nonelective contributions treated as 401(k) deferrals except as hereinafter permitted) while in employment by filing a notice of withdrawal with the Administrator. Only one in-service withdrawal may be made in any Plan Year from each of the rollover amount of the Participant's Account and the remainder of the Participant's Account. This restriction shall not, however, apply to a withdrawal in conjunction with a hardship withdrawal.

         Notwithstanding the foregoing paragraph, a Participant may not withdraw any matching, supplemental, or qualified nonelective contributions unless (i) the Participant has completed 60 months of participation in the Plan; (ii) the withdrawal occurs at least 24 months after such contributions were made by the Bank (iii) the Bank terminates the Plan without establishing a qualified successor plan; or (iv) the Participant dies, is disabled, retires, attains age 59 1/2 or terminates employment with the Bank. For purposes of the preceding requirements, if the Participant's Account includes amounts which have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Bank, the period of time during which amounts were held on behalf of such Participant and the periods of participation of such Participant under such defined contribution plan shall be taken in account.

         A Participant may make a withdrawal of his Elective Deferrals, qualified nonelective contributions which are treated as elective deferrals, and any earnings credited thereto prior to January 1, 1989, prior to attaining age 59 1/2, provided that the withdrawal is solely on account of an immediate and heavy financial need and is necessary to satisfy such financial need. The term "immediate and heavy financial need" shall be limited to the need of funds for
(i) the payment of medical expenses (described in Section 213(d) of the Code) incurred by the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code), (ii) the payment of tuition and room and board for the next 12 months of post-secondary education of the Participant, the Participant's spouse, the Participant's children, or any of the Participant's dependents (as defined in Section 152 of the Code), (iii) the purchase (excluding mortgage payments) of a principal residence for the Participant, or
(iv) the prevention of eviction of the Participant from his principal residence or the prevention of foreclosure on the mortgage of the Participant's principal residence. The amount of any hardship withdrawal shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution as certified to the Administrator by the Participant.

         Distributions Upon Termination of Employment. A Participant who terminates employment with the Bank may request a distribution of his or her Account at any time thereafter up to attainment of age 70 1/2; provided, however, such Participant files a request for distribution with the Administrator. If a Participant does not file such a request, the value of his or her Account will be paid as soon as practicable after the Participant's attainment of age 70 1/2, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 unless otherwise provided by law. A Participant may request a distribution of all or a part of his or her Account no more frequently than once per calendar year by filing the proper request for distribution with the Administrator.

         In  lieu  of any  lump  sum  payment  of his or her  total  Account,  a
Participant who has terminated employment may elect in the request for distribution to be paid in up to 20 annual installments, provided that a Participant shall not be permitted to elect an installment period in excess of his or her remaining life expectancy. The amount of each installment will be equal to the value of the total Units in the Participant's Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining annual installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the valuation date on or next following the Administrator's receipt of the Participant's request for distribution and on each anniversary thereafter subject to applicable Treasury Regulations under Code Section 401(a)(9). The election to receive installment payments may not be subsequently changed by the Participant unless written notice is provided to the Administrator. A Participant may withdraw the balance of the Units in his or her Account in a lump sum at any time, notwithstanding the fact that the Participant previously received a distribution in the same calendar year.

         Distributions due to Disability. A Participant who is separated from employment by reason of a disability (as defined by the Plan) may withdraw his or her total Account balance under the Plan and have such amounts paid to him or her in accordance with the terms of the Plan. If a disabled Participant becomes reemployed subsequent to withdrawal of some or all of his or her Account balance, such Participant may not repay to the Plan any such withdrawn amounts.

         Distributions due to Death. If a married Participant dies, his or her spouse, as beneficiary, will receive a death benefit equal to the value of the Participant's Account determined on the valuation date on or next following the Administrator's receipt of notice that such Participant died; provided however, that if a Participant's spouse had consented in writing to the designation of a different beneficiary, the Participant's Account will be paid to such designated beneficiary. If a Participant is not married at the time of his death, his or her Account will be paid to his or her designated beneficiary.

         Distributions of Common Stock. Participants receiving a distribution from the Plan where assets under the Plan have been directed by the Participant to be invested in the Employer Stock Fund may have such assets distributed in kind in the form of Common Stock.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

         Plan Loans. A Participant may borrow money from the vested portion of his or her account. The minimum amount a Participant may borrow is $1,000. The maximum amount is 50% of a Participant's vested Account balance. A participant may never borrow more than $50,000 minus the highest outstanding balance on any individual loan during the last 12 months.

         A Participant may take up to five years to repay a general purpose loan. If the Participant is using the loan to purchase his or her primary residence, a repayment period of 15 years is permissible. A Participant must repay the loan through payroll deductions.

         If a Participant fails to make any loan repayment when due, his or her loan will be in default. If such default occurs after the first 12 monthly payments of the loan have been satisfied, the full amount of the loan will be due and payable within 60 days of the due date of the last monthly installment payment. If the outstanding balance of the loan is in default and is not repaid in the aforementioned time period, the Participant will be deemed to have received a distribution of said amount.

Administration of the Plan

         The Bank, effective June 1, 1998, will administer the Plan. The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of
Section 402 of ERISA. The Bank of New York will serve as Trustee and Custodian for all investment funds under the Plan except the Employer Stock Fund. The Bank's President, Gary N. Pelehaty, will serve as trustee with respect to the Employer Stock Fund ("Employer Stock Fund Trustee"). The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedure for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

         The Trustee receives and holds the contributions to the Plan in Trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust. The address of the Plan Administrator and the Employer Stock Fund Trustee is 789 Farnsworth Avenue, Bordentown, New Jersey, 08505. The address of the Bank of New York is One Wall Street, New York, New York, 10286.

Reports to Plan Participants

         The Administrator will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to the Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any). Participants investing in the Employer Stock Fund shall also receive a copy of the Company's Annual Report to Stockholders and a proxy statement related to stockholder meetings.

Amendment and Termination

         It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank, within its sole discretion may terminate the Plan at any time. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan that do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation, or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

         The following discussion is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Participants are urged to consult their tax advisors with respect to any distribution from the Plan and transactions involving the Plan.

         The Plan will be submitted to the IRS for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related
Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code.

         Assuming that the Plan is administered in accordance with the requirements of the Code and that the IRS issues a favorable determination as described in the preceding paragraph, participation in the Plan under existing federal income tax laws will have the following effects:

                  (a) Amounts contributed to a Participant's Salary Reduction Account and the investment earnings on this Account are not includable in a Participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualifies as a Lump Sum Distribution (as described below).

                  (b) Income earned on assets held by the Trust will not be taxable to the Trust.

         Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year of the Participant or beneficiary; (ii) on account of the Participant's death, disability, or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

         Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation in this Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by an employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of capital assets.

         Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock (i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan). The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the Treasury Regulations.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution means any amount distributed from the Plan except: (i) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives of the Participant and his or her designated beneficiary, or (b) for a specified period of ten years or more; (ii) any amount that is required to be distributed under the minimum distribution rules; and (iii) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions that are not rolled over or transferred.

         Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of the Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

         The foregoing is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan.
Accordingly, each Participant is urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Plan.

ERISA and Other Qualifications

          As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under
Section 401(a) of the Code.

Restrictions on Resale

         Any person receiving shares of Common Stock under the Plan who is an "affiliate" of the Bank or the Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933

(e.g., directors, officers, and substantial shareholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act of 1933 or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933 (the "Securities Act"). Any person who may be an "affiliate" of the Bank or the Company may wish to consult with counsel before transferring any Common Stock owned by him. Participants who serve as directors, officers or 10% stockholders of the Company are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock. In addition, directors and officers of the Bank may be restricted from transferring shares purchased in the Conversion for a period of one year in accordance with regulations of the Office of Thrift Supervision.

         Persons who are not deemed to be "affiliates" of the Bank or the Company at the time of resale will be free to resell any shares of Common Stock received by them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Bank or the Company. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate of that corporation. A person who may be deemed an "affiliate" at the time of a proposed resale will be permitted to make public resales of the Common Stock only pursuant to a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144. Such sales may be made only though brokers without solicitation and only at a time when the Company is current in filing the reports required of it under the 1934 Act.

SEC Reporting and Short-Swing Liability

         Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than ten percent of the stock of public companies, such as the Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission ("SEC"). Certain changes in beneficial ownership, such as purchases, sales, gifts, and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors, and persons beneficially owning more than ten percent of the Common Stock of the Company must be reported to the SEC annually on a Form 5 by such individuals.

         In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Company of profits realized by any officer, director, or any person beneficially owning more than ten percent of the Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Common Stock within any six-month period. The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant- directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons. Except for distributions of Common Stock due to death, disability, retirement, termination of employment, or under a qualified domestic relations order, under the Plan, Section 16(b) Persons are required to hold shares of Common Stock distributed for six months after receiving such a distribution.

Additional Information

         This Prospectus Supplement dated June 12, 1998, is part of the Prospectus of the Company dated June 12, 1998. This Prospectus Supplement shall be delivered to Plan Participants in conjunction with the Prospectus and is not complete unless it is accompanied by the Prospectus dated June 12, 1998.

                                 LEGAL OPINIONS

         The validity of the issuance of the Common Stock will be passed upon by Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C., which firm acted as special counsel for the Company and the Bank in connection with the Conversion.

                           Exhibit A: Investment Form

                                                                      Appendix-A
                                                                      ----------


                         PEOPLES SAVINGS BANK EMPLOYEES'
                     SAVINGS & PROFIT SHARING PLAN AND TRUST

                         ------------------------------

                 Participant Voluntary Investment Election Form

                         ------------------------------


Name of Plan Participant:
                          -----------------------------


Social Security Number:   -----------------------------



1.       Instructions.
         -------------

         In connection with the proposed Conversion of the Peoples Savings Bank ("Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"), the Bank has adopted the Peoples Savings Bank Employees' Savings & Profit Sharing Plan ("Plan") to permit Participants to direct all, or a portion, of the assets attributable to their Participant Account into a new fund: the Employer Stock Fund. The assets attributable to a Participant's Account under the Plan transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock (the "Common Stock") of Farnsworth Bancorp, Inc. ("Company") to be issued in the initial stock offering of the Company.

         To direct a transfer of all or a part of the funds credited to your Accounts to the Employer Stock Fund, you should complete and file this form with Gary N. Pelehaty, at 789 Farnsworth Avenue, Bordentown, New Jersey, 08505, who will retain this form and return a copy to you. If you need any assistance in completing this form, please contact Gary N. Pelehaty at (609) 298-0723. If you do not complete and return this form to the Plan Administrator by __________, 1998, at 12:00 p.m., the funds credited to your Accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

2.       Investment Directions.
         ----------------------

         As a Participant in the Plan, I hereby voluntarily elect to direct the Trustee of the Plan to invest the below indicated dollar sum of my Participant Account balance under the Plan as indicated below.

         I hereby voluntarily elect and request to direct investment of the below indicated dollar amount of my Participant Account funds for the purchase of the Common Stock to be issued in the Bank's mutual-to-stock Conversion as indicated below (minimum investment of $250.00; rounded to the nearest $10.00 increment; maximum investment permissible is 6,000 shares of the Common Stock being offered or $60,000): $___________. Enter your $ level of requested purchase through the Plan. Such amount does not exceed the vested portion of assets held under the Plan for the underlying Participant.

Please note that the actual number of shares of Common Stock purchased on your behalf under the Plan may be limited or reduced in accordance with the Plan of Stock Conversion of the Bank based upon the total number of shares of Common Stock subscribed for by other parties.

         All other funds in my Participant Account will remain invested as previously requested. All future contributions under the Plan will continue to be invested as previously requested.

3.       Acknowledgement.
         ----------------

         I fully understand that this self-directed portion of my Participant Account does not share in the overall net earnings, gains, losses, and appreciation or depreciation in the value of assets held by the Plan's other investment funds, but only in my Account's allocable portion of such items from the Directed Investment Account invested in the Common Stock. I understand that the Plan's Trustee, in complying with this election and in following my directions for the investment of my Account, is not responsible or liable in any way for the expenses or losses that may be incurred by my Account assets invested in Common Stock under the Employer Stock Fund.

         I further understand that this one time election shall become irrevocable by me upon execution and submission of this Investment Form. Only properly signed forms delivered to the Plan Trustee on or before ____,
--------------------------------------------------------------------------------
1998,  at 12:00 p.m., will be honored.
--------------------------------------

         The undersigned Participant acknowledges that he or she has received and read the Prospectus of the Farnsworth Bancorp, Inc., dated June 12, 1998, the Prospectus Supplement dated June 12, 1998, regarding the Peoples Savings Bank Employees' Savings & Profit Sharing Plan and Trust as adopted by Peoples Savings Bank and this Investment Form. The undersigned hereby acknowledges that the shares of Common Stock to be purchased with the funds noted above are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Bank Insurance Fund, or any other governmental agency. Investment in such Common Stock will expose the undersigned to the investment risks and potential fluctuations in the market price of such Common Stock. Such investment in the Common Stock does not offer any guarantees regarding maintenance of the principal value of such investment or any projections or guarantees associated with future value or dividend payments with respect to such Common Stock. The undersigned has read and understands the above listed documents and hereby voluntarily makes and consents to this investment election and voluntarily signed his (her) name as of the date listed below. If you so elect, you may choose not to make any investment decision at this time.

------------------------    -------------        ------------------------     -------------
Witness                     Date                 Participant                  Date

------------------------    -------------        ------------------------     -------------
Witness                     Date                 Participant's Spouse         Date


For the Trustee                                  For the Plan Administrator

------------------------    -------------        ------------------------     -------------
                            Date                                              Date

                                                                      Appendix-B
                                                                      ----------

FORM 7

CHANGE OF INVESTMENT ALLOCATION


MEMBER DATA (Please Type or Print Clearly):


         1.  Soc. Sec. Number
                              ------------------------------


         2.  Name
                  --------------------------------------------------------------
                           Last                    First          Middle Initial


         3.  Current Address
                             ---------------------------------------------------
                                 Street             City       State    Zip Code


SECTION I
NEW INVESTMENT DIRECTIONS (Applicable to Future Contributions Only):

I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by my Employer, including those contributions and/or repayments received by the Peoples Savings Bank Employees' Savings and Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following whole percentages.

                  S&P 500 Stock Fund                                  ______%
                  Stable Value Fund                                   ______%
                  S&P MidCap Stock Fund                               ______%
                  Money Market Fund                                   ______%
                  Government Bond Fund                                ______%
                  International Stock Fund                            ______%
                  Income Plus Asset Allocation Fund                   ______%
                  Growth Asset Allocation Fund                        ______%
                  Growth & Income Asset Allocation Fund               ______%
                  Farnsworth Bancorp, Inc. Stock Fund                 ______%


SECTION II
NEW INVESTMENT DIRECTIONS (Applicable to Accumulated Balances Only)

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following Funds, to the extent permissible, be transferred out of the specified Fund and invested in the selected Funds in whole percentages.

THE TOTAL OF YOUR FUND TO FUND PERCENTAGES MUST TOTAL 100%


_____% from                               _____% from                               _____% from
S&P 500 Stock Fund to:                    Stable Value Fund to:                     S&P MidCap Stock Fund to:

_____% Stable Value Fund                  _____% S&P 500 Stock Fund                 _____% S&P 500 Stock Fund

_____% S&P MidCap Stock Fund              _____% S&P MidCap Stock Fund              _____% Stable Value Fund

_____% Money Market Fund                  _____% Money Market Fund                  _____% Money Market Fund

_____% Government Bond Fund               _____% Government Bond Fund               _____% Government Bond Fund

_____% International Stock Fund           _____% International Stock Fund           _____% International Stock Fund

_____% Income Plus Fund                   _____% Income Plus Fund                   _____% Income Plus Fund

_____% Growth and Income Fund             _____% Growth and Income Fund             _____% Growth and Income Fund

_____% Growth Fund                        _____% Growth Fund                        _____% Growth Fund

     % Farnsworth Bancorp, Inc. Stock         % Farnsworth Bancorp, Inc. Stock           % Farnsworth Bancorp, Inc. Stock
=====                                     =====                                     =====
  100                                       100                                       100



_____% from                               _____% from                               _____% from
Money Market Fund to:                     Government Bond Fund to:                  International Stock Fund to:

_____% S&P 500 Stock Fund                 _____% S&P 500 Stock Fund                 _____% S&P 500 Stock Fund

_____% Stable Value Fund                  _____% Stable Value Fund                  _____% Stable Value Fund

_____% S&P MidCap Stock Fund              _____% S&P MidCap Stock Fund              _____% S&P MidCap Stock Fund

_____% Government Bond Fund               _____% Money Market Fund                  _____% Money Market Fund

_____% International Stock Fund           _____% International Stock Fund           _____% Government Bond Fund

_____% Income Plus Fund                   _____% Income Plus Fund                   _____% Growth and Income Fund

_____% Growth and Income Fund             _____% Growth and Income Fund             _____% Income Plus Fund

_____% Growth Fund                        _____% Growth Fund                        _____% Growth Fund

     % Farnsworth Bancorp, Inc. Stock          % Farnsworth Bancorp, Inc. Stock          % Farnsworth Bancorp, Inc. Stock
=====                                     =====                                     =====
  100                                       100                                       100



_____% from                               _____% from                               _____% from
Income Plus Asset Allocation Fund         Growth and Income Asset Allocation        Growth Asset Allocation Fund to:
to:                                       Fund to:

_____% S&P 500 Stock Fund                 _____% S&P 500 Stock Fund                 _____% S&P 500 Stock Fund

_____% Stable Value Fund                  _____% Stable Value Fund                  _____% Stable Value Fund

_____% S&P MidCap Stock Fund              _____% S&P MidCap Stock Fund              _____% S&P MidCap Stock Fund

_____% Money Market Fund                  _____% Money Market Fund                  _____% Money Market Fund

_____% Government Bond Fund               _____% Government Bond Fund               _____% Government Bond Fund

_____% International Stock Fund           _____% International Stock Fund           _____% International Stock Fund

_____% Growth and Income Fund             _____% Income Plus Fund                   _____% Income Plus Fund

_____% Growth Fund                        _____% Growth Fund                        _____% Growth & Income Fund

     % Farnsworth Bancorp, Inc. Stock          % Farnsworth Bancorp, Inc. Stock          % Farnsworth Bancorp, Inc. Stock
=====                                     =====                                     =====
  100                                       100                                       100


NOTE: All percentages elected in Section II will be subtracted from current fund values prior to any reallocation noted under Section I of this form.

Notes:
------

No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Asset Allocation Fund, Growth and Income Asset Allocation Fund, Growth Asset Allocation Fund, and/or Farnsworth Bancorp, Inc. Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation form.

The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement described above. Such amounts will remain in either the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Asset Allocation Fund, Growth and Income Asset Allocation Fund, Growth Asset Allocation Fund, and/or Farnsworth Bancorp, Inc. Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

Any future contributions or loan repayments that are invested in the Farnsworth Bancorp, Inc. Stock Fund during the Conversion will be credited to the Participant's Account in the month following the Common Stock Subscription Offering of Farnsworth Bancorp, Inc.

If there is not enough Farnsworth Bancorp, Inc. Common Stock to fulfill all of the Participants' requests during the Conversion, the Common Stock purchased would be apportioned and additional Common Stock will be purchased in the open market (at prices which may be higher than the purchase price in the Conversion).


MEMBER'S SIGNATURE


   -------------------------------------------------------------  --------------
                           Signature of Member                        Date



Pentegra Services is hereby authorized to make the above listed change(s) to this member's record.


   -------------------------------------------------------------  --------------
   Signature of Peoples Savings Bank's Authorized Representative      Date

PROSPECTUS
Up to 548,838 Shares of Common Stock
(Anticipated Maximum, as adjusted)

                                                        FARNSWORTH BANCORP, INC.
[LOGO]                       (Proposed Holding Company for Peoples Savings Bank)
                                                           789 Farnsworth Avenue
                                                    Bordentown, New Jersey 08505

================================================================================

         Peoples Savings Bank is converting from the mutual to the stock form of organization. As part of the conversion, Peoples Savings Bank will become a wholly owned subsidiary of Farnsworth Bancorp, Inc. Farnsworth Bancorp, Inc. was formed in May 1998 and, upon consummation of the conversion, will own all of the shares of Peoples Savings Bank. The common stock of Farnsworth Bancorp, Inc. is being offered for sale to the public in accordance with a plan of conversion. The plan of conversion must be approved by the Office of Thrift Supervision and by a majority of the votes eligible to be cast by members of Peoples Savings Bank. No common stock will be sold if Peoples Savings Bank does not receive these approvals or if Farnsworth Bancorp, Inc. does not receive orders for at least the minimum number of shares.

================================================================================

                                TERMS OF OFFERING

         An independent appraiser has estimated the market value of the converted Peoples Savings Bank to be between $3,527,500 and $4,772,500 which establishes the number of shares to be offered. Subject to Office of Thrift Supervision approval, up to 548,838 shares, an additional 15% above the maximum number of shares, may be offered. Based on these estimates, we are making the following offering of shares of common stock:

o        Price Per Share:                                     $10.00

o        Number of Shares
         Minimum/Maximum/Maximum, as adjusted:                352,750           to 477,250       to  548,838

o        Underwriting Commissions and Other Expenses
         Minimum/Maximum/Maximum, as adjusted:                $330,000          $330,000         $330,000

o        Net Proceeds to Farnsworth Bancorp, Inc.
         Minimum/Maximum/Maximum, as adjusted:                $3,197,500        to $4,442,500    to  $5,158,380

o        Net Proceeds per Share
         Minimum/Maximum/Maximum, as adjusted:                $9.07             to $9.31         to  $9.40


Please refer to "Risk Factors" beginning on page ^ 14 of this document.


These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


 For information on how to subscribe, call the Stock Information Center at
                                (609) ^ 298-8797

                            -----------------------

                                Ryan, Beck & Co.
                The Date of this Prospectus is August ____, 1998

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                                 [MAP GOES HERE]







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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----


Questions and Answers About the Stock Offering...............................1
Summary......................................................................3
Selected Financial and Other Data............................................6
Recent Developments..........................................................9
Risk Factors..............................................................^ 14
Proposed Purchases by Directors and Officers..............................^ 17
Use of Proceeds...........................................................^ 17
Dividends.................................................................^ 18
Market for the Common Stock...............................................^ 19
Capitalization............................................................^ 20
Pro Forma Data............................................................^ 21
Historical and Pro Forma Capital Compliance...............................^ 27
The Conversion............................................................^ 28
Statements of Income......................................................^ 40
Management's Discussion and Analysis .....................................^ 41
Business of Farnsworth Bancorp, Inc.......................................^ 51
Business of Peoples Savings Bank..........................................^ 52
Regulation................................................................^ 66
Taxation..................................................................^ 72
Management of Farnsworth Bancorp, Inc.....................................^ 73
Management of Peoples Savings Bank........................................^ 73
Restrictions on Acquisition of Farnsworth Bancorp, Inc....................^ 79
Description of Capital Stock..............................................^ 82
Legal and Tax Matters.....................................................^ 84
Experts...................................................................^ 84
Registration Requirements.................................................^ 84
Where You Can Find Additional Information.................................^ 84
Index to Financial Statements.............................................^ 86


         This document contains forward-looking statements which involve risks and uncertainties. Farnsworth Bancorp, Inc.'s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page ^ 14 of this document.


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
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                 QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

Q:       What is the purpose of the offering?


A:       The  purpose  of the  offering  is to  raise  capital  and  change  our corporate form of organization. The offering gives you the ^ opportunity to become a stockholder of our newly formed holding company, Farnsworth Bancorp, Inc. Stockholders will share indirectly in our future as a federal stock savings bank. The stock offering will increase our capital and funds for lending and investment activities and for expanding our operations. As a stock savings institution operating through a holding company structure, we will have greater flexibility for investments.


Q:       How do I purchase the stock?

A: You must complete and return the stock order form to us (no copies will be accepted) together with your full payment, on or before 12:00 noon, Eastern time, __________, __________, 1998. If we do not receive sufficient orders by that time, the offering may be extended until ________ ____, 1998.

Q:       How much stock may I purchase?

A: The minimum purchase is 25 shares or $250. The maximum purchase for any person or persons ordering through a single account, or for any person, associate or group of persons acting in concert is 6,000 shares or $60,000 of stock sold in the conversion. We may decrease or increase the maximum purchase limitation without notifying you. In the event that the offering is oversubscribed, there will not be enough shares to fill all orders.

Q:       What happens if there are not enough shares to fill all orders?

A: You might not receive any or all of the shares you want to purchase. If there is an oversubscription in the subscription offering, the stock will be allocated in the following priorities:

          o Priority 1 - Persons who had a deposit account of at least $50.00 with us on December 31, 1996.

          o Priority 2 - Tax Qualified Employee Plans (the employee stock ownership plan of Peoples Savings Bank).

          o Priority 3 - Persons who had a deposit account of at least $50.00 with us on June 30, 1998.

          o Priority 4 - Other persons entitled to vote on the approval of the plan of conversion.

If the above persons do not subscribe for all of the shares, the remaining shares may be offered, with the help of Ryan, Beck & Co., in a community offering or a syndicated community offering. In the event of a community offering, we will give a preference to natural persons who reside in Burlington County, New Jersey. In a syndicated community offering, we would offer any remaining shares to the general public through a selling group of selected brokers/dealers organized by Ryan, Beck & Co. We have the right to reject any stock order in the community or syndicated community offerings.

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                                        1

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Q:       What particular factors should I consider when deciding whether to  buy the stock?

A: Since the common stock is expected to be listed on the OTC-Bulletin Board, an active and liquid market for the stock may not develop and, even if developed, may not be maintained. This may make it difficult for you to resell the shares you purchase. Also, before you decide to purchase stock, you should read this prospectus, including the "Risk Factors" section on pages ____-____.

Q: As a depositor or borrower member of Peoples Savings Bank, what will happen if I do not purchase any stock?

A: You presently have voting rights since we are in the mutual form; however, once we convert, voting rights will be held only by the stockholders. You are not required to purchase stock. Your deposit accounts, certificate accounts and any loans you may have with us will not be affected by the conversion.

Q: Who can help answer any other questions I may have about the stock offering?

A:       If you have any questions you should contact:

                            Stock Information Center
                            Farnsworth Bancorp, Inc.
                              789 Farnsworth Avenue
                          Bordentown, New Jersey 08505
                                (609) ^ 298-8797

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                                        2

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                                     SUMMARY

         This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the financial statements and the notes to the financial statements of Peoples Savings Bank. References in this document to "we", "us", and "our" refer to Peoples Savings Bank either in its present form or as a stock savings bank following the conversion. In certain instances where appropriate, "we", "us", or "our" refers collectively to Farnsworth Bancorp, Inc. and Peoples Savings Bank. References in this document to the "Company" refer to Farnsworth Bancorp, Inc.

The Companies
                            Farnsworth Bancorp, Inc.
                              789 Farnsworth Avenue
                          Bordentown, New Jersey 08505
                                 (609) 298-0723

         Farnsworth Bancorp, Inc. is not an operating company and has not engaged in any significant business to date. It was formed in May 1998 as a New Jersey-chartered corporation to be the holding company for Peoples Savings Bank. The holding company structure will provide greater flexibility in terms of operations, expansion and diversification. See page __________.

                              Peoples Savings Bank
                              789 Farnsworth Avenue
                          Bordentown, New Jersey 08505
                                 (609) 298-0723

         Peoples Savings Bank was originally chartered in 1880 as The Bordentown Building and Loan Association. In 1965 we merged with Peoples Building and Loan Association and became Bordentown Peoples Savings and Loan Association. We acquired Florence Township Savings and Loan Association and Beverly Building and Loan Association in 1985 and 1989, respectively. The Beverly branch was subsequently closed in 1994. In 1995, we changed our name to Peoples Savings Bank, SLA. In 1996 we converted from a state-chartered mutual savings bank to a federally-chartered mutual savings bank, and concurrently changed our name to Peoples Savings Bank.


         We are a community and customer-oriented federal mutual savings bank with two branch offices located in Burlington County. We provide financial services to individuals, families and small businesses. Historically, we have emphasized residential mortgage lending, primarily originating one-to four-family mortgage loans. At March 31, 1998, we had total assets of $38.7 million, deposits of $36.1 million, and retained earnings of ^ $2.3 million. See pages ________ to ________.


The Stock Offering


         We are offering between 352,750 and 477,250 shares of common stock at $10.00 per share. We may increase the offering to 548,838 shares without further notice to you. We would do this for two reasons: changes in our financial condition or market conditions that occur before we complete the conversion; or to fill the order ^ for our employee stock ownership plan. Any increase over 548,838 shares would require the approval of the Office of Thrift Supervision (the "OTS"). If we do increase the size of the offering ^ up to 548,838 shares, you may not change or cancel any stock order previously delivered to us.


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                                        3

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Stock Purchases

         The shares of common stock will be offered on the basis of priorities. If you are a depositor or borrower member, you will receive subscription rights to purchase the shares. The shares will be offered first to persons with subscription rights in a subscription offering, and any remaining shares may be offered in a community offering and/or a syndicated community offering. See pages ________ to __________.

Subscription Rights

         You may not sell or assign your subscription rights. Any transfer of subscription rights is illegal and will result in a loss of subscription rights and possibly other sanctions.

The Offering Range and Determination of the Price Per Share

         The offering range is based on an independent appraisal of the estimated market value of the common stock by FinPro, Inc., an appraisal firm experienced in appraisals of savings institutions. FinPro, Inc. has estimated that in its opinion as of June 12, 1998, the estimated valuation range of the common stock was between $3,527,500 and $4,772,500 (with a midpoint of $4,150,000). The estimated valuation range of the shares is our estimated market value after giving effect to the sale of shares in this offering.

         The appraisal was based both upon our financial condition and operations and upon the effect of the additional capital we will raise in this offering. The $10.00 price per share was determined by our board of directors. It is the price most commonly used in stock offerings involving conversions of mutual savings institutions. The independent appraisal will be updated before we complete the conversion. If the estimated market value of the common stock is either below $3,527,500 or above $5,488,380, you will be notified and will have the opportunity to modify or cancel your order. See pages ________ to
__________.

Termination of the Offering

         The subscription offering will terminate at 12:00 noon, Eastern Time, on ________ ____, 1998. Any community offering or syndicated community offering may terminate at any time without notice, but no later than ________ ____, 1998, without approval by the OTS.

Benefits to Management from the Offering

         Our employees will participate in the offering through individual purchases and through purchases of stock by our employee stock ownership plan, which is a type of retirement plan. We also intend to implement a restricted stock plan and a stock option plan, which may benefit the President and other officers and directors. If we adopt the restricted stock plan, our officers and directors will be awarded stock at no cost to them. The restricted stock plan and stock option plan may not be adopted until after the conversion and are subject to stockholder approval and compliance with OTS regulations.

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                                        4

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Use of the Proceeds Raised from the Sale of Common Stock

         Approximately 75% of the net proceeds the Company receives from the sale of its common stock will be contributed to the Bank as payment for our stock. Part of the Company's remaining funds will be loaned to the bank employee stock ownership plan to fund its purchase of 8% of the shares sold in the conversion. Remaining proceeds will initially be placed in short-term investments. These funds may later be used for stock repurchases or for the payment of dividends.


         The funds the Bank receives from the sale of our stock to the Company will increase our capital for future lending and investment. In the ^ future, we also plan to use a portion of the proceeds to expand our operations by establishing a new branch office. A portion of the funds we receive may be used for the purchase of up to 4% of the shares offered in the conversion for the restricted stock plan which is expected to be adopted following the conversion.

See page __________.

Dividends

         Farnsworth Bancorp, Inc. does not initially expect to pay dividends. We may, however, at a later time establish a dividend policy. See page __________.

Market for the Common Stock

         It is expected that our common stock will be quoted on the OTC-Bulletin Board. An active and liquid trading market, however, may not develop or be maintained. Investors should have a long-term investment intent. Persons purchasing shares may not be able to sell their shares when they desire or sell them at a price equal to or above $10.00. Ryan, Beck & Co. is expected to make a market in the common stock. Ryan, Beck & Co. will, however, not be subject to any obligation with respect to such efforts. See page __________.


Important Risks in Owning Farnsworth Bancorp, Inc.'s Common Stock

         Before you decide to purchase stock in the offering, you should read the "Risk Factors" section on pages ____ -____ of this document.


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                                        5

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                        SELECTED FINANCIAL AND OTHER DATA

         We are providing the following summary financial information. This information is derived from our 1997 and 1996 audited financial statements, as well as our unaudited period at and for the six months ended March 31, 1998 and 1997, as shown. The unaudited financial information at March 31, 1998, and for the six months ended March 31, 1998 and 1997, reflects all adjustments (consisting only of normal recurring adjustments) which are considered necessary to present fairly the financial information for such periods. The following information is only a summary and you should read it in conjunction with our financial statements and notes thereto beginning on page F-1. The operating data for the six month periods ended March 31, 1998 is not necessarily indicative of the results to be expected for the full year.


Selected Financial Data

                                                        At March 31,               At September 30,
                                                        ------------        ----------------------------
                                                            1998              1997              1996
                                                        ------------        -------           ---------
                                                                     (Dollars in thousands)
 Total amount of:
  Assets..........................................         $38,685          $37,619            $34,362
  Loans receivable, net...........................          28,280           26,409             23,261
  Mortgage-backed securities......................           2,540            3,016              2,781
  Investment securities, net......................           2,886            3,852              5,467
  Cash and cash equivalents.......................           2,925            2,365                483
  Deposits........................................          36,088           35,197             29,570
  FHLB advances...................................              --               --              2,435
  Retained earnings (substantially restricted)....           2,225            2,088              1,879

Number of:
  Deposit accounts................................           6,548            5,923              5,530
  Full service offices............................               2                2                  2


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                                        6

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Summary of Operations


                                                                 For the            For the
                                                            Six Months Ended       Year Ended
                                                                March 31,         September 30,
                                                            -----------------   -----------------
                                                              1998      1997      1997      1996
                                                            -------   -------   -------   -------
                                                                         (In thousands)
Interest income .........................................   $ 1,333   $ 1,263   $ 2,635   $ 2,369
Interest expense ........................................       677       688     1,409     1,222
                                                            -------   -------   -------   -------
Net interest income .....................................       656       575     1,226     1,147
Provision for loan losses ...............................        59         4         8        13
                                                            -------   -------   -------   -------
Net interest income after provisions for loan losses ....       597       571     1,218     1,134
 Noninterest income .....................................       133        79       161       111
Noninterest expense(1) ..................................       578       566     1,106     1,287
                                                            -------   -------   -------   -------
Income (loss) before income taxes .......................       152        84       273       (42)
Income tax expense (benefit) ............................        38        22        81       (22)
                                                            -------   -------   -------   -------
Net income (loss) .......................................   $   114   $    62   $   192   $   (20)
                                                            =======   =======   =======   =======


----------------
(1) Includes a non-recurring expense of $192,000, or $121,000 net of taxes, for the year ended September 30, 1996 for a one-time deposit premium to recapitalize the SAIF. Excluding this non-recurring expense, net income would have been $101,000.

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                                        7

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Key Operating Ratios


                                                         At or For the Six Months         At or For the Year Ended
                                                           Ended March 31,                      September 30,
                                                   ----------------------------           -------------------------
                                                     1998(1)           1997(1)              1997             1996
                                                   -----------      -----------           ---------       ---------
Performance Ratios:
Return on average assets (net income
  (loss) divided by average total assets).......      0.60%              0.34%              0.51%           (0.05)%
Return on average equity (net income
   (loss) divided by average equity)............     10.44               6.43                9.98           (1.02)
Average equity to average assets................      5.78               5.29                5.29            5.80
Equity to assets................................      5.75               5.09                5.55            5.47
Interest rate spread............................      3.34               3.25                3.28            3.52
Net interest margin.............................      3.68               3.39                3.50            3.62
Average interest-earning assets to
  average interest-bearing liabilities..........    108.90             103.08              105.63          102.81
Net interest income after provision for
  loan losses, to total noninterest
  expenses......................................    103.29             100.88              110.12           88.11

Asset Quality Ratios:
Nonperforming loans to total assets.............      0.69                 --                0.53            0.03
Nonperforming assets to total assets............      0.69               0.33                0.53            0.89
Nonperforming loans to total loans..............      0.94                 --                0.75            0.04
Allowance for loan losses to total loans........      0.44               0.25                0.25            0.25
Allowance for loan losses to
  nonperforming loans...........................     46.99                N/A(2)            33.16          644.44



-------------------
(1)      Ratios are annualized where appropriate.
(2) At March 31, 1997 there were no nonperforming loans. The allowance for loan losses was $62,000.

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                                        8

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                               RECENT DEVELOPMENTS

Selected Financial and Other Data

         Set forth below are summaries of our historical financial and other data at the dates and for the periods indicated. Financial data as of June 30, 1998, and for the three and nine months ended June 30, 1998 and 1997 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been included. The data for the three and nine months ended June 30, 1998 are not necessarily indicative of the results of operations for the fiscal year ending September 30, 1998.

Selected Financial Data


                                                        At              At
                                                     June 30,     September 30,
                                                     --------     -------------
                                                       1998            1997
                                                     --------    --------------
                                                       (Dollars in thousands)

Total amount of:
  Assets...........................................  $39,748         $37,619
  Loans receivable, net............................   30,018          26,409
  Mortgage-backed securities.......................    2,226           3,016
  Investment securities, net.......................    2,387           3,852
  Cash and cash equivalents........................    2,986           2,365
  Deposits.........................................   37,042          35,197
  FHLB advances....................................       --              --
  Retained earnings (substantially restricted).....    2,270           2,088

Number of:
  Deposit accounts.................................    6,743           5,923
  Full service offices.............................        2               2



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                                        9

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Summary of Operations


                                                                                 For the                            For the
                                                                           Three Months Ended                  Nine Months Ended
                                                                                June 30,                           June 30,
                                                                    ---------------------------------   ---------------------------
                                                                        1998              1997              1998             1997
                                                                    -------------   -----------------   -------------   -----------
                                                                                              (In thousands)

Interest income..................................................       $695                $702          $2,028            $1,965
Interest expense.................................................        352                 374           1,029             1,062
                                                                         ---                 ---           -----             -----
Net interest income..............................................        343                 328             999               903
Provision for loan losses........................................          5                   3              64                 7
                                                                        ----                ----           -----            ------
Net interest income after provisions for loan losses.............        338                 325             935               896
Noninterest income...............................................         53                  38             186               117
Noninterest expense..............................................        313                 271             891               837
                                                                         ---                 ---             ---            ------
Income before income taxes.......................................         78                  92             230               176
Income tax expense ..............................................         30                  36              68                58
                                                                         ---                 ---             ---             -----
Net income ......................................................       $ 48                $ 56            $162            $  118
                                                                         ===                 ===             ===             =====


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                                       10

--------------------------------------------------------------------------------


Key Operating Ratios


                                                                  At or For the                          At or For the
                                                                Three Months Ended                      Nine Months Ended
                                                                     June 30,                               June 30,
                                                       -------------------------------------  ---------------------------------
                                                             1998(1)             1997(1)              1998               1997
                                                       ----------------   ------------------  ------------------   ------------
Performance Ratios:
Return on average assets (net income
  (loss) divided by average total assets).......              0.48%                0.58%               0.56%             0.43%
Return on average equity (net income
  (loss) divided by average equity).............               8.50                11.26                9.79              8.08
Average equity to average assets................               5.67                 5.16                5.75              5.24
Equity to assets................................               5.71                 5.39                5.71              5.39
Interest rate spread............................               3.34                 2.54                3.46              3.26
Net interest margin.............................               3.65                 3.61                3.67              3.47
Average interest-earning assets to
  average interest-bearing liabilities..........             101.14               107.89              101.15            104.78
Net interest income after provision for
  loan losses, to total noninterest
  expenses......................................             107.99               119.93              104.94            107.05

Asset Quality Ratios:
Nonperforming loans to total assets.............               0.32                   --                0.32                --
Nonperforming assets to total assets............               0.32                   --                0.32                --
Nonperforming loans to total loans..............               0.42                   --                0.42                --
Allowance for loan losses to total loans........               0.43                 0.25                0.43              0.25
Allowance for loan losses to
  nonperforming loans...........................             103.17                   --              103.17                --




------------------
(1)      Ratios are annualized where appropriate.


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                                       11

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           MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT DEVELOPMENTS

Comparison of Financial Condition at June 30, 1998 and September 30, 1997

         Total assets increased by $2.13 million or 5.66% due primarily to an increase in loans receivable of $3.60 million, offset by decreases in investment and mortgage-backed securities. The increase in loans receivable was due to increased deposits. The decrease in mortgage-backed securities and investment securities was due to maturities and repayments of principle.

         Deposits, after interest credited, increased $1.85 million, in part attributable to increased print and radio advertising. Retained earnings increased $182,000 as a result of net earnings during the period.

Comparison of Results of Operations for the Three Months Ended June 30, 1998

         Net Income. Net income decreased by $8,000 for the three months ended June 30, 1998, as compared to the same three months of fiscal 1997. Net income for this three month period was reduced primarily as a result of an increase in compensation and other expenses, partially offset by an increase in loan fees and a decrease in our provision for income taxes.

         Net Interest Income. Net interest income increased $15,000 due to increased mortgage loan originations. Interest expense decreased $22,000 due to repayment of borrowed funds and a reduction in our average cost of additional deposits due to lower market interest rates.

         Noninterest Income. Noninterest income increased by $15,000 for the three months ended June 30, 1998, compared to the same period in 1997, due to increased fees from incrased loan originations.

         Noninterest Expense. Noninterest expense increased by $42,000 or 16.50% for the three months ended June 30, 1998 from $271,000 for the same period in 1997. This increase was attributable to a $13,000 increase in expenses related to compensation and employee benefits which in turn was a result of general cost of living and merit raises for our employees. Other expenses, the significant components of which were bank charges, office supplies and miscellaneous expenses, also increased by $30,000, .

         Management believes that compensation and benefit expenses will increase in future periods as a result of the adoption of the ESOP and other stock benefit plans, if adopted. Furthermore, we anticipate that other expenses will increase as a result of the costs associated with being a public institution.

Comparison of Results of Operations for the Nine Months Ended June 30, 1998 and 1997

         Net Income. Net income increased by $44,000 for the nine months ended June 30, 1998, as compared to the same nine months of fiscal 1997. This increase was due to increased net interest income and noninterest income, partially offset by increases in noninterest expenses and loan loss provisions.

         Net Interest Income. Net interest income increased by $96,000 for the nine months ended June 30, 1998, as compared to the same nine months of fiscal 1997, due to an increase in interest-earning assets and the replacement of higher interest rate borrowings with deposits at lower interest rates.


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                                       12

--------------------------------------------------------------------------------



         Noninterest Expense. Noninterest expense increased by $54,000 or 6.55% for the nine months ended June 30, 1998, from $837,000 for the same period in 1997. This increase was due to a $12,000 increase in compensation and employee benefits-related expenses. Other expenses (bank charges, office supplies and miscellaneous expenses) also increased by $42,000.

         Noninterest Income. Noninterest income increased $69,000 for the nine months ended June 30, 1998, as compared to the same period in 1997. This was primarily due to the collection of a deficiency judgment in the amount of $54,000.

         Provision for Loan Losses. Our ratio of nonperforming loans to total assets was 0.32% at June 30, 1998. The provision for loans losses for the nine months ended June 30, 1998 increased from $7,000 for the nine months ended June 30, 1997, to $64,000, due to management's determination that a higher allowance for loan losses was necessary to protect our ability to absorb losses as we diversified our portfolio and assumed more credit risk. ^ See "Management's Discussion and Analysis -- Results of Operations for the Six Months Ended March 31, 1998 and 1997 -- Provision for Loan Losses."

         Provision for Incomes Taxes. The provision for income taxes increased during the nine month period due to increased earnings.

Regulatory Capital Requirements

         Set forth below are our regulatory capital ratios at June 30, 1998, as compared to the minimum regulatory capital requirements imposed by the OTS (dollars in thousands).



                                               Requirement                    Actual                         Excess
                                          --------------------        ----------------------        -----------------------

Tangible capital.......................   $  595        1.50%          $2,192         5.53%          $1,597          4.03%

Core capital...........................   $1,190        3.00%          $2,192         5.53%          $1,002          2.53%

Risk-based capital.....................   $1,642        8.00%          $2,400        11.69%          $  758          3.69%



--------------------------------------------------------------------------------

                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

Potential Impact of Changes in Interest Rates and the Current Interest Rate Environment

         Our ability to make a profit largely depends on our net interest income. Net interest income is the difference between what we earn on our interest-earning assets (such as mortgage loans and investment securities) and what we pay on our interest-bearing liabilities (such as deposits and borrowings). Most of our mortgage loans have fixed rates of interest and are generally originated with terms of up to 30 years, while our deposit accounts have significantly shorter terms to maturity. As a result, our interest-earning assets have longer effective maturities than our interest-bearing liabilities, which results in the yield on our interest-earning assets generally adjusting more slowly to changes in interest rates than the cost of our interest-bearing liabilities. Our net interest income, therefore, will be adversely affected by material and prolonged increases in interest rates. In addition, rising interest rates may result in a lack of customer demand for loans, which would adversely affect our earnings. See "Management's Discussion and Analysis -- Asset/Liability Management."

         Changes in interest rates can also affect the average life of loans and mortgage-backed securities. Historically a reduction in interest rates has resulted in increased prepayments of loans and mortgage-backed securities, as borrowers refinanced their mortgages in order to reduce their borrowing cost. Under these circumstances, we are subject to reinvestment risk to the extent that we are not able to reinvest such prepayments at rates which are comparable to the rates on the prepaid loans or securities.

         Changes in interest rates also can affect the value of our investment and mortgage-backed securities and our ability to realize gains from the sale of those assets which are classified as available- for-sale. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates. Increases in interest rates usually result in decreases in the carrying value of interest-earning assets which are classified as available-for-sale, which would adversely affect our results of operations if sold, or stockholders' equity if retained by the Company as a result of Statement of Financial Accounting Standards No. 115.

Decreased Return on Average Equity and Increased Expenses Immediately After Conversion

         As a result of the conversion, our equity will increase substantially. We anticipate that it will take time to prudently deploy the capital raised from the offering. Our expenses will increase because of the costs associated with our employee stock ownership plan, restricted stock plan, and the costs of being a public company. We do not know if we will receive sufficient other income to offset these additional costs. Because of the increases in our equity and expenses, our return on equity may decrease as compared to our performance in previous years. A lower return on equity could limit the trading price potential of the common stock. Moreover, we initially intend to invest the net proceeds in short-term investments which generally have lower yields than residential mortgage loans. For 1997 our return on retained earnings was 9.98%. See "Use of Proceeds."

Lack of Active Market for Common Stock

         Due to the small size of the offering, it is unlikely that an active trading market will develop or be maintained. If an active market does not develop, you may not be able to sell your shares promptly or at a price equal to or above the price you paid for them. It is anticipated that the Company's common stock will be traded in the over-the-counter ("OTC") market with quotations available through the OTC- Bulletin Board. See "Market for the Common Stock."

Anti-Takeover Provisions and Statutory Provisions That Could Discourage Hostile Acquisitions of Control

         Provisions in the Company's certificate of incorporation and bylaws, the general corporation code of New Jersey, and certain federal regulations may make it difficult for someone to pursue a tender offer, change in control or takeover attempt which is opposed by our management and board of directors. These provisions include: restrictions on the acquisition of the Company's equity securities and limitations on voting rights; the classification of the terms of the members of the board of directors; certain provisions relating to meetings of stockholders; denial of cumulative voting to stockholders in the election of directors; the ability to issue preferred stock and additional shares of common stock without shareholder approval; and super majority provisions for the approval of certain business combinations. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current board of directors or management of the Company more difficult. In addition, the effect of these provisions could be to limit the trading price potential of our stock. See "Restrictions on Acquisition of Farnsworth Bancorp, Inc."

Possible Voting Control by Directors and Officers

         Our officers and directors intend to purchase approximately 9.8% of the common stock offered in the conversion based on the sale of 415,000 shares at the midpoint of the estimated valuation range. These purchases together with the purchase of shares by our employee stock ownership plan, as well as the potential acquisition of common stock through the stock option plan and restricted stock plan, could make it difficult for a stockholder to obtain majority support for stockholder proposals which are opposed by our management and board of directors. In addition, the voting of those shares could block the approval of transactions (i.e., business combinations and amendments to our articles of incorporation and bylaws) requiring the approval of 80% of the stockholders under the Company's articles of incorporation. See "Proposed Purchases by Directors and Officers," "Management of Peoples Savings Bank -- Executive Compensation," "Description of Capital Stock," and "Restrictions on Acquisition of Farnsworth Bancorp, Inc."

Possible Dilutive Effect of Restricted Stock Plan and Stock Options

         Upon completion of the conversion, shareholders will be asked to approve the restricted stock plan and stock option plan. If approved, we will issue stock and options to purchase stock to our officers and directors through these plans. If the shares for the restricted stock plan and stock options are issued from our authorized but unissued stock, your voting interests may be diluted by up to approximately 12.3%. See "Pro Forma Data," "Management of Peoples Savings Bank -- Proposed Future Stock Benefit Plans," and "-- Restricted Stock Plan."

Financial Institution Regulation and Future of the Thrift Industry

         We are subject to extensive regulation, supervision, and examination by the OTS and the Federal Deposit Insurance Corporation (the "FDIC"). Bills have been introduced in Congress that could curtail the powers of unitary thrift holding companies. Other legislation has been considered that would consolidate the OTS with the Office of the Comptroller of the Currency ("OCC") and require us to adopt a commercial bank charter. If we become a commercial bank, our investment authority and the ability of the Company to engage in diversified activities may be limited, which could adversely affect our value and profitability. See "Regulation."

Restrictions on Repurchase of Shares

         Generally, during the first year following the conversion, the Company may not repurchase its shares. During each of the second and third years following the conversion, the Company may repurchase up to 5% of its outstanding shares. During those periods, even if we believe that additional repurchases would be a prudent use of funds, we would not be able to do so without first obtaining OTS approval. There is no assurance that OTS approval would be given. See "The Conversion -- Restrictions on Repurchase of Shares."

Possible Year 2000 Computer Problems

         A great deal of information has been disseminated about the widespread computer problems that may arise in the year 2000. Computer programs that can only distinguish the final two digits of the year entered (a common programming practice in earlier years) are expected to read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or are expected to be unable to compute payment, interest or delinquency. Rapid and accurate data processing is essential to the operation of the Bank. Data processing is also essential to most other financial institutions and many other companies.


         All our material data processing that could be affected by ^the year 2000 issue described above is provided by a third party service bureau. The service bureau used by the Bank has advised us that ^ their computer services will function properly on and after January 1, 2000. Additional testing of the system is scheduled for August 1998. The service bureau has advised us that they will keep us apprised of the results of the testing. We are also in the process of upgrading our teller equipment to be Year 2000 compliant and we expect this upgrade to be completed by the fourth quarter of 1998. We do not believe that the costs of year 2000 compliance will have a material adverse effect on our financial condition or results of operations. If by the end of 1998 ^ our primary data processing service bureau ^has encountered unforseen problems and, as a result, will not be year 2000 compliant within the necessary timeframe, we will seek a secondary data processing service provider to complete the task. If we are unable to do this, we will identify those steps necessary to minimize the negative impact the computer problems could have on us. ^ Any delays, mistakes or failures^ resulting from failure of our data processing service provider to be year 2000 compliant could have a significant adverse impact on our financial condition and results of operations. See "Management's Discussion and Analysis -- Year 2000 Issues."

                  PROPOSED PURCHASES BY DIRECTORS AND OFFICERS

         The following table sets forth the approximate purchases of common stock by each director and executive officer and their associates in the conversion. Shares purchased by officers and directors in the conversion may not be sold for at least one year. The table assumes that 415,000 shares (the midpoint of the estimated valuation range) of the common stock will be sold at $10.00 per share and that sufficient shares will be available to satisfy subscriptions in all categories.


                                                                                              Aggregate
                                                                        Total                 Price of          Percent
                                                                       Shares                  Shares          of Shares
              Name                    Position                         Purchased(1)          Purchased(1)       Sold(1)
---------------------------------   --------------------------   ------------------   -------------------   -------------
George G. Aaronson, Jr.             Director                               6,000                $60,000          1.45%
Charles E. Adams                    Director                               6,000                 60,000          1.45
Herman Gutstein                     Chairman                               6,000                 60,000          1.45
G. Edward Koenig, Jr.               Director                            ^  4,000                 40,000          0.96
Edgar N. Peppler                    Director                               6,000                 60,000          1.45
William H. Wainwright, Jr.          Director                               6,000                 60,000          1.45
Gary N. Pelehaty                    President, CEO and                     4,000                 40,000          0.96

                                    Director
Charles Alessi                      Vice President, CFO,                     800                  8,000          0.19
                                    Secretary and
                                    Treasurer

All directors and executive
  officers as a group                                                     38,800                388,000          9.35



---------------
(1) Does not include shares purchased by the employee stock ownership plan (the "ESOP").



                                 USE OF PROCEEDS


         The Company will contribute approximately 75% of the net proceeds from the offering to the Bank as payment for our stock. A portion of the net proceeds to be retained by the Company will be loaned to our employee stock ownership plan to fund its purchase of 8% of the shares sold in the conversion. See "Pro Forma Data." The balance of the net proceeds retained by the Company will initially be placed in short-term investments. These remaining proceeds may also serve as a source of funds for the payment of dividends to stockholders or for the repurchase of the shares.^ Federal regulations prohibit the repurchase of stock in the first year following conversion without OTS approval. ^Currently, we have no plans, arrangements or understandings regarding a stock repurchase.

         The funds contributed to the Bank by the Company will be used for general corporate purposes including: (i) originating and purchasing loans, (ii) investment in U.S. government and federal agency securities, or (iii) investment in mortgage-backed securities. Initially, we intend to invest the net proceeds in short- and medium-term investments such as mortgage-backed securities, until we can deploy the proceeds into higher yielding assets such as loans. The funds added to our capital will also strengthen our capital position. We may also use some of our net proceeds to fund the purchase of 4% of the shares for a restricted stock plan (the "RSP") which is anticipated to be adopted following the conversion. See "Pro Forma Data." In the near future, we plan to use a portion of the proceeds to expand our operations by establishing a new branch office.

         The net proceeds may vary because the total expenses of the conversion may be more or less than those estimated. We expect our estimated expenses to be approximately $330,000 even if the maximum of the estimated valuation range is increased to up to $5,488,380. Our estimated net proceeds will range from $3,198,000 to $4,443,000 (or up to $5,158,000 in the event the maximum of the estimated valuation range is increased to $5,488,380). See "Pro Forma Data." The net proceeds will also vary if expenses are different or if the number of shares to be issued in the conversion is adjusted to reflect a change in our estimated valuation range. Payments for shares made through withdrawals from existing deposit accounts with us will not result in the receipt of new funds for investment by us but will result in a reduction of our liabilities and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

                                    DIVIDENDS

         Upon conversion, the Company's board of directors will have the authority to declare dividends on the shares, subject to statutory and regulatory requirements. The Company, however, does not expect initially to pay cash dividends. Any declaration of dividends by the board of directors will depend upon a number of factors, including: (i) the amount of the net proceeds retained by the Company in the conversion, (ii) investment opportunities available, (iii) capital requirements, (iv) regulatory limitations, (v) results of operations and financial condition, (vi) tax considerations, and (vii) general economic conditions. Upon review of such considerations, the board may authorize future dividends if it deems such payment appropriate and in compliance with applicable law and regulation. For a period of one year following the completion of the conversion, we do not intend to pay any extraordinary dividends that would be treated for tax purposes as a return of capital or take any actions to pursue or propose such dividends. In addition, there can be no assurance that regular or special dividends will be paid, or, if paid, will continue to be paid. See "Historical and Pro Forma Capital Compliance", "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Peoples Savings Bank --Liquidation Account" and "Regulation -- Dividend and Other Capital Distribution Limitations."

         The Company is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders although the source of such dividends will be dependent in part upon the receipt of dividends from the Bank. The Company is subject, however, to the requirements of New Jersey law, which generally requires that dividends not be paid if it would cause the Company to be unable to pay its debts as they become due in the usual course of business or if, after paying the dividend, the Company's total assets would be less than its total liabilities.

         In addition to the foregoing, the portion of our earnings which has been appropriated for bad debt reserves and deducted for federal income tax purposes cannot be used by us to pay cash dividends to the Company without the payment of federal income taxes by us at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "Taxation -- Federal Taxation" and
Note 11 to our financial statements. We do not contemplate any distribution that would result in a recapture of the bad debt reserve or otherwise create federal tax liabilities.

                           MARKET FOR THE COMMON STOCK

         As a newly organized corporation, the Company has never issued capital stock, and consequently there is no established market for the common stock. It is expected that the Company's common stock will be traded in the over-the-counter ("OTC") market with quotations available through the OTC-Bulletin Board. Ryan, Beck & Co. is expected to make a market in the common stock. Making a market may include the solicitation of potential buyers and sellers in order to match buy and sell orders. Ryan, Beck & Co., however, will not be subject to any obligation with respect to such efforts. If the common stock cannot be traded on the OTC-Bulletin Board, it is expected that the transactions in the common stock will be reported in the pink sheets of the National Quotation Bureau, Inc.

         The development of an active trading market depends on the existence of willing buyers and sellers. Due to the small size of the offering, an active trading market in our common stock may not develop or be maintained. You could have difficulty disposing of your shares and so you should not view the shares as a short-term investment. You may not be able to sell your shares at a price equal to or above the price you paid for the shares.

                                 CAPITALIZATION

         The following table presents, as of March 31, 1998, our historical capitalization and the consolidated capitalization of the Company after giving effect to the conversion and the other assumptions set forth below and under "Pro Forma Data," based upon the sale of shares at the minimum, midpoint, maximum, and 15% above the maximum of the estimated valuation range (the "EVR") at a price of $10.00 per share.

                                                                                    Pro Forma Consolidated Capitalization
                                                                                          Based on the Sale of (2)(3)
                                                                         ----------------------------------------------------------
                                                        Historical
                                                      Capitalization
                                                       at March 31,        352,750        415,000          477,250         548,838
                                                          1998             Shares         Shares           Shares          Shares
                                                         ------          ------------   -------------   --------------   ---------
                                                                                  (In thousands)
Deposits(1) ..................................            $36,088          $36,088         $36,088          $36,088        $36,088
 Stockholders' equity:
 Preferred stock, $.10 per share, 1,000,000
   shares authorized; none to be issued.......            $    --          $    --         $    --          $    --        $    --
 Common stock, $.10 par value, 5,000,000
   shares authorized; total shares to be
   issued as reflected........................                 --               35              42               48             55
Additional paid-in capital....................                 --            3,163           3,778            4,395          5,103
Retained earnings, substantially restricted...              2,143            2,143           2,143            2,143          2,143
Net unrealized gains on available-for-sale
 securities...................................                 82               82              82               82             82
                                                           ------          -------         -------           ------         ------
Total equity(4)...............................              2,225            5,423           6,045            6,668          7,383

Less:
  Common stock acquired by ESOP...............                 --              282             332              382            439
  Common stock acquired by RSP................                 --              141             166              191            220
                                                             ----              ---             ---            -----           ----
Total stockholders' equity....................             $2,225           $5,000          $5,547           $6,095         $6,724
                                                            =====            =====           =====            =====          =====
Total stockholders' equity
  as a % of total assets......................               5.75%           12.06%          13.20%           14.32%         15.57%
                                                            =====            =====           =====            =====          =====

---------------------
(1)  Excludes  accrued  interest  payable on deposits.  Withdrawals from savings accounts for the purchase of stock have not been reflected in these adjustments. Any withdrawals will reduce pro forma capitalization by the amount of such withdrawals.
(2) Does not reflect the increase in the number of shares of common stock after the conversion in the event of implementation of the Option Plan or RSP. See "Management of Peoples Savings Bank - Proposed Future Stock Benefit Plans -- Stock Option Plan" and "-- Restricted Stock Plan."
(3) Assumes that 8% and 4% of the shares issued in the conversion will be purchased by the ESOP and RSP, respectively. No shares will be purchased by the RSP in the conversion. It is assumed on a pro forma basis that the RSP will be adopted by the board of directors, approved by stockholders of the Company, and approved by the OTS. It is assumed that the RSP will purchase common stock at $10.00 per share in the open market within one year of the conversion in order to give an indication of its effect on capitalization. The pro forma presentation does not show the impact of: (a) results of operations after the conversion, (b) changing market prices of shares of common stock after the conversion, or (c) a smaller than 4% purchase by the RSP. Assumes that the funds used to acquire the ESOP shares will be borrowed from the Company for a ten year term at the prime rate as published in The Wall Street Journal. For an estimate of the impact of the ESOP on earnings, see "Pro Forma Data." The Bank intends to make contributions to the ESOP sufficient to service and ultimately retire its debt. The amount to be acquired by the ESOP and RSP is reflected as a reduction from stockholders' equity. The issuance of authorized but unissued shares for the RSP in an amount equal to 4% of the outstanding shares of common stock will have the effect of diluting existing stockholders' interests by 4.32%. There can be no assurance that stockholder approval of the RSP will be obtained. See "Management of Peoples Savings Bank -- Proposed Future Stock Benefit Plans - - Restricted Stock Plan."
(4) Includes retained earnings and unrealized gains and losses on available-for-sale securities, net of taxes. The equity of the Bank will be substantially restricted after the conversion. See "Dividends," "Regulation -- Dividends and Other Capital Distribution Limitations," "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Peoples Savings Bank -- Liquidation Account" and Note 14 to the Financial Statements.

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, investable net proceeds are currently estimated to be between $3.2 million and $5.2 million at the minimum and maximum, as adjusted, of the estimated valuation range (the "EVR"), based upon the following assumptions: (i) 8% of the shares will be sold to the ESOP and 38,800 shares will be sold to executive officers and their associates;
(ii) Ryan, Beck & Co. will receive a fee of $125,000, which will include out-of-pocket expenses (including legal fees and out-of-pocket expenses of such counsel) incurred by Ryan, Beck & Co.; (iii) no shares will be sold in a syndicated community offering and (iv) other conversion expenses, excluding the fees and expenses paid to Ryan, Beck & Co., will be $205,000. In addition, because management of the Bank presently intends to adopt the RSP within the first year following the conversion, a purchase by the RSP in the conversion has been included with the pro forma data to give an indication of the effect of a 4% purchase by the RSP at a $10.00 per share purchase price in the market, even though the RSP does not currently exist and is prohibited by OTS regulation from purchasing shares in the conversion. The pro forma presentation does not show the effect of: (a) results of operations after the conversion, (b) changing market prices of the shares after the conversion, (c) less than a 4% purchase by the RSP, or (d) dilutive effects of newly issued shares under the restricted stock plan and the stock option plan (see footnotes 2 and 4).

         The following table sets forth our historical net earnings and equity prior to the conversion and the pro forma consolidated net earnings and stockholders' equity of the Company following the conversion. Unaudited pro forma consolidated net earnings and equity have been calculated for the six months ended March 31, 1998 and the fiscal year ended September 30, 1997 as if the common stock to be issued in the conversion had been sold at October 1, 1997 and October 1, 1996, respectively, and the estimated net proceeds had been invested at 5.41%, which was approximately equal to the one-year U.S. Treasury bill rate at March 31, 1998. The one-year U.S. Treasury bill rate, rather than an arithmetic average of the average yield on interest-earning assets and average rate paid on deposits, has been used to estimate income on net proceeds because it is believed that the one-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering. In calculating pro forma income, an effective state and federal income tax rate of 37% has been assumed, resulting in an after tax yield of 3.41% for the six months ended March 31, 1998 and the fiscal year ended September 30, 1997. Withdrawals from deposit accounts for the purchase of shares are not reflected in the pro forma adjustments. The computations are based upon the assumptions that 352,750 shares (minimum of EVR), 415,000 shares (midpoint of EVR), 477,250 shares (maximum of EVR) or 548,838 shares (maximum, as adjusted, of the EVR) are sold at a price of $10.00 per share. As discussed under "Use of Proceeds," a portion of the net proceeds that the Company receives will be loaned to the ESOP to fund its anticipated purchase of 8% of shares issued in the conversion. It is assumed that the yield on the net proceeds of the conversion retained by the Company will be the same as the yield on the net proceeds of the conversion transferred to us. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares. Per share amounts have been computed as if the shares had been outstanding at the beginning of the periods or at the dates shown, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

         The stockholders' equity information is not intended to represent the fair market value of the shares, or the current value of our assets or liabilities, or the amounts, if any, that would be available for distribution to stockholders in the event of liquidation. For additional information regarding the liquidation account, see "The Conversion -- Certain Effects of the Conversion to Stock Form on Depositors and Borrowers of Peoples Savings Bank -- Liquidation Account" and Note 19 to the Financial Statements. The pro forma income derived from the assumptions set forth above should not be considered indicative of the actual results of our operations for any period. Such pro forma data may be materially affected by a change in the price per share or number of shares to be issued in the conversion and by other factors. For information regarding investment of the proceeds see "Use of Proceeds" and "The Conversion -- Stock Pricing" and "-- Change in Number of Shares to be Issued in the Conversion."


                                                     At or For the Six Months Ended March 31, 1998
                                                    ------------------------------------------------
                                                     352,750    415,000      477,250     548,838
                                                    Shares at  Shares at    Shares at   Shares at
                                                     $10.00      $10.00       $10.00      $10.00
                                                    Per Share  Per Share    Per Share   Per Share
                                                    ---------  ---------    ---------   ---------
                                                   (Dollars in thousands, except per share amounts)

Gross proceeds ..................................   $ 3,528     $ 4,150     $ 4,773     $ 5,488
Less estimated offering expenses ................       330         330         330         330
                                                    -------     -------     -------     -------
  Estimated net proceeds ........................     3,198       3,820       4,443       5,158
  Less:  ESOP funded by the Company .............       282         332         382         439
         RSP funded by the Company ..............       141         166         191         220
                                                    -------     -------     -------     -------
  Estimated investable net proceeds: ............   $ 2,775     $ 3,322     $ 3,870     $ 4,499
                                                    =======     =======     =======     =======
Net income:
  Historical net income .........................   $   114     $   114     $   114     $   114
  Pro forma earnings on investable net proceeds .        47          57          66          77
  Pro forma ESOP adjustment(1) ..................        (9)        (10)        (12)        (14)
  Pro forma RSPs adjustment(2) ..................        (9)        (10)        (12)        (14)
                                                    -------     -------     -------     -------
         Total ..................................   $   143     $   151     $   156     $   163
                                                    =======     =======     =======     =======
Net income per share:(4)
  Historical net income per share ...............   $  0.35     $  0.30     $  0.26     $  0.22
  Pro forma earnings on net proceeds ............      0.14        0.15        0.15        0.15
  Pro forma ESOP adjustment(1) ..................     (0.03)      (0.03)      (0.03)      (0.03)
  Pro forma RSP adjustment(2) ...................     (0.03)      (0.03)      (0.03)      (0.03)
                                                    -------     -------     -------     -------

         Total(3) ...............................   $  0.43     $  0.39     $  0.35     $  0.31
                                                    =======     =======     =======     =======
Ratio of offering price to pro forma ^ income per
share(3) ........................................     11.6x       12.8x       14.3x       16.1x
                                                    =======     =======     =======     =======

Stockholders' equity:(4)
  Historical ....................................   $ 2,225     $ 2,225     $ 2,225     $ 2,225
  Estimated net proceeds ........................     3,198       3,820       4,443       5,158
  Less:  Common stock acquired by ESOP(1)........      (282)       (332)       (382)       (439)
         Common stock acquired by RSP(2) ........      (141)       (166)       (191)       (220)
                                                    -------     -------     -------     -------
          Total .................................   $ 5,000     $ 5,547     $ 6,095     $ 6,724
                                                    =======     =======     =======     =======
Stockholders' equity (book value) per share:(4)
  Historical ....................................   $  6.31     $  5.36     $  4.66     $  4.05
  Estimated net proceeds ........................      9.07        9.20        9.31        9.40
  Less:  Common stock acquire dby ESOP(1)........     (0.80)      (0.80)      (0.80)      (0.80)
         Common stock acquired by RSP(2) ........     (0.40)      (0.40)      (0.40)      (0.40)
                                                    -------     -------     -------     -------
         Total ..................................   $ 14.18     $ 13.36     $ 12.77     $ 12.25
                                                    =======     =======     =======     =======
Offering price as percentage of pro forma
stockholders' equity per share(5) ...............      70.5%       74.9%       78.3%       81.6%
                                                    =======     =======     =======     =======

                                                   (Footnotes on following page)

                                                                           At or For the Year Ended September 30, 1997
                                                           -----------------------------------------------------------------------
                                                            352,750             415,000              477,250             548,838
                                                           Shares at           Shares at            Shares at           Shares at
                                                             $10.00              $10.00              $10.00               $10.00
                                                           Per Share           Per Share            Per Share           Per Share
                                                           ---------           ---------            ---------           ---------
                                                                    (Dollars in thousands, except per share amounts)

Gross proceeds...........................................    $3,528              $4,150              $4,773               $5,488
Less estimated offering expenses.........................       330                 330                 330                  330
                                                              -----               -----               -----                -----
  Estimated net proceeds.................................     3,198               3,820               4,443                5,158
  Less:  ESOP funded by the Company......................       282                 332                 382                  439
         RSP funded by the Company.......................       141                 166                 191                  220
                                                              -----               -----               -----                -----
  Estimated investable net proceeds:                         $2,775              $3,322              $3,870               $4,499
                                                              =====               =====               =====                =====
Net income:
  Historical net income..................................    $  192              $  192              $  192               $  192
  Pro forma earnings on investable net proceeds..........        95                 113                 132                  153
  Pro forma ESOP adjustment(1)...........................       (18)                (21)                (24)                 (28)
  Pro forma RSPs adjustment(2)...........................       (18)                (21)                (24)                 (28)
                                                             ------               -----               -----                -----
         Total...........................................    $  251              $  263              $  276               $  289
                                                             ======               =====               =====                =====
Net income per share:(4)
  Historical net income per share........................    $ 0.59              $ 0.50              $ 0.43               $ 0.38
  Pro forma earnings on net proceeds.....................      0.29                0.29                0.30                 0.30
  Pro forma ESOP adjustment(1)...........................     (0.05)              (0.05)              (0.05)               (0.06)
  Pro forma RSP adjustment(2)............................     (0.05)              (0.05)              (0.05)               (0.06)
                                                              -----              ------               -----                -----

         Total(3)........................................    $ 0.78              $ 0.69              $ 0.63               $ 0.56
                                                             ======              ======               =====                =====
Ratio of offering price to pro forma ^ income per
share(3).................................................     12.8x               14.5x               15.9x                17.9x
                                                              ====                ====                ====                 ====

Stockholders' equity:(4)
  Historical.............................................    $2,088              $2,088              $2,088               $2,088
  Estimated net proceeds.................................     3,198               3,820               4,443                5,158
  Less:  Common stock acquired by ESOP(1)................      (282)               (332)               (382)                (439)
         Common stock acquired by RSP(2).................      (141)               (166)               (191)                (220)
                                                              -----               -----               -----                -----
         Total...........................................    $4,863              $5,410              $5,958               $6,587
                                                              =====               =====               =====                =====
Stockholders' equity (book value) per share:(4)
  Historical.............................................    $ 5.92              $ 5.03              $ 4.38               $ 3.80
  Estimated net proceeds.................................      9.07                9.20                9.31                 9.40
  Less:  Common stock acquired by ESOP(1)................     (0.80)              (0.80)              (0.80)               (0.80)
         Common stock acquired by RSP(2).................     (0.40)              (0.40)              (0.40)               (0.40)
                                                              -----               -----               -----                -----
         Total...........................................    $13.79              $13.03              $12.49               $12.00
                                                             ======              ======               =====                =====
 Offering price as percentage of pro forma
stockholders' equity per share(5)........................     72.5%               76.8%               80.1%                83.3%
                                                              ====                ====                ====                 ====



                                                   (Footnotes on following page)

-----------------
(1) Assumes 8% of the shares sold in the conversion are purchased by the ESOP, and that the funds used to purchase such shares are borrowed from the Company. The approximate amount expected to be borrowed by the ESOP is not reflected as a liability but is reflected as a reduction of capital. We intend to make annual contributions to the ESOP over a ten year period in an amount at least equal to the principal and interest requirement of the debt. The pro forma net income per share calculation assumes: (i) that 2,822, 3,320, 3,818 and 4,391 weighted average shares at the minimum, mid-point, maximum and maximum, as adjusted of the EVR, were committed to be released during the year ended September 30, 1997 and 1,411, 1,660, 1,909 and 2,195 weighted average shares at the minimum, midpoint, maximum and maximum as adjusted were committed to be released during the six months ended March 31, 1998, at an average fair value of $10.00 per share in accordance with Statement of Position (SOP) 93-6 of the American Institute of Certified Public Accountants ("AICPA"); (ii) the effective combined federal and state income tax rate was 37% for such period; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the per share net earnings. The pro forma stockholders' equity per share calculation assumes all ESOP shares were outstanding, regardless of whether such shares would have been released. Because the Company will be providing the ESOP loan, only principal payments on the ESOP loan are reflected as employee compensation and benefits expense. As a result, to the extent the value of the shares appreciates over time, compensation expense related to the ESOP will increase. For purposes of the preceding tables, it was assumed that a ratable portion of the ESOP shares purchased in the conversion were committed to be released during the periods ended March 31, 1998 and September 30, 1997. See Note 3 below. If it is assumed that all of the ESOP shares were included in the calculation of earnings per share for the period ended at March 31, 1998, earnings per share would have been $.41, $.36, $.33, and $.30, respectively, based on the sale of shares at the minimum, midpoint, maximum and the maximum, as adjusted, of the EVR. If it is assumed that all of the ESOP shares were included in the calculation of earnings per share for the period ended at September 30, 1997, earnings per share would have been $.71, $.63, $.58, and $.53, respectively, based on the sale of shares at the minimum, midpoint, maximum and the maximum, as adjusted, of the EVR. See "Management of Peoples Savings Bank -- Other Benefits -- Employee Stock Ownership Plan."

(2) Assumes the purchase by the RSP of 14,110, 16,600, 19,090 and 21,954 shares at the minimum, mid-point, maximum, and maximum, as adjusted of the EVR.
     The assumption in the pro forma calculation is that (i) shares were purchased by the Company following the conversion, (ii) the purchase price for the shares purchased by the RSP was equal to the purchase price of $10.00 per share ^, (iii) 10% and 20% of the amount contributed was an amortized expense during the periods ended March 31, 1998 and September 30, 1997, respectively, and (iv) the RSP amortized expenses are presented net of taxes using an effective combined federal and state income tax rate of 37%. Such amount does not reflect possible increases or decreases in the value of such stock relative to the Purchase Price. As we accrue compensation expense to reflect the five year vesting period of such shares pursuant to the RSP, the charge against capital will be reduced accordingly. Implementation of the RSP within one year of conversion would be subject to regulatory review and stockholder approval at a meeting of our stockholders to be held no earlier than six months after the conversion. If the shares to be purchased by the RSP are assumed at October 1, 1997 to be newly issued shares purchased from the Company by the RSP at the Purchase Price, at the minimum, midpoint, maximum and maximum, as adjusted, of the EVR, pro forma stockholders' equity per share would have been $13.63, $12.85, $12.28 and $11.78, respectively, and pro forma earnings per share would have been $.43, $.38, $.35 and $.32 for the six months ended March 31, 1998. If the shares to be purchased by the RSP are assumed at October 1, 1996 to be newly issued shares purchased from the Company by the RSP at the Purchase Price, at the minimum, midpoint, maximum and maximum, as adjusted, of the EVR, pro forma stockholders' equity per share would have been $13.26, $12.53, $12.00 and $11.54, respectively, and pro forma earnings per share would have been $.75, $.67, $.61 and $.56 for the year ended September 30, 1997. If the RSP is funded from newly issued shares, stockholders' voting interests could be diluted by up to approximately ^ 3.8%. See "Management of Peoples Savings Bank -- Proposed Future Stock Benefit Plans -- Restricted Stock Plan."


(3) Pro forma net income per share calculations include the number of shares assumed to be sold in the conversion and, in accordance with SOP 93-6, exclude ESOP shares which would not have been released during the period. Accordingly, 26,809, 31,540, 36,271 and 41,712 shares have been subtracted from the shares assumed to be sold at the minimum, mid-point, maximum, and maximum, as adjusted, of the EVR, respectively, and 325,941, 383,460, 440,979 and 507,126 shares are assumed to be outstanding at the minimum, mid-point, maximum, and maximum, as adjusted of the EVR. For the period ended March 31, 1998, 25,398, 29,880, 34,362 and 39,516 shares have been subtracted from the shares assumed to be sold at the minimum, midpoint, maximum and maximum, as adjusted, of the EVR, respectively, and 327,352, 385,120,

     442,888 and 509,322 shares are assumed to be outstanding at the minimum, midpoint, maximum and maximum, as adjusted, of the EVR for the period ended September 30, 1997. See Note 1 above.


(4) Assumes that following the consummation of the conversion, the Company will adopt the Option Plan, which if implemented within one year of conversion would be subject to regulatory review and board of director and stockholder approval, and that such plan would be considered and voted upon at a meeting of the Company stockholders to be held no earlier than six months after the conversion. Under the Option Plan, employees and directors could be granted options to purchase an aggregate amount of shares equal to 10% of the shares issued in the conversion at an exercise price equal to the market price of the shares on the date of grant. In the event the shares issued under the Option Plan were newly issued rather than purchased in the open market, the voting interests of existing stockholders could be diluted by up to approximately ^ 9.1%. At the minimum, midpoint, maximum and the maximum, as adjusted, of the EVR, if all shares under the Option Plan were newly issued at the beginning of the respective periods and the exercise price for the option shares were equal to the Purchase Price, the number of outstanding shares would increase to 361,216, 424,960, 488,704 and 562,010, respectively, pro forma stockholders' equity per share at March 31, 1998, would have been $13.79, $13.06, $12.52 and $12.05, respectively and pro forma earnings per share would have been $.40, $.35, $.32 and $.29, respectively, for the six months ended March 31, 1998. At the minimum, midpoint, maximum and the maximum, as adjusted, of the EVR, if all shares under the Option Plan were newly issued at the beginning of the period and the exercise price for the option shares were equal to the Purchase Price, the number of outstanding shares would increase to 362,627, 426,620, 490,613 and 564,205, respectively, pro forma stockholders' equity per share at September 30, 1997 would have been $13.44, $12.76, $12.26 and $11.82, respectively, and pro forma earnings per share would have been $.69, $.62, $.56 and $.51, respectively.


(5) The amounts shown do not reflect the federal income tax consequences of the potential restoration to income of the bad debt reserves for income tax purposes, which would be required in the event of liquidation. The amounts shown also do not reflect the amounts required to be distributed in the event of liquidation to eligible depositors from the liquidation account which will be established upon the consummation of the conversion. Pro forma stockholders' equity information is not intended to represent the fair market value of the shares, the current value of our assets or liabilities or the amounts, if any, that would be available for distribution to stockholders in the event of liquidation. Such pro forma data may be materially affected by a change in the number of shares to be sold in the conversion and by other factors.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents our historical and pro forma capital position relative to our capital requirements as of March 31, 1998. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to us, see "Regulation -- Savings Institution Regulation -- Regulatory Capital Requirements."

                                                                            Pro Forma(1)
                                          ------------------------------------------------------------------------------------------
                                                                                                                   $5,488,380
                                            $3,527,500            $4,150,000               $4,772,500               Maximum
                                             Minimum               Midpoint                  Maximum              as adjusted
                                          ------------------- -------------------------  ----------------------  -------------------
                             Percentage          Percentage                Percentage              Percentage           Percentage
                    Amount  of Assets(2)  Amount of Assets(2) Amount       of Assets(2)  Amount    of Assets(2)  Amount of Assets(2)
                    ------  ------------  ------ ------------ ------       ------------  ------    ------------  ------ ------------
                                                                      (Dollars in thousands)

GAAP Capital...... $ 2,225     5.75%      $4,201   10.33%    $4,592         11.19%     $  4,984        12 .03%  $ 5,435    12.97%
                    ======     ====        =====   =====      =====         =====       =======        ======    ======    =====

Tangible
  Capital:(3)
Regulatory
  requirement..... $   579     1.50%      $  609    1.50%    $ 615           1.50%     $    620          1.50%  $   627     1.50%
Actual capital....   2,143     5.55        4,119   10.15      4,510         11.01         4,902         11.85     5,353    12.81
                   -------     ----       ------   -----     ------         -----      --------         -----   -------    -----
Excess............ $ 1,564     4.05%      $3,510    8.65%    $3,895          9.51%     $  4,282         10.35%  $ 4,726    11.31%
                    ======     ====        =====   =====      =====         =====       =======         =====    ======    =====

Core
  Capital:(3)
Regulatory
  requirement(4).. $ 1,158     3.00%      $1,217    3.00%    $1,229          3.00%     $  1,241          3.00%  $ 1,254     3.00%
Actual capital....   2,143     5.55        4,119   10.15      4,510         11.01         4,902         11.85     5,353    12.81
                   -------     ----       ------   -----     ------         -----      --------         -----   -------    -----
Excess............ $   985     2.55%      $2,902    7.15%    $3,281          8.01%     $  3,661          8.85%  $ 4,099     9.81%
                    ======     ====        =====   =====      =====         =====       =======         =====    ======    =====

Risk-Based
  Capital:(4)
Regulatory
  requirement..... $ 1,538     8.00%      $1,600    8.00%    $1,612          8.00%     $  1,625          8.00%  $ 1,640     8.00%
Actual capital....   2,268    11.80        4,244   21.22      4,635         23.00         5,027         24.75     5,478    26.72
                   -------    -----       ------   -----     ------         -----      --------         -----   -------    -----
Excess............ $   730     3.80%      $2,644   13.22%    $3,023         15.00%     $  3,402         16.75%  $ 3,838    18.72%
                    ======    =====        =====   =====      =====         =====       =======         =====    ======    =====



----------------
(1) Institutions must value available-for-sale debt securities at amortized cost, rather than at fair value, for purposes of calculating regulatory capital. Institutions are still required to comply with SFAS No. 115 for financial reporting purposes. The pro forma data has been adjusted to reflect reductions in our capital that would result from an assumed 8% purchase by the ESOP and 4% purchase by the RSP as of March 31, 1998. It is assumed that the Company will retain 25% of net proceeds from the offering. See "Use of Proceeds."
(2)  GAAP, adjusted, or risk-weighted assets as appropriate.
(3) The unrealized gain on securities available-for-sale of $82,460 has been deducted from GAAP Capital to arrive at our Tangible and Core Capital.
(4) Our risk-weighted assets as of March 31, 1998, totalled approximately $19.2 million. Net proceeds available for investment by us are assumed to be invested in interest-earning assets that have a 50% risk- weighing.

                                 THE CONVERSION

         Our board of directors and the OTS have approved the Plan subject to approval by our members, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval. OTS approval, however, does not constitute a recommendation or endorsement of the Plan.

General

         On March 2, 1998, our board of directors adopted a Plan of Conversion, pursuant to which we will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and become a wholly owned subsidiary of the Company. The conversion will include adoption of the proposed federal stock charter and bylaws which will authorize the issuance of capital stock by us. Under the Plan, our capital stock is being sold to the Company and the common stock of the Company is being offered to our eligible depositors and other members and then to the public. The conversion will be accounted for at historical cost in a manner similar to a pooling of interests. The OTS has approved the Company's application to become a savings and loan holding company and to acquire all of our common stock to be issued in the conversion.

         The shares are first being offered in a subscription offering to holders of subscription rights. To the extent shares of common stock remain available after the subscription offering, shares of common stock may be offered in a community offering on a best efforts basis in such a manner as to promote a wide distribution of the shares. The community offering, if any, may commence anytime subsequent to the commencement of the subscription offering. Shares not subscribed for in the subscription and community offerings may be offered for sale by the Company on a best efforts basis by a selling group of selected broker/dealers (which may include Ryan Beck & Co.) in a syndicated community offering managed by Ryan Beck & Co. We have the right, in our sole discretion, to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community and syndicated community offerings. See "-- Community Offering."

         Shares of common stock in an amount equal to our pro forma market value as a stock savings institution must be sold in order for the conversion to become effective. The community offering or syndicated community offering must be completed within 45 days after the last day of the subscription offering period unless such period is extended by us with the approval of the OTS. The Plan provides that the conversion must be completed within 24 months after the date of the approval of the Plan by our members.

         In the event that we are unable to complete the sale of common stock and effect the conversion within 45 days after the end of the subscription offering, we may request an extension of the period by the OTS. No assurance can be given that the extension would be granted if requested. Due to the volatile nature of market conditions, no assurances can be given that our valuation would not substantially change during any such extension. If the EVR of the shares must be amended, no assurance can be given that such amended EVR would be approved by the OTS. Therefore, it is possible that if the conversion cannot be completed within the requisite period, we may not be permitted to complete the conversion. A substantial delay caused by an extension of the period may also significantly increase the expense of the conversion. No sales of the shares may be completed in the offering unless the Plan is approved by our members.

         The completion of the offering is subject to market conditions and other factors beyond our control. No assurance can be given as to the length of time following approval of the Plan at the meeting of our members that will be required to complete the sale of shares being offered in the conversion. If delays are experienced, significant changes may occur in our estimated pro forma market value upon conversion together with corresponding changes in the offering price and the net proceeds to be realized by us from the sale of the shares. In the event the conversion is terminated, we will charge all conversion expenses against current income and any funds collected by us in the offering will be promptly returned, with interest, to each potential investor.

Effects of Conversion to Stock Form on Depositors and Borrowers of Peoples Savings Bank

         Voting Rights. Currently in our mutual form, our depositor and certain borrower members as of December 2, 1996, who continue to be borrowers have voting rights and may vote for the election of directors. Following the conversion, all voting rights will be held solely by stockholders.

         Savings Accounts and Loans. The balances, terms and FDIC insurance coverage of savings accounts will not be affected by the conversion.
Furthermore, the amounts and terms of loans and obligations of the borrowers under their individual contractual arrangements with us will not be affected by the conversion.

         Tax Effects. We have received an opinion from our counsel, Malizia, Spidi, Sloane & Fisch, P.C., on the federal tax consequences of the conversion. The opinion has been filed as an exhibit to the registration statement of which this prospectus is a part and covers those federal tax matters that are material to the transaction. The opinion provides, in part, that: (i) the conversion will qualify as a reorganization under Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized by us by reason of the proposed conversion; (ii) no gain or loss will be recognized by us upon the receipt of money from the Company for our stock, and no gain or loss will be recognized by the Company upon the receipt of money for the shares; (iii) our assets will have the same basis before and after the conversion; (iv) the holding period of our assets will include the period during which the assets were held by us in our mutual form;
(v) no gain or loss will be recognized by the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members upon the issuance to them of withdrawable savings accounts in us in the stock form in the same dollar amount as their savings accounts in us in the mutual form plus an interest in our liquidation account in the stock form in exchange for their savings accounts in us in the mutual form; (vi) provided that the amount to be paid for the shares pursuant to the subscription rights is equal to the fair market value of such shares, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members under the Plan upon the distribution to them of nontransferable subscription rights; (vii) the basis of each account holder's savings accounts after the conversion will be the same as the basis of his savings accounts prior to the conversion, decreased by the fair market value of the nontransferable subscription rights received and increased by the amount, if any, of gain recognized on the exchange; (viii) the basis of each account holder's interest in the liquidation account will be zero; (ix) the holding period of the common stock acquired through the exercise of subscription rights shall begin on the date on which the subscription rights are exercised;
(x) we will succeed to and take into account our earnings and profits or deficit in earnings and profits as of the date of conversion; (xi) immediately after conversion, we will succeed to the bad debt reserve accounts previously held by us, and the bad debt reserves will have the same character in our hands after conversion as if no distribution or transfer had occurred; and (xii) the creation of the liquidation account will have no effect on our taxable income.

         The opinion from Malizia, Spidi, Sloane & Fisch, P.C. is based in part on the assumption that the exercise price of the subscription rights will be approximately equal to the fair market value of those shares at the time of the completion of the proposed conversion. We have received an opinion of FinPro, Inc. which, based on certain assumptions, concludes that the subscription rights to be received by Eligible

Account Holders and other eligible subscribers do not have any economic value at the time of distribution or at the time the subscription rights are exercised. Such opinion is based on the fact that such rights are: (i) acquired by the recipients without payment therefor, (ii) non-transferable, (iii) of short duration, and (iv) afford the recipients the right only to purchase shares at a price equal to their estimated fair market value, which will be the same price at which shares for which no subscription right is received in the subscription offering will be offered in a community offering. If the subscription rights granted to Eligible Account Holders or other eligible subscribers are deemed to have an ascertainable value, receipt of such rights would be taxable only to those Eligible Account Holders or other eligible subscribers who exercise the subscription rights in an amount equal to such value (either as a capital gain or ordinary income), and we could recognize gain on such distribution.


         We are also subject to New Jersey income taxes and have received an opinion from ^ Lewis W. Parker, III that the conversion will be treated for New Jersey state tax purposes similar to the conversion's treatment for federal tax purposes. The opinion has been filed as an exhibit to the registration statement to which this prospectus is a part and covers those state tax matters that are material to the transaction.

         Unlike a private letter ruling, the opinions of Malizia, Spidi, Sloane & Fisch, P.C., ^ Lewis W. Parker, III and FinPro, Inc. have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the New Jersey tax authorities. Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are deemed to have an ascertainable value.


         Liquidation Account. In the unlikely event of our complete liquidation in our present mutual form, each depositor is entitled to equal distribution of any of our assets, pro rata according to the value of his/her accounts, remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his/her deposit accounts was to the total value of all deposit accounts held by us at the time of liquidation.

         Upon a complete liquidation after the conversion, each depositor would have a claim, as a creditor, of the same general priority as the claims of all of our other general creditors. Therefore, except as described below, a depositor's claim would be solely in the amount of the balance in his deposit account plus accrued interest. A depositor would not have an interest in the residual value of our assets above that amount, if any.

         The Plan provides for the establishment, upon completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he continues to maintain his deposit account with us, would be entitled, upon our complete liquidation after conversion, to an interest in the liquidation account prior to any payment to stockholders. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in us on the qualifying date, December 31, 1996. Each Supplemental Eligible Account Holder would have a similar interest as of the qualifying date, June 30, 1998. The interest as to each deposit account would be in the same proportion of the total liquidation account as the balance of the deposit account on the qualifying dates was to the aggregate balance in all the deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such qualifying dates. However, if the amount in the deposit account on any annual closing date (September 30) is less than the amount in such account on the respective qualifying dates, then the interest in this special liquidation account would be reduced at that time by an amount proportionate to any such reduction, and the interest would cease to exist if such deposit account was closed. The interest in the special liquidation account will never be increased despite any increase in the related deposit account after the respective qualifying dates.

         No merger, consolidation, purchase of bulk assets with assumptions of savings accounts and other liabilities, or similar transactions with another insured institution in which transaction we in our converted form are not the surviving institution shall be considered a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

Subscription Rights and the Subscription Offering

         Non-transferable subscription rights to purchase shares of the common stock have been granted to persons and entities entitled to purchase shares in the subscription offering under the Plan. If the community offering or syndicated community offering, as described below, extends beyond 45 days following the completion of the subscription offering, subscribers will be resolicited. Subscription priorities have been established for the allocation of stock to the extent that more shares are subscribed for than are to be issued in the conversion subject to the purchase limitations set forth in the Plan and as described below under "-- Limitations on Purchases and Transfer of Shares." The following priorities have been established:

Category 1: Eligible Account Holders (First Priority). Eligible Account Holders are persons who had a deposit account of at least $50 with us on December 31, 1996. Each Eligible Account Holder will receive non-transferable subscription rights on a priority basis to purchase that number of shares of common stock which is equal to the greater of 6,000 shares ($60,000), or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders (subject to the maximum purchase limitation). If there is an oversubscription in this category, shares shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase the lesser of 100 shares or the total amount of his subscription. Any shares not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective qualifying deposits as compared to the total qualifying deposits of all subscribing Eligible Account Holders. Only a person(s) with a qualifying deposit as of the eligibility record date (or a successor entity or estate) shall receive subscription rights in this category. Any Person(s) added to a Savings Account after the Eligibility Record Date is not an Eligible Account Holder. Subscription rights received by officers and directors in this category based on their increased deposits with us in the one-year period preceding December 31, 1996, are subordinated to the subscription rights of other Eligible Account Holders. See "-- Limitations on Purchases and Transfer of Shares."


         To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all deposit accounts in which he has an ownership interest on the Eligibility Record Date. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. Neither the Company nor the Bank nor any of their agents shall be responsible for orders on which all qualifying deposits have not been fully and accurately disclosed.


Category 2: Tax-Qualified Employee Benefit Plans (Second Priority). Our tax-qualified employee benefit plans ("Employee Plans") have been granted subscription rights to purchase up to 10% of the total shares issued in the conversion. The ESOP is an Employee Plan.

         The right of Employee Plans to subscribe for shares is subordinate to the right of the Eligible Account Holders to subscribe for shares. However, in the event the offering results in the issuance of shares above the maximum of the EVR (i.e., more than ^ 477,250 shares), the Employee Plans have a priority right to fill their subscription (the ESOP, the only Employee Plan, currently intends to purchase up to 8% of the common stock issued in the conversion). The Employee Plans may, however, determine to purchase some or all of the shares covered by their subscriptions after the conversion in the open market or, if approved by the OTS, out of authorized but unissued shares in the event of an oversubscription.


Category 3: Supplemental Eligible Account Holders (Third Priority). Supplemental Eligible Account Holders are persons who had a deposit account of at least $50 with us on June 30, 1998. Each Supplemental Eligible Account Holder who is not an Eligible Account Holder will receive non-transferable subscription rights to purchase that number of shares which is equal to the greater of 6,000 shares ($60,000), or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders (subject to the maximum purchase limitation). If the allocation made in this paragraph results in an oversubscription, shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase the lesser of 100 shares or the total amount of his subscription. Any shares not so allocated shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective qualifying deposits as compared to the total qualifying deposits of all subscribing Supplemental Eligible Account Holders. See "--Limitations on Purchases and Transfer of Shares."

         The rights of Supplemental Eligible Account Holders to subscribe for shares is subordinate to the rights of the Eligible Account Holders and Employee Plans to subscribe for shares.

Category 4: Other Members (Fourth Priority). Other Members are persons who have a deposit account of at least $50 on ________ ____, 1998, the voting record date of our special meeting, and borrowers as of December 2, 1996 who continue to be borrowers as of the date of our special meeting. Each Other Member who is not an Eligible Account Holder or Supplemental Eligible Account Holder, will receive non-transferable subscription rights to purchase up to 6,000 shares ($60,000) to the extent such shares are available following subscriptions by Eligible Account Holders, Employee Plans, and Supplemental Eligible Account Holders. In the event there are not enough shares to fill the orders of the Other Members, the subscriptions of the Other Members will be allocated so that each subscribing Other Member will be entitled to purchase the lesser of 100 shares or the number of shares ordered. Any remaining shares will be allocated among Other Members whose subscriptions remain unsatisfied on a 100 share (or whatever lesser amount is available) per order basis until all orders have been filled on the remaining shares have been allocated. See "-- Limitations on Purchases and Transfer of Shares."

         Members in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for the shares pursuant to the Plan reside. However, no person will be offered or allowed to purchase any shares under the Plan if he resides in a foreign country or in a state with respect to which any of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares under the Plan reside; (ii) the granting of subscription rights or offer or sale of shares of common stock to those persons would require either us or our employees to register under the securities laws of that state or foreign country as a broker or dealer, or to register or otherwise qualify our securities for sale in that state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of subscription rights to any person.

         Restrictions on Transfer of Subscription Rights and Shares. Persons are prohibited from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of their subscription rights. Subscription rights may be exercised only by the person to whom they are granted and only for his or her account. Each person subscribing for shares will be required to certify that he/she is purchasing shares solely for his/her own account and has not entered into an agreement or understanding regarding the sale or transfer of those shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock prior to the completion of the conversion.

         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders we believe to involve the transfer of subscription rights or which appear to us to present other irregularities.

         Expiration Date. The Subscription Offering will expire at 12:00 noon, Eastern Time, on ________ ____, 1998 (Expiration Date). Subscription rights will become void if not exercised prior to the Expiration Date.

Community Offering

         To the extent that shares remain available and subject to market conditions at or near the completion of the subscription offering, we may offer shares to certain members of the general public in a community offering, with a preference given to natural persons who reside in Burlington County, New Jersey. Any orders received in connection with the community offering, if any, will receive a lower priority than orders properly made in the subscription offering by persons exercising Subscription Rights. Common stock sold in the community offering will be sold at the same price as all shares in the subscription offering. We have the right to reject any orders in whole or in part in the community offering.

         No person or persons ordering through a single account, nor any person, associate or group of persons acting in concert may purchase more than 6,000 shares or $60,000 of stock sold in the conversion. To order common stock in connection with the community offering, if held, an executed stock order form along with full payment must be received prior to the termination of the community offering.


         The date by which orders must be received in the community offering ^("Community Offering Expiration Date") will be set by us at the time of commencement of the community offering; provided however, if the offering is extended beyond ________ ____, 1998, each subscriber will have the opportunity to maintain, modify, or rescind his order. In such event, all funds received in the community offering will be promptly returned with interest unless the subscriber affirmatively indicates otherwise.


         In the event that an order is not accepted in the community offering or that the conversion is not consummated, we will promptly refund with interest the funds received. If the appraisal of the estimated market value of the Bank and the Company is less than $3,527,500 or more than $5,488,380, each subscriber will have the right to modify or rescind his order.

Syndicated Community Offering

         To the extent that shares remain available and subject to market conditions we may offer shares of common stock not purchased in the subscription and community offerings in a syndicated community offering through a syndicate of selected broker/dealers to be formed and managed by Ryan, Beck & Co. The syndicated community offering, if held, will be conducted to achieve the widest distribution of shares, subject to our right to reject orders in whole or in part in our sole discretion. Neither Ryan, Beck & Co. nor any registered broker/dealer will have any obligation to take or purchase any shares in the syndicated community offering. Shares sold in the syndicated community offering will be sold at $10.00 per share.


         The purchase limitations that apply in the subscription and community offerings also apply in the syndicated community offering. In the event of a syndicated community offering, Ryan, Beck & Co. will form a selling group of selected NASD member firms ^(which may include Ryan, Beck & Co.) under a selected dealers' agreement. The Company will pay a fee equal to 5.5% of the aggregate amount of stock sold pursuant to such selected dealer agreements. Ryan, Beck & Co. will not commence a syndicated community offering through such a selling group without the Company's prior approval. See "The Conversion -- Marketing Arrangements" and "-- Community Offering."


         The syndicated community offering will terminate not more than 45 days following the Expiration Date, unless we further extend the offering with the approval of the OTS and we resolicit subscribers.

Ordering and Receiving Shares

         Use of Order Forms. Rights to subscribe for stock in the subscription offering or to purchase stock in the community offering (if any) may only be exercised by completing an original order form and certification. Persons ordering shares in the subscription offering must deliver by mail or in person a properly completed and signed original order form to us prior to the Expiration Date. Order forms must be accompanied by full payment for all shares ordered. See "-- Payment for Shares." Subscription rights under the Plan will expire on the Expiration Date, whether or not we have been able to locate each person entitled to subscription rights. Once submitted, subscription orders cannot be revoked without our consent unless the conversion is not completed within 45 days of the Expiration Date.

         In the event an order form (i) is not delivered and is returned to us by the United States Postal Service or we are unable to locate the addressee,
(ii) is not received or is received after the Expiration Date, (iii) is defectively completed or executed, or (iv) is not accompanied by full payment for the shares subscribed for (including instances where a savings account or certificate balance from which withdrawal is authorized is insufficient to fund the amount of such required payment), the subscription rights for the person to whom such rights have been granted will lapse as though that person failed to return the completed order form within the time period specified. We may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as we specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on that or on any other order form. Waivers will be considered on a case by case basis. Photocopies of order forms, payments from private third parties, or electronic transfers of funds will not be accepted. Our interpretation of the terms and conditions of the Plan and of the acceptability of the order forms will be final. We have the right to investigate any irregularity on any order form.

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule l5c2-8. Order forms will only be distributed with a prospectus.


         Payment for Shares. Payment for shares of common stock may be made (i) in cash, if delivered in person, (ii) by check or money order, or (iii) by authorization of withdrawal from savings accounts (including certificates of deposit) maintained with us. Orders of $25,000 or more must be paid by Bank account withdrawals, certified funds, cashier's check or money order. Appropriate means by which such withdrawals may be authorized are provided for in the order form. Once such a withdrawal has been authorized, no portion of the designated withdrawal amount may be used by the subscriber for any purpose other than to purchase the shares. Where payment has been authorized to be made through withdrawal from a savings account, the sum authorized for withdrawal will continue to earn interest at the contract rate until the conversion has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; however, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate evidencing the remaining balance will earn interest at the passbook savings account rate subsequent to the withdrawal. Payments made in cash or by check or money order, will be placed in a segregated savings account and interest will be paid by us at our passbook savings account rate from the date payment is received until the conversion is completed or terminated. An executed order form, once received by us, may not be modified, amended, or rescinded without our consent, unless the conversion is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given an opportunity to increase, decrease, or rescind their order. In the event that the conversion is not consummated, all funds submitted pursuant to the offering will be refunded promptly with interest.

         Owners of self-directed IRAs may use the assets of such IRAs to purchase shares in the offering. Persons with IRAs maintained with us must have their accounts transferred to a self-directed IRA at an unaffiliated institution or to a broker to purchase shares in the offering. There will be no early withdrawal or IRS interest penalties for such transfers. The Stock Information Center can assist you in transferring your self-directed IRA. Because of the paperwork involved, persons owning IRAs who wish to use their IRA account to purchase stock in the offering, must contact the Stock Information Center no later than ________ ____, 1998.


         The ESOP may subscribe for shares by submitting its order form along with evidence of a loan commitment from a financial institution or the Company for the purchase of the shares during the subscription offering and by making payment for shares on the date of completion of the conversion.

         Federal regulations prohibit us from lending funds or extending credit to any person to purchase shares in the conversion.

         Delivery of Stock Certificates. Certificates representing shares of common stock issued in the conversion will be mailed to the person(s) at the address noted on the order form, as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be held until properly claimed or otherwise disposed. Persons ordering shares might not be able to sell their shares until they receive their stock certificates.

Plan of Distribution

         Materials for the offering have been distributed to eligible subscribers by mail. Additional copies are available at our Stock Information Center. Our officers may be available to answer questions about the conversion. Responses to questions about us will be limited to the information contained in this document. Officers will not be authorized to render investment advice. All subscribers for the shares being offered will be instructed to send payment directly to us. The funds will be held in a segregated special escrow account and will not be released until the closing of the conversion or its termination.

Marketing Arrangements

         We have engaged Ryan, Beck & Co. as our financial advisor in connection with the offering. Ryan, Beck & Co. has agreed to exercise its best efforts to assist us in the sale of the shares in the offering. Ryan, Beck & Co. will receive a fee of $125,000, which will include reimbursement for out-of-pocket expenses (including legal fees and out-of-pocket expenses of such counsel) incurred by Ryan, Beck & Co. We have also agreed to indemnify Ryan, Beck & Co. for reasonable costs and expenses in connection with certain claims or liabilities which might be asserted against Ryan, Beck & Co. This indemnification covers the investigation, preparation of defense and defense of any action, proceeding or claim relating to, among other things, misrepresentation or breach of warranty of the written agreement between Ryan, Beck & Co. and the Bank or the omission or alleged omission of a material fact required to be stated or necessary in order to make disclosure in the prospectus and related documents not misleading. In the event that a syndicated community offering is conducted, we will pay Ryan, Beck & Co. a fee equal to 5.5% of the aggregate amount of our common stock sold pursuant to any selected dealer agreements Ryan, Beck has entered into with any broker/dealer. Ryan, Beck & Co. will, however, not commence sales through these broker/dealers without our prior approval.

         The shares will be offered principally by the distribution of this document and through activities conducted at the Stock Information Center. The Stock Information Center is expected to operate during our normal business hours throughout the offering. A registered representative employed by Ryan, Beck & Co. will be working at, and supervising the operation of, the Stock Information Center. Ryan, Beck & Co. will assist us in responding to questions regarding the conversion and the offering and processing order forms. Our personnel will be present in the Stock Information Center to assist Ryan, Beck & Co. with clerical matters and to answer questions related solely to our business.

Stock Pricing

         We have retained FinPro, Inc., an independent consulting and appraisal firm, which is experienced in the evaluation and appraisal of business entities, including savings institutions involved in the conversion process, to prepare an appraisal of our estimated market value. FinPro, Inc. will receive fees of $13,000 for preparing the appraisal and $11,000 for its assistance in connection with the preparation of a business plan and also will be reimbursed for reasonable out-of-pocket expenses. We have agreed to indemnify FinPro, Inc. under certain circumstances against liabilities and expenses arising out of or based on the services provided by FinPro, Inc.

         FinPro, Inc. has prepared the appraisal in reliance upon the information contained herein, including the financial statements. The appraisal contains an analysis of a number of factors including, but not limited to, our financial condition and operating trends, the competitive environment within which we operate, operating trends of certain savings institutions and savings and loan holding companies, relevant economic conditions, both nationally and in the State of New Jersey, which affect the operations of savings institutions, and stock market values of certain savings institutions. In addition, FinPro, Inc. has advised us that it has considered the effect of the additional capital raised by the sale of the shares on our estimated aggregate pro forma market value.

         On the basis of the above, FinPro, Inc. has determined, in its opinion, that as of June 12, 1998, our estimated market value was $4,150,000. OTS regulations require, however, that the appraiser establish a range of value for the stock to allow for fluctuations in the aggregate value of the stock due to changing market conditions and other factors. Accordingly, FinPro, Inc. has established a range of value from $3,527,500 to $4,772,500 for the offering, the EVR. The EVR will be updated prior to consummation of the conversion and the EVR may increase to $5,488,380 without resolicitation of subscriptions.

         The board of directors has reviewed the independent appraisal, including the stated methodology of the independent appraiser and the assumptions used in the preparation of the independent appraisal. The board of directors is relying upon the expertise, experience and independence of the appraiser and is not qualified to determine the appropriateness of the assumptions.

         In order for stock sales to take place FinPro, Inc. must confirm to the OTS that, to the best of FinPro, Inc.'s knowledge and judgment, nothing of a material nature has occurred which would cause FinPro, Inc. to conclude that the aggregate sale price for the shares would not be compatible with FinPro, Inc.'s estimate of our pro forma market value immediately upon conversion. If, however, facts do not justify such a statement, an amended EVR may be established.

         The  appraisal  is  not  a  recommendation   of  any  kind  as  to  the
advisability of purchasing these shares. In preparing the appraisal, FinPro, Inc. has relied upon and assumed the accuracy and completeness of the financial and statistical information we provided them. FinPro, Inc. did not independently verify the financial statements and other information we provided, nor did FinPro, Inc. independently value our assets and liabilities. The appraisal considers us only as a going concern and it should not be viewed as our liquidation value. Moreover, because the appraisal is based upon estimates and projections of a number of matters which are subject to change, the market price of the common stock could decline below $10.00.

Change in Number of Shares to be Issued in the Conversion

         Depending on market and financial conditions at the time of the completion of the offering, we may significantly increase or decrease the number of shares to be issued in the conversion. In the event of an increase in the valuation, we may increase the total number of shares to be issued in the conversion. An increase in the total number of shares to be issued in the conversion would decrease a subscriber's percentage ownership interest and the pro forma net worth (book value) per share and increase the pro forma net income and net worth (book value) on an aggregate basis. In the event of a material reduction in the valuation, we may decrease the number of shares to be issued to reflect the reduced valuation. A decrease in the number of shares to be issued in the conversion would increase a subscriber's percentage ownership interest and the pro forma net worth (book value) per share and decrease pro forma net income and net worth on an aggregate basis.

         Persons ordering shares will not be permitted to modify or cancel their orders unless the change in the number of shares to be issued in the conversion results in an offering which is either less than $3,527,500 or more than $5,488,380. Persons who did not subscribe for shares will not have the opportunity to do so.

Limitations on Purchases and Transfer of Shares

         The Plan provides for certain additional purchase limitations. The minimum purchase is 25 shares and the maximum purchase for any person or persons ordering through a single account, or for any person, associate, or group of persons acting in concert, is 6,000 shares. However, the Employee Plans may purchase up to 10% of the shares sold. The OTS regulations governing the conversion provide that officers and directors and their associates may not purchase, in the aggregate, more than 35% of the shares issued pursuant to the conversion.

         Depending on market conditions and the results of the offering, the board of directors may, if the OTS agrees, increase or decrease any of the purchase limitations without the approval of our members and without resoliciting subscribers. If the maximum purchase limitation is increased, persons who ordered the maximum amount will be given the first opportunity to increase their orders. In doing so the preference categories in the offerings will be followed.

         In the event of an increase in the total number of shares offered in the conversion due to an increase in the EVR of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order of priority: (i) to fill the Employee Plans' subscription of up to 10% of the Adjusted Maximum number of shares (the ESOP currently intends to subscribe for 8%); (ii) in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders; (iii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions to Supplemental Eligible Account Holders; (iv) in the event that there is an oversubscription by Other Members, to fill unfulfilled subscriptions of Other Members; and (v) to fill unfulfilled subscriptions in the community offering to the extent possible.

         The term "associate" of a person means (i) any corporation or organization (other than us or a majority-owned subsidiary of ours) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee stock benefit plans), and (iii) any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is one of our directors or officers, or a director or officer of the Company or of any of our subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of that person, and therefore all shares purchased by that corporation would be included with the number of shares which that person individually could purchase pursuant to the above limitations.

         The term "officer" may include our chairman of the board, president, vice presidents in charge of principal business functions, secretary and treasurer and any other person performing similar functions. All references herein to an officer have the same meaning as used for an officer in the Plan.

         To order shares in the conversion, persons must certify that their purchase does not conflict with the purchase limitations. In the event that the purchase limitations are exceeded by any person (including any associate or group of persons affiliated or otherwise acting in concert with such persons), we will have the right to purchase from that person at $10.00 per share all shares acquired by that person in excess of the purchase limitations. If the excess shares have been sold by that person, we may recover the profit from the sale of the shares by that person. We may assign our right either to purchase the excess shares or to recover the profits from their sale.

         Shares of common stock purchased pursuant to the conversion will be freely transferable, except for shares purchased by our directors and officers. For certain restrictions on the shares purchased by directors and officers, see "-- Restrictions on Sales and Purchases of Shares by Directors and Officers." In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of such securities.

Restrictions on Repurchase of Shares

         Generally, during the first year following the conversion, the Company may not repurchase its shares and during each of the second and third years following the conversion, the Company may repurchase up to five percent of the outstanding shares provided they are purchased in open-market transactions. Repurchases must not cause us to become undercapitalized and at least 10 days prior notice of the repurchase must be provided to the OTS. The OTS may disapprove a repurchase program upon a determination that (1) the repurchase program would adversely affect our financial condition, (2) the information submitted is insufficient upon which to base a conclusion as to whether the financial condition would be adversely affected, or (3) a valid business purpose was not demonstrated. However, the OTS may grant special permission to repurchase shares after six months following the conversion and to repurchase more than five percent during each of the second and third years. In addition, SEC rules also govern the method, time, price, and number of shares of common stock that may be repurchased by the Company and affiliated purchasers. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, the Company may utilize the rules and regulations then in effect.

Restrictions on Sales and Purchases of Shares by Directors and Officers

         Shares purchased by directors and officers of the Company may not be sold for one year following the conversion, except in the event of the death of the director or officer. Any shares issued to directors and officers as a stock dividend, stock split, or otherwise with respect to restricted stock shall be subject to the same restrictions.

         For three years following the conversion, directors and officers may purchase shares only through a registered broker or dealer. Exceptions are available only if the OTS has approved the purchase or the purchase is an arm's length transaction and involves more than one percent of the outstanding shares.

Interpretation and Amendment of the Plan

         We  have  the   authority  to  interpret   and  amend  the  Plan.   Our
interpretations are final. Amendments to the Plan after the receipt of member approval will not need further member approval unless required by the OTS.

Conditions and Termination

         Completion of the conversion requires (i) the approval of the Plan by the affirmative vote of a majority of the total number of votes eligible to be cast by our members, and (ii) completion of the sale of shares within 24 months following approval of the Plan by our members. If these conditions are not satisfied, the Plan will be terminated and we will continue our business in the mutual form of organization. We may terminate the Plan at any time prior to the meeting of members to vote on the Plan or at any time thereafter with the approval of the OTS.

Other

         All statements made in this document are hereby qualified by the contents of the Plan of Conversion, the material terms of which are set forth herein. The Plan of Conversion is attached to the proxy statement mailed to certain depositors and borrowers. Copies of the Plan are available from us and should be consulted for further information. Adoption of the Plan by our members authorizes us to interpret, amend or terminate the Plan.

                              PEOPLES SAVINGS BANK

                              STATEMENTS OF INCOME


         The following Statements of Income for each of the fiscal years in the two fiscal periods ended September 30, 1997 and 1996, have been audited by Lewis
W. Parker, III, independent certified public accountant. The unaudited Statements of Income for the six months ended March 31, 1998 and 1997, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation. The data for the six months ended March 31, 1998, is not necessarily indicative of the results of operations that might be expected for the full fiscal year.

                                                                   Six Months Ended                          Year Ended
                                                                       March 31,                            September 30,
                                                               1998                   1997            1997              1996
                                                            -----------            -----------    ------------      --------------
                                                             (Unaudited)            (Unaudited)
Interest income:
  Loans receivable................................           $1,106,434              $  976,936     $2,034,408         $1,778,091
  Securities available-for-sale...................                9,346                   8,062         21,049             66,236
  Securities held-to-maturity.....................              125,746                 196,733        402,617            350,515
  Mortgage-backed securities held-to-
    maturity......................................               90,990                  80,895        176,755            173,957
                                                             ----------              ----------     ----------         ----------
         Total interest income....................            1,332,516               1,262,626      2,634,829          2,368,799
                                                              ---------               ---------      ---------          ---------
 Interest expense:
  Deposits........................................              676,511                 625,839      1,328,640          1,186,639
  Federal Home Loan Bank advances.................                  500                  62,012         80,443             35,282
                                                            -----------              ----------     ----------         ----------
         Total interest expense...................              677,011                 687,851      1,409,083          1,221,921
Net interest income...............................              655,505                 574,775      1,225,746          1,146,878
Provision for loan losses.........................               59,000                   4,000          8,000             12,500
                                                             ----------              ----------    -----------         ----------
Net interest income after provision
  for loan losses.................................              596,505                 570,775      1,217,746          1,134,378
                                                             ----------               ---------      ---------          ---------
Noninterest income:
  Fees and other service charges..................               77,913                  79,404        148,251            109,791
  Collection on deficiency judgment...............               54,024                      --             --                 --
  Gain (loss) on sale of assets...................                   --                      --        (1,757)              (501)
  Income from REO.................................                   --                      --          7,966                 --
  Net realized gains on sale of
     available-for-sale securities................                  933                      --          6,977              1,791
                                                            -----------            ------------    -----------        -----------
         Total noninterest income.................              132,870                  79,404        161,437            111,081
                                                             ----------              ----------     ----------         ----------

^ Noninterest expense:

  Compensation and benefits.......................              258,952                 260,249        513,966            482,335
  Occupancy and equipment.........................              114,274                 108,256        217,985            219,499
  Federal insurance premiums
    and assessments...............................               17,205                  23,709         40,339            275,740
  Other...........................................              187,219                 174,116        333,646            309,964
                                                             ----------               ---------     ----------         ----------
         Total noninterest expense................              577,650                 566,330      1,105,936          1,287,538
                                                             ----------               ---------      ---------          ---------
Income (loss) before provision
  for income taxes................................              151,725                  83,849        273,247           (42,079)
Provision for income taxes........................               38,045                  22,000         81,340           (21,960)
                                                             ----------              ----------     ----------         ----------
          Net income..............................          $   113,680             $    61,849    $   191,907        $  (20,119)
                                                             ==========              ==========     ==========         ==========



See accompanying notes to financial statements beginning on page F-5.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         Management's discussion and analysis is intended to assist you in understanding our financial condition and results of operations. The information in this section should also be read with our Financial Statements and Notes to the Financial Statements included elsewhere in this document.

General

         The Company has recently been formed and, accordingly, has no results of operations. The following discussion relates only to our financial condition and results of operations. Please refer to our Pro Forma Data discussion on page __ to see the potential effects of the offering on our financial statements.

         Our results of operations depend primarily on net interest income, which is determined by (i) the difference between rates of interest we earn on our interest-earning assets and the rates we pay on interest-bearing liabilities (interest rate spread), and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities. Our results of operations are also affected by noninterest income, including, income from customer deposit account service charges, gains and losses from the sale of investments and mortgage-backed securities and noninterest expense, including, primarily, compensation and employee benefits, federal deposit insurance premiums, office occupancy cost, and data processing cost. Our results of operations are also affected significantly by general and economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, all of which are beyond our control.

Market Risk Analysis


         Qualitative Analysis. Our assets and liabilities may be analyzed by examining the extent to which they are interest rate sensitive and by monitoring the expected effects of interest rate changes on our net portfolio value.


         An asset or liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. If our assets mature or reprice more quickly or to a greater extent than our liabilities, our net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. Conversely, if our assets mature or reprice more slowly or to a lesser extent than our liabilities, our net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. Our policy has been to address the interest rate risk inherent in the historical savings institution business of originating long-term loans funded by short-term deposits by maintaining sufficient liquid assets for material and prolonged changes in interest rates and by originating loans with shorter terms to maturity such as construction, commercial and consumer loans. In addition, we have invested in adjustable-rate mortgage-backed securities as an interest rate risk management strategy.


         ^ Quantitative Analysis. In order to encourage savings associations to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk ("IRR") component into the risk-based capital rules. The IRR component is a dollar amount that will be deducted from total capital for the purpose of calculating an institution's risk-based capital requirement and is measured in terms of the sensitivity of its net portfolio value ("NPV") to changes in interest rates. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. An institution's IRR is measured as the change to its NPV as a result of a hypothetical 200 basis point ("bp") change in market interest rates. A resulting change in NPV of more than 2% of the estimated present value of total assets ("PV") will require the institution to deduct from its capital 50% of that excess change. The rules provide that the OTS will calculate the IRR component quarterly for each institution. Based on our asset size and risk-based capital, we have been informed by the OTS that we are exempt from this rule. Nevertheless, the following table presents our NPV at March 31, 1998, as calculated by the OTS, based on quarterly information we voluntarily provided to the OTS.


      Changes                              Net Portfolio Value
     in Market        ------------------------------------------------------------
   Interest Rates        $ Amount             $ Change              % Change         NPV Ratio(1)
   --------------     ---------------   --------------------   -------------------  -------------

   (basis points)             (Dollars in Thousands)

         +400             886                 - 2,158                - 70.8             2.40%

         +300           1,438                 - 1,607                - 52.8             3.82

         +200           2,008                 - 1,037                - 34.1             5.25

         +100           2,573                 -   471                - 15.5             6.61

            0           3,045                       0                     0             7.71

         -100           3,413                     368                  12.1             8.53

         -200           3,567                     522                  17.1             8.86

         -300           3,666                     621                  20.4             9.04

         -400           3,988                     943                  31.0             9.72



------------------
(1) Calculated as the estimated NPV divided by present value of total assets.

         Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments and deposit run-offs and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in such computations. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react at different times and in different degrees to changes in market rates of interest. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above. Additionally, an increased credit risk may result as many borrowers may be unable to service their debt in the event of an interest rate increase.

         Our board of directors reviews our asset and liability policies on an annual basis. The board of directors meets quarterly to review interest rate risk and trends, as well as liquidity and capital ratios and requirements. Management administers the policies and determinations of the board of directors with respect to our asset and liability goals and strategies. We expect that our asset and liability policies and strategies will continue as described so long as competitive and regulatory conditions in the financial institution industry and market interest rates continue as they have in recent years.

Financial Condition


         Total assets increased $1.07 million or 2.8% to $38.7 million at March 31, 1998 from $37.6 million at September 30, 1997. The increase was primarily attributable to a $1.9 million increase in our loans receivable, net, and a $1.4 million increase in interest-bearing deposits with other banks, partially offset by a decrease in securities held-to-maturity of $998,000 as well as a decrease in mortgage-backed and related securities held-to-maturity of $476,000. Our total liabilities increased $930,000 or 2.6%, to $36.5 million at March 31, 1998 from $35.5 million at September 30, 1997. The increase was primarily attributable to a $891,000 increase in deposits. Deposits increased primarily due to increased marketing efforts through greater advertising. Total assets increased $3.3 million or 9.3% to $37.6 million at September 30, 1997, as compared to $34.4 million at September 30, 1996. This increase was primarily due to a $3.1 million or 13.5% increase in loans receivable, net, and a $1.2 million increase in cash and due from banks, partially offset by a $1.6 million decrease in securities held-to-maturity. The increase in loans receivable was due to greater marketing and increased demand in our primary market area. The decrease in securities held-to-maturity was a result of maturing instruments.


         Total liabilities increased $3.0 million or 9.4% to $35.5 million at September 30, 1997 as compared to $32.5 million at September 30, 1996. This increase was due to an increase in deposits of $5.6 million or 19.0% at September 30, 1997, partially offset by a $2.4 million decrease in FHLB advances. We had no FHLB advances at September 30, 1997 as our borrowings were repaid during 1997 using funds provided by the increase in deposits.

         Retained earnings increased $137,000 to $2.2 million or 5.7% of total assets at March 31, 1998, as compared to $2.1 million or 5.5% of total assets at September 30, 1997 and $1.9 million or 5.5% of total assets at September 30, 1996. The increases in retained earnings are primarily attributable to net income.

Average Balance Sheet

         The following table sets forth a summary of average balances of assets and liabilities as well as average yield and rate information. Average balances are based upon month-end balances, however, we do not believe the use of month-end balances differs significantly from an average based upon daily balances. There have been no tax equivalent adjustments made to yields.

                                                                For the Six Months Ended (5)
                                    ---------------------------------------------------------------------------------
                                                 March 31, 1998                            March 31, 1997
                                    ----------------------------------------   --------------------------------------
                                                                   Average                                    Average
                                         Average                   Yield/          Average                     Yield/
                                         Balance     Interest       Cost           Balance     Interest        Cost
                                         -------     --------   ------------       -------     --------      --------
                                                                      (Dollars in thousands)
Interest-earning assets:
  Loans receivable(1).............       $27,392       $1,107         8.08%        $23,935       $  977        8.16%
  Mortgage-backed securities......         2,896           91         6.28           2,683           81        6.03
  Investment securities(2)........         3,442           96         5.50           5,197          152        5.85
  Other interest-earning assets...         1,944           39         4.01           2,150           53        4.91
                                          ------       ------         ----          ------       ------        ----
     Total interest-earning assets        35,674        1,333         7.47          33,965        1,263        7.43
                                                                      ----                                     ----
 Noninterest-earning assets.......         2,154           --                        2,417           --
                                          ------       ------                       ------       ------
     Total assets.................       $37,828        1,333                      $36,382        1,263
                                          ======        -----                       ======        -----
Interest-bearing liabilities:

  NOW ^ accounts..................        $4,225       $   49         2.32          $3,808      $    44        2.31
  Savings accounts................         6,651           83         2.50           5,790           75        2.59
  Money market accounts...........         2,357           30         2.55           2,292           25        2.18
  Certificates of deposit.........        19,526          515         5.27          18,874          482        5.11
  Other liabilities...............            --           --           --           2,187           62        5.67
                                      ----------      -------       ------         -------       ------        ----

     Total interest-bearing liabilities   32,759          677         4.13          32,951          688        4.18
                                                                      ----                                     ----
Noninterest-bearing liabilities...         2,884                                     1,507
                                          ------                                    ------
     Total liabilities............        35,643                                    34,458
                                          ------                                    ------

Retained earnings.................         2,185           --                        1,924           --
                                          ------      -------                       ------      -------
     Total liabilities and
       retained earnings..........       $37,828                                   $36,382
                                          ======                                    ======

Net interest income...............                     $  656                                    $  575
                                                        =====                                     =====
Interest rate spread(3)...........                                    3.34%                                    3.25%
                                                                     =====                                    =====
Net yield on
  interest-earning assets(4)......                                    3.68%                                    3.39%
                                                                     =====                                    =====
Ratio of average interest-earning
  assets to average interest-
  bearing liabilities.............                                  108.90%                                  103.08%
                                                                    ======                                   ======




                                                     Year Ended September 30,                     At March 31,
                                    --------------------------------------------------------  ------------------
                                            1997                            1996                    1998
                                    -----------------------------  -------------------------  ------------------
                                                         Average                    Average             Average
                                    Average              Yield/    Average          Yield/    Actual     Yield/
                                    Balance Interest      Cost     Balance Interest  Cost     Balance     Cost
                                    ------- --------   ----------  ------- -------- --------  ------- ----------
                                                                           (Dollars in thousands)
Interest-earning assets:
  Loans receivable(1).............  $24,832   $2,034       8.19%   $21,636   $1,778   8.22%   $28,280     7.81%
  Mortgage-backed securities......    2,962      177       5.97      2,940      174   5.92      2,540     6.18
  Investment securities(2)........    4,645      318       6.85      5,531      364   6.57      2,886     5.64
  Other interest-earning assets...    2,559      106       4.13      1,537       53   3.45      2,712     5.25
                                     ------   ------       ----     ------   ------   ----      -----     ----
     Total interest-earning assets   34,998    2,635       7.53     31,644    2,369   7.49     36,418     7.33
                                                           ----                       ----                ----
 Noninterest-earning assets.......    2,333       --                 2,234       --             2,267
                                     ------   ------               -------   ------            ------
     Total assets.................  $37,331    2,635               $33,878    2,369           $38,685
                                     ======    -----                ======    -----            ======
Interest-bearing liabilities:

  NOW ^ accounts..................  $ 3,830       86       2.24     $3,708       74   1.99    $ 4,516     1.75
  Savings accounts................    6,187      152       2.46      5,568      167   3.01      7,007     2.50
  Money market accounts...........    2,283       60       2.62      2,746       59   2.15      2,540     2.62
  Certificates of deposit.........   19,530    1,031       5.28     18,019      887   4.92     19,475     5.40
  Other liabilities...............    1,302       80       6.14        738       35   4.78         --       --
                                     ------   ------       ----     ------    -----   ----     ------    -----

     Total interest-bearing liabilit 33,132    1,409       4.25     30,779    1,222   3.97     33,538     4.09
                                                           ----                       ----                ----
Noninterest-bearing liabilities...    2,225                          1,134                      2,922
                                     ------                         ------                     ------
     Total liabilities............   35,357                         31,913                     36,460
                                     ------                         ------                     ------

Retained earnings.................    1,974       --                 1,965       --             2,225
                                     ------   ------                ------   ------            ------
     Total liabilities and
       retained earnings..........  $37,331   $1,409               $33,878                    $38,685
                                     ======    =====                ======                     ======

Net interest income...............            $1,226                         $1,147
                                               =====                          =====
Interest rate spread(3)...........                         3.28%                      3.52%               3.24%
                                                           ====                       ====                ====
Net yield on
  interest-earning assets(4)......                         3.50%                      3.62%               3.56%
                                                           ====                       ====                ====
Ratio of average interest-earning
  assets to average interest-
  bearing liabilities.............                       105.63%                    102.81%             108.59%
                                                         ======                     ======              ======

--------------

(1)  Average balances include non-accrual loans.
(2)  Includes interest-bearing deposits in other financial institutions.
(3) Interest ^ rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.
(5) Annualized (where appropriate) for purposes of comparability with year-end data.

         The table below sets forth certain information regarding changes in our interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in average volume multiplied by old rate); (ii) changes in rates (changes in rate multiplied by old average volume); (iii) changes in rate-volume (changes in rate multiplied by the change in average volume).

                                  Six Months Ended March 31,            Year Ended September 30,
                                          1998 vs. 1997                     1997 vs. 1996
                                ----------------------------------   --------------------------------
                                        Increase (Decrease)                Increase (Decrease)
                                             Due to                            Due to
                                ----------------------------------   --------------------------------
                                                   Rate/                               Rate/
                                 Volume    Rate   Volume     Net     Volume     Rate   Volume    Net
                                 -------  ------  -------   ------   ------   ------   -------  -----
Interest income: .............                              (In thousands)
 Loans receivable ............   $ 141    $ (10)   $  (1)   $ 130    $ 263    $  (6)   $  (1)   $ 256
 Mortgage-backed securities ..       7        3     --         10        2        1     --          3
 Investment securities .......     (51)      (7)       2      (56)     (59)      16       (3      (46)
 Other interest-earning assets      (5)     (10)       1      (14)      36       10        7      (53)
                                 -----    -----    -----    -----    -----    -----    -----    -----
  Total interest income ......   $  92    $ (24)   $   2    $  70    $ 242    $  21    $   3    $ 266
                                 =====    =====    =====    =====    =====    =====    =====    =====

Interest expense:
 NOW accounts ................   $   5    $--      $--      $   5    $   3    $   9    $--      $  12
 Savings account .............      11       (3)    --          8       19      (31)      (3)     (15)
 Money market accounts .......       1        4     --          5      (10)      13       (2)       1
 Certificates of deposit .....      17       15        1       33       74       65        5      144
 Other liabilities ...........    --       --        (62)     (62)      27       10        8    $  45
                                 -----    -----    -----    -----    -----    -----    -----    -----
  Total interest expense
                                 $  34    $  16    $ (61)     (11)     113    $  66    $   8    $ 187
                                 =====    =====    =====    =====    =====    =====    =====    =====


Change in net interest income    $  58    $ (40)   $  63    $  81    $ 129    $ (45)   $  (5)   $  79
                                 =====    =====    =====    =====    =====    =====    =====    =====

Results of Operations for the Six Months Ended March 31, 1998 and 1997


         Net Income. Our net income increased $52,000 for the six months ended March 31, 1998, to $114,000 from $62,000 for the six months ended March 31, 1997. This increase was primarily attributable to an $81,000 increase in our net interest income^ and a $53,000 increase in our noninterest income ^, partially offset by a $55,000 increase in our provision for loan losses, an increase in noninterest expense of $11,000 and an increase in income taxes of $16,000.


         Net Interest Income. Net interest income is the most significant component of our income from operations. Net interest income is the difference between interest we receive on our interest-earning assets, primarily loans, investment and mortgage-backed securities and interest we pay on our interest-bearing liabilities, primarily deposits. Net interest income depends on the volume of and rates earned on interest-earning assets and the volume of and rates paid on interest-bearing liabilities.

         Our net interest income increased $81,000, or 15.15%, to $656,000 for the six months ended March 31, 1998, as compared to the same period in 1997. The increase was primarily due to the growth in our average interest-earning assets to $35.7 million in 1998 from $34.0 million in 1997 and growth in our interest rate spread to 3.34% in 1998 compared to 3.25% in 1997.

         The increase in our average interest-earning assets of $1.7 million primarily reflects increases of $3.5 million in our balance of average loans, partially offset by a decrease of $2.0 million in investment securities and other assets. The increase in our interest-earning assets was funded by the increase in deposits.


         Our interest rate spread and net yield on interest-earning assets increased for the six months ended March 31, 1998 compared to the same period in 1997 which was ^ due to an increase in average yield on our interest-earning assets of 7.47% in 1998 compared to 7.43% in 1997, ^ along with a decrease in our average yield on interest-bearing deposits of 4.13% in 1998 compared to 4.18% in 1997. The increase in our average yield on interest-earning assets was due to increased lending activity.

         The decrease in our average interest-bearing liabilities of $192,000 reflects increases of $417,000 in our average interest-bearing ^ NOW accounts and $1.6 million in average savings and certificates of deposit and a decrease of $2.2 million in average FHLB borrowings. The decrease in our average FHLB borrowings is primarily due to the increase in deposits.

         Provision for Loan Losses. Our provision for loan losses was $59,000 for the six months ended March 31, 1998, as compared to $4,000 for the same period in 1997. The increase in the provision ^ was the result of management's ^ determination that a higher allowance for loan losses was necessary to protect our ability to absorb losses. This, in turn, was based on our decision to diversify our loan portfolio. Prior to this decision, as of September 30, 1997, the Bank had commercial lines of credit of $17,550. This balance increased to $176,147 at March 31, 1998, a 903.69% increase. These lines of credit are usually collateralized by illiquid assets and, therefore, they have greater credit risk. For this reason, we have allocated $40,000 of the provision to the allowance for these loans. Previously, we had no allowance for loss allocated to this category of loans. We anticipate increasing our loan loss allowance as this category of loans increases.

         ^Additionally, consumer loans increased $40,000 during the year ended September 30, 1997, and $40,000 during the six months ended March 31, 1998. Due to our increased emphasis on consumer loans which have greater credit risk than residential mortgages, we have increased our provision for losses relating to consumer loans by $6,000. Both our commercial and residential real estate portfolios also increased significantly during the period ended March 31, 1998, as compared to the fiscal year ended September 30, 1997. We accordingly increased our provision for loans losses attributable to each of these portfolios by $14,000.

         Management believes the allowance for loan losses is at a level that is adequate to provide for estimated losses. However, there can be no assurance that further additions will not be made to the allowance and that such losses will not exceed the estimated amount. See "Business of Peoples Savings Bank -- Nonperforming and Problem Assets -- ^ Allowances for Loan Losses."


         Noninterest Income. Our noninterest income increased $53,000 or 67.3% from $79,000 for the six months ended March 31, 1997 to $133,000 for the same period in 1998. This increase in our noninterest income was due to the collection of a $54,000 deficiency judgment, partially offset by a decrease in fees and other service charges of $1,000.


         Noninterest Expense. Our noninterest expense increased $11,000 or 2.0% from $566,000 for the six months ended March 31, 1997 to $578,000 for the same period in 1998. The increase in our noninterest expense was due to a $6,000 increase in our occupancy and equipment expense and a $13,000 increase in other noninterest expense, partially offset by decreases of $1,000 in our compensation and benefits and $7,000 in our federal insurance premiums. The decrease in our federal deposit insurance premiums was due to a reduction in the rate charged for deposit insurance. The category of non-interest expense described as "Other" is comprised of expenses related to advertising, fees charged by banks, loan processing fees, NOW expenses, costs related to supplies and various professional fees. The highest of these expenses was $34,000 for bank charges.


         As a result of the conversion, our noninterest expense may increase due to costs associated with our employee stock ownership plan, restricted stock plan, if implemented, and the costs of being a public company. However, we expect any such increase to be offset by increased interest income resulting from investment of the proceeds from the conversion.

         Income Tax Expense. Our income tax expense increased $16,000 from $22,000 in 1997 to $38,000 in 1998. This increase in income tax expense is due to the increase in our pretax income of $68,000 from $84,000 in 1997 to $152,000 in 1998. Our effective tax rate was 25.07% and 26.24% for the six months ended March 31, 1998 and 1997, respectively.

Results of Operations for the Years Ended September 30, 1997 and 1996

         Net Income. Our net income increased $212,000 for the year ended September 30, 1997, to $192,000 from a loss of $20,000 for the year ended September 30, 1996. This increase was primarily attributable to a $79,000 increase in our net interest income, a $50,000 increase in our noninterest income and a $182,000 decrease in our noninterest expense, partially offset by a $103,000 increase in our income tax expense due to the increase in income before taxes. In 1996, we were required to pay a one-time assessment to the FDIC in the amount of $192,000 to recapitalize the SAIF.


         Net Interest Income. Our net interest income increased $79,000, or 6.9%, to $1.2 million for the year ended September 30, 1997, as compared to the same period in 1996. The increase was primarily due to the growth in our average interest-earning assets to $35.0 million in 1997 from $31.6 million in 1996, partially offset by a decrease in our interest rate spread to 3.28% in 1997 compared to 3.52% in 1996. The growth in interest-earning assets resulted from ^increased ^originations of loans.

         The increase in our average interest-earning assets of $3.4 million reflects increases of $3.2 million in our ^ average loans balance and $1.0 million in our other interest-earning assets, partially offset by a decrease of $886,000 in our investment securities. The increase in our interest-earning assets was funded by the increase of $2.4 million in average interest-bearing liabilities.

         Our interest rate spread and net yield on interest-earning assets decreased for the year ended September 30, 1997 compared to the same period in 1996 primarily due to an increase in our average cost on interest-bearing liabilities to 4.25% in 1997 compared to 3.97% in 1996. The increase in our average cost on interest-bearing liabilities was due to an increase in borrowings of $564,000 and an increase in our average ^ rate paid on interest-bearing liabilities of 28 basis points.


         The increase in our average interest-bearing liabilities of $2.4 million reflects increases of $1.5 million in our average certificates of deposit, $619,000 in average savings accounts and $122,000 in average NOW accounts.

         Provision for Loan Losses. Our provision for loan losses was $8,000 in 1997 as compared to $13,000 in 1996. The decrease in the provision in 1997 was the result of management's review of the adequacy of the allowance for loan losses.

         Noninterest Income. Our noninterest income increased $50,000 or 45.3% from $111,000 in 1996 to $161,000 in 1997. This increase in our noninterest income was due to increases of $38,000 in our deposit account fees and service charges, $8,000 in income from real estate owned and $5,000 in increased gain on sales of available-for-sale securities, partially offset by a $1,000 increase in our loss on sale of assets. Deposit account fees increased during 1997 due to a higher number of accounts.


         Noninterest Expense. Our noninterest expense decreased $182,000 or 14.1% from $1.3 million in 1996 to $1.1 million in 1997. The decrease in our noninterest expense was due to a $235,000 decrease in our federal deposit insurance premiums and assessments, offset by increases of $32,000 in our compensation and benefits and $24,000 in our other noninterest expense accounts which was partially attributable to increases in the processing costs related to the growth in the number of transaction accounts. The decrease in our federal deposit insurance premiums was due to a $192,000 one-time special assessment levied in 1996 to recapitalize the SAIF, which did not recur in 1997. Following the one-time special assessment, the FDIC insurance premium rates decreased from 0.230% to 0.063% per $100 in SAIF deposits, resulting in lower noninterest expense. The category of non-interest expense described as "Other" is comprised of expenses related to advertising, fees charged by banks, loan processing fees, NOW expenses, costs related to supplies and various professional fees. The highest of these expenses was $56,000 for bank charges.

         Income Tax Expense. Our income tax expense increased $103,000 from a credit of $22,000 in 1996 to $81,000 in 1997. This increase in income tax expense is due to the increase in our pretax income from a loss before taxes of $42,000 in 1996 to income before taxes of $273,000 in 1997. Our effective tax rate was 29.8% for the year ended September 30, 1997.


Liquidity and Capital Resources

         We are required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which varies from time to time depending upon economic conditions and deposit flows, is based upon a percentage of our deposits and short-term borrowings. The required ratio currently is 4.0% and our regulatory liquidity ratio average was 11.14%, 11.63% and 12.86% at March 31, 1998, September 30, 1997 and 1996, respectively.

         Our primary sources of funds are deposits, repayment of loans and mortgage-backed securities, maturities of investment securities and interest-bearing deposits with other banks, advances from the FHLB of New York, and funds provided from operations. While scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are predictable sources of funds, deposit flows, and loan prepayments are greatly influenced by the general level of interest rates, economic conditions and competition. We use our liquidity resources principally to fund existing and future loan commitments, maturing certificates of deposit and demand deposit withdrawals, to invest in other interest-earning assets, to maintain liquidity, and meet operating expenses.

         Net cash provided by our operating activities (the cash effects of transactions that enter into our determination of net income e.g., non-cash items, amortization and depreciation, provision for loan losses) for the six months ended March 31, 1998 was $131,000, an increase of $206,000, as compared to the same period in 1997. The increase in 1998 was primarily due to a $52,000 increase in our net income, an increase in our income taxes payable of $36,000, an increase in our prepaid expenses, and cash used to reduce accrued liabilities. Net cash provided by our operating activities year for the ended
September  30,  1997 was  $169,000  as  compared  to $42,000  for the year ended
September 30, 1996. The increase in 1997 was primarily due to a $212,000 increase in our net income, reduced by payments on other liabilities and taxes.

         Net cash used by our investing activities (i.e., cash receipts, primarily from our investment securities and mortgage-backed securities portfolios and our loan portfolio) for the six months ended March 31, 1998, totalled $1.8 million, a decrease of $2.3 million. This decrease was primarily attributable to loan originations and investments in interest-bearing deposits. For the year ended September 30, 1997 net cash used by investing activities totalled $2.2 million, a decrease of $400,000 from September 30, 1996. The decrease was primarily attributable to funding net loan growth of $3.1 million in 1997 as compared to $2.6 million in 1996. The decrease was also affected by paydowns and maturities of investment and mortgage-backed securities of $1.2 million in 1997 as compared to $4.5 million in 1996.

         Net cash used in our financing activities (i.e., cash receipts primarily from net increases in deposits and net decreases in FHLB advances) for the six months ended March 31, 1998, totalled $900,000, a decrease of $3.5 million as compared to the six months ended March 31, 1997. For the year ended September 30, 1997 net cash used in financing activities totalled $3.2 million, an increase of $2.5 million from September 30, 1996. The increase was primarily attributable to repayment of FHLB advances.

         Approximately $11.3 million of our time deposits mature within the next 12 months. We expect such deposits to be renewed at market rates. In addition to this source of continuing funding, we have a $9.4 million line of credit available through the FHLB of New York.

Year 2000 Issues

         The approaching millennium is causing organizations of all types to review their computer systems for the ability to properly accommodate the year 2000. When computer systems were first developed, two digits were used to designate the year in date calculations and "19" was assumed for the century. As a result, there is significant concern about the integrity of date sensitive calculations when the calendar rolls over to January 1, 2000. An older system could interpret 01/01/00 as January 1, 1900 potentially causing major problems calculating interest, payment, delinquency or maturity dates.

         Our internal Year 2000 Working Committee, comprised of senior management was formed to address the potential risk that Year 2000 poses for us. This committee reports to the board of directors. In June 1997, the committee compiled a written Year 2000 Action Plan to promote awareness of pertinent issues and to provide for evaluation and testing of our electronic systems, programs and processes. This report was submitted to the OTS for review in August 1997 and was deemed acceptable by the OTS in October 1997.

         Accurate data processing is essential to our operations and a lack of accurate processing by our vendor or by us could have a significant adverse impact on our financial condition and results of operations. We have been assured by our data processing service bureau that their computer services will function properly on and after January 1, 2000.^ Additional testing of the system is scheduled for August 1998. If by the end of this year ^ our primary data processing service bureau ^ has encountered unforseen problems and, as a result, will not be year 2000 compliant within the necessary timeframe, we will seek a secondary data processing service provider to complete the task. If we are unable to do this, we will identify those steps necessary to minimize the negative impact this could have on us. ^ We are also in the process of upgrading our teller equipment to be year 2000 compliant and we expect this upgrade to be completed by the fourth calendar quarter of 1998. We estimate that the cost of our year 2000 upgrades will not have a material adverse effect on our financial condition or results of operations.


Recent Accounting Pronouncements

         FASB Statement on Reporting Comprehensive Income. In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130. SFAS No. 130 will require us to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of equity. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.


         FASB Statement on Earnings Per Share. In March 1997, FASB issued SFAS No. 128. The Statement establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. This Statement supersedes the standards for computing earnings per share previously found in Accounting Principles Board ("APB") Opinion No. 15, Earnings per Share ("EPS"), and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and the denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. This statement supersedes Opinion No. 15 and AICPA Accounting Interpretation 1-102 of Opinion
15. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. We will adopt SFAS No. 128 for all our financial statements prepared after the conversion.


         FASB Statement on Disclosure of Information about Capital Structure. In February 1997, the FASB issued SFAS No. 129. The Statement incorporates the disclosure requirements of APB Opinion No. 15, Earnings per Share, and makes them applicable to all public and nonpublic entities that have issued securities addressed by the Statement. APB Opinion No. 15 requires disclosure of descriptive information about securities that is not necessarily related to the computation of earnings per share. This statement continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, Omnibus Opinion- 1966, and No. 15, Earnings per Share, and FASB Statement No. 47, Disclosure of Long-Term Obligations, for entities that were subject to the requirements of those standards. This Statement eliminates the exemption of nonpublic entities from certain disclosure requirements of Opinion 15 as provided by FASB Statement No. 21, Suspension of the Reporting of Earnings per Share and Segment Information by Nonpublic Enterprises. It supersedes specific disclosure requirements of Opinions 10 and 15 and Statement 47 and consolidates them in this Statement for ease of retrieval and for greater visibility to nonpublic entities. The Statement is effective for financial statements for periods ending after December 15, 1997. We will adopt SFAS No. 129 for all our financial statements prepared after the conversion.

         FASB Statement on Disclosures about Segments of an Enterprise and Related Information. In June 1997, the FASB issued SFAS No. 131. SFAS No. 131 establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.

         FASB Statement on Employers' Disclosures about Pensions and Other Postretirement Benefits. In February 1998, the FASB issued SFAS No. 132. SFAS No. 132 revises employers' disclosures about pension and other postretirement benefit plans. SFAS No. 132 does not change the measurement or recognition of those plans and is effective for fiscal years beginning after December 15, 1997. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.


         FASB Statement on Accounting for Derivative Instruments and Hedging Activities. In June 1998, the FASB issued SFAS No. 133. SFAS No. 133 requires an entity to recognize all derivatives as either an asset or a liability in the statement of financial position and to measure these instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.


                      BUSINESS OF FARNSWORTH BANCORP, INC.

         The Company is not an operating company and has not engaged in any significant business to date. It was formed in May 1998 as a New Jersey-chartered corporation to be the holding company for Peoples Savings Bank. The holding company structure will facilitate: (i) diversification into non-banking activities, (ii) acquisitions of other financial institutions, such as savings institutions, (iii) expansion within existing and into new market areas, and (iv) stock repurchases without adverse tax consequences. There are, however, no present plans regarding diversification, acquisitions, expansion or repurchases.

         Since the Company will own only one savings association, it generally will not be restricted in the types of business activities in which it may engage, provided that we retain a specified amount of our assets in housing-related investments. The Company initially will not conduct any active business and does not intend to employ any persons other than officers but will utilize our support staff from time to time.

         The office of the Company is located at 789 Farnsworth Avenue, Bordentown, New Jersey. The telephone number is (609) 298-0723.

                        BUSINESS OF PEOPLES SAVINGS BANK

         Peoples Savings Bank was originally chartered in 1880 as The Bordentown Building and Loan Association. In 1965 we merged with Peoples Building and Loan Association and became Bordentown Peoples Savings and Loan Association. We acquired Florence Township Savings and Loan Association and Beverly Building and Loan Association in 1985 and 1989, respectively. The Beverly branch was subsequently closed in 1994. In 1995 we changed our name to Peoples Savings Bank, SLA. In 1996 we converted from a state-chartered mutual savings bank to a federally-chartered mutual savings bank, and concurrently changed our name to Peoples Savings Bank.

         We are a community and customer-oriented federal mutual savings bank with two branch offices located in Burlington County. We provide financial services to individuals, families and small businesses. Historically, we have emphasized residential mortgage lending, primarily originating one- to four-family mortgage loans. At March 31, 1998, we had total assets of $38.7 million, deposits of $36.1 million, and retained earnings of $2.3 million.

         The  principal  sources  of  funds  for our  activities  are  deposits, payments on loans and borrowings from the FHLB of New York. Funds are used principally for the origination of fixed-rate mortgage loans, but also occasionally for the origination of adjustable-rate mortgage loans, secured by first mortgages on one- to four-family residences located in our local communities, and for the purchase of investment securities. One- to four-family mortgage loans totalled $21.6 million, or 75% of our total loans receivable portfolio at March 31, 1998. Our principal sources of revenue are interest received on loans and on investments and our principal expense is interest paid on deposits and borrowings.

Market Area


         Our main office is located in Bordentown and our branch office is located in Florence, approximately seven miles from the main office. Both offices are in northern Burlington County, our primary market area. Both Bordentown and Florence are densely populated, urban areas. Burlington County has a stable economy with a low unemployment rate, and a diversified economic base of light industry and retail businesses. ^ Median household incomes for Bordentown and Florence are substantially higher than those in the rest of the state. Unlike Florence, the population in Bordentown is projected to increase, although not by as much as is projected for the ^State of New Jersey.


Lending Activities

         Most of our loans are mortgage loans which are secured by one- to four-family residences. We also make construction loans on one- to four-family and commercial properties, commercial real estate and business loans, as well as consumer loans. Almost all of the loans we originate have rates of interest which are fixed ("fixed-rate").

         The following table sets forth information concerning the types of loans held by us.

                                              At March 31,                                   At September 30,
                                      -----------------------------   -------------------------------------------------------------
                                                  1998                            1997                             1996
                                      -----------------------------   -----------------------------   -----------------------------
                                            $               %               $               %               $               %
                                                                          (Dollars in thousands)
Type of Loans:
Residential .......................         $21,579          74.8%          $20,220          73.5%           $19,107          77.6%


Construction.......................           2,332           8.1             2,842          10.3              1,840           7.5
Commercial real estate.............           1,234           4.3             1,144           4.2                541           2.2
Commercial business................             176         ^ 0.6                18         ^ 0.1                 54           0.2

Consumer loans:
    Home equity....................           3,223          11.2             3,004          10.9              2,870          11.7
    Savings account loans..........             231           0.8               246           0.9                197           0.8
    Automobile loans...............              34           0.1                --            --                 --             --
    Other..........................              52           0.1                50           0.1                 --             --
                                             ------        ------             -----        ------             ------         -------
                                             28,861         100.0%           27,524         100.0%            24,609         100.0%
                                            -------         =====            ------         =====             ------         =====
Less:
  Loans in process.................             293                             895                            1,137
  Deferred loan origination
    fees and costs.................             163                             154                              153
  Allowance for loan losses........             125                              66                               58
                                           --------                        --------                         --------
 Total loans, net..................         $28,280                         $26,409                          $23,261
                                             ======                          ======                           ======



         The following table sets forth the estimated maturity of our loan portfolio at March 31, 1998. The table does not include the effects of possible prepayments or scheduled principal repayments. For the six months ended March 31, 1998 and the year ended September 30, 1997, prepayments and scheduled principal repayments on loans totalled $2.80 million and $1.19 million, respectively. All mortgage loans are shown as maturing based on the date of the last payment required by the loan agreement.


                                     1-4 Family                         Commercial        Commercial
                                      Mortgage       Construction       Real Estate        Business          Consumer        Total
                                       Loans             Loans             Loans             Loans            Loans          Loans
                                       -----             -----             -----             -----            -----          -----
                                                                             (In thousands)
Amounts due:
Within 1 year................         $ 2,022            $2,332           $   251              $161           $   240       $ 5,006
Over 1 to 3 years............             491                --                --                --               344           835
Over 3 to 5 years............           1,472                --                --                15               521         2,008
Over 5 to 10 years...........           1,333                --               507                --               731         2,571
Over 10 to 20 years..........           5,730                --                80                --             1,704         7,514
Over 20 years................          10,531                --               396                --                --        10,927
                                       ------           -------            ------              ----           -------        ------
  Total amount due...........          21,579             2,332             1,234               176             3,540        28,861
                                     ^ ------           -------            ------              ----           -------        ------
Less:
Allowance for loan losses....             119                --                --                 2                 4           125
Loans in process.............              --               293                --                --                --           293
Deferred loan fees...........             163                --                --                --                --           163
                                      -------           -------           -------              ----           -------       -------
  Loans receivable, net               $21,297            $2,039            $1,234              $174            $3,536       $28,280
                                       ======             =====             =====               ===             =====        ======


         The following table sets forth the dollar amount of all loans due after March 31, 1999, which have pre-determined interest rates and which have floating or adjustable interest rates.


                                                     Floating or
                                    Fixed-rates    Adjustable-rates      Total
                                    -----------    ----------------      -----
                                                  (In thousands)
Residential.........................    $19,370        $187             $19,557
Construction........................         --          --                  --
Commercial real estate..............        983          --                 983
Commercial business.................         15          --                  15
Construction........................         --          --                  --
Consumer............................      2,976         324               3,300
                                         ------         ---              ------
  Total.............................    $23,344        $511             $23,855
                                         ======         ===              ======




         The following information contains information concerning changes in the amount of loans held by us.

                                           For the Six
                                           Months Ended   For the Years Ended
                                              March 31,      September 30,
                                           ------------ ------------------------
                                               1998         1997        1996
                                              -------   ---------      ---------

                                                         (In thousands)

Total gross loans receivable
  at beginning of period............          $27,524     $24,609      $20,626
Loans originated:
  Residential.......................            2,633       3,708        4,326
  Construction......................              412       2,315        1,876
  Commercial real estate............               55         656           --
  Commercial business...............              165          20           --
  Consumer..........................              459       1,905        1,217
    Total loans originated..........            3,724       8,604        7,419
Loan principal repayments...........            2,387       5,689        3,428
Loans charged off...................               --          --            8
Net loan activity...................            1,337       2,915        3,983
                                               ------      ------       ------
    Total gross loans receivable
      at end of period..............          $28,861     $27,524      $24,609
                                               ======      ======       ======

Mortgage Loans:

         One- to Four-Family Residential Loans. Our primary lending activity consists of originating one- to four-family fixed-rate residential mortgage loans which are owner-occupied and secured by property located in our market area. We generally originate fixed-rate loans with terms, conditions and documentation which would permit us to either sell the loans to Federal National Mortgage Association ("FNMA" or Federal Home Loan Mortgage Corporation ("FHLMC"), in the secondary market or retain them in our portfolio, depending on the yield on the loan and on our asset/liability management objectives. While we have in the past originated adjustable-rate mortgage ("ARM") loans, this has not been a significant aspect of our business. At March 31, 1998, we had only one ARM loan.

         Our fixed-rate loans generally have terms from 10 to 30 years with principal and interest payments calculated using up to a 30-year amortization period. Some of these fixed-rate loans are balloon loans with terms of 5 or 7 years, with principal and interest payments again calculated using up to a 30-year amortization period. The maximum loan-to-value ratio on residential mortgage loans is 95%. Loans originated with a loan-to-value ratio in excess of 80% require private mortgage insurance.

         Our mortgage loans generally include due-on-sale clauses. This gives us the right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property securing the mortgage loan without our consent.

         Commercial  Real Estate  Loans.  Our  commercial  real estate loans are secured by office buildings, retail establishments and other commercial properties. These loans generally do not exceed $500,000, nor do they have terms greater than 15 years. If a borrower should require a longer amortization period, the loan will be an adjustable or balloon mortgage, adjusting or maturing in five years.

         Commercial real estate lending entails significant additional risks compared to residential property lending. These loans typically involve large loan balances to single borrowers or groups of related borrowers. The repayment of these loans typically is dependent on the successful operation of the real estate project securing the loan. For commercial real estate these risks can be significantly affected by supply and demand conditions in the market for office retail space and may also be subject to adverse conditions in the economy. To minimize these risks, we generally limit this type of lending to our market area and to borrowers who are otherwise well known to us and generally limit the loan to value ratio to 75%.

Construction Loans:

         We make residential construction loans/permanent loans on one- to four-family residential property to the individuals who will be the owners and occupants upon completion of construction. We also make commercial construction loans to local business. Our three current projects are a motel conversion loan (in the amount of $500,000), a shopping center (in the amount $350,000) and a medical facility (in the amount of $504,000).

         Interest payments only are required during construction and these are to be paid from the borrower's own funds. These loans are made at 1% to 2% above prime and have terms of up to 12 months. The maximum loan-to-value ratio is 75% of the appraised value of the completed project. Upon completion of construction the loan converts to a permanent loan and regular principal and interest payments commence. We do not finance any speculative projects.

         Construction lending is generally considered to involve a higher degree of credit risk than long-term financing of residential properties. Our risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction and the estimated cost of construction. If the estimate of construction cost and the marketability of the property upon completion of the project prove to be inaccurate, we may be compelled to advance additional funds to complete the construction. Furthermore, if the final value of the completed property is less than the estimated amount, the value of the property might not be sufficient to assure the repayment of the loan.

Commercial Business Loans:


         Our commercial loans generally constitute lines of credit to local businesses. These loans are primarily secured by real estate and generally do not have terms greater than one year. We offer commercial business loans to benefit from the higher fees and interest rates and the shorter terms to maturity.

         Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment. ^Commercial loans, therefore, have greater credit risk than residential mortgage loans.


         We are also a Small Business Administration ("SBA") authorized lender. A variety of types of small business administration loans are available. Currently there are no SBA loans in the portfolio.

Consumer Loans:

         We offer non-collateralized personal loans in the amounts of up to $5,000 in order to provide a wider range of financial services to our customers and because these loans provide higher interest rates and shorter terms (12 to 36 months) than many of our other loans. Consumer loans totalled $3.5 million or 12.27% of our total loans at March 31, 1998. We also offer loans with savings pledged as additional security. Our consumer loans consist of home equity, savings account, automobile and personal loans.


         The home equity loans we originate are secured by one- to four-family residences. These loans have terms of three to 15 years, generally will not exceed $100,000 and have loan-to-value ratios of 80% or less. Home equity lines of credit have interest rates of prime plus 1.5% and are subject to a 75% loan-to-value ratio, which includes a first mortgage balance.


         Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. Repossessed collateral for a defaulted consumer loan may not be sufficient for repayment of the outstanding loan, and the remaining deficiency may not be collectible.

         Loan Approval Authority and Underwriting. Our loan committee, which is comprised of President Pelehaty, Vice President Alessi, our Senior Loan Officer and our Loan Servicing Manager, approves one- to four-family mortgage loans up to the conforming loan limit of $227,150, and all other loans up to $50,000. Loan requests above this amount must be approved by the full board of directors, which meets twice monthly, or by the Executive Committee composed of four non-employee directors and President Pelehaty.

         Upon receipt of a completed loan application from a prospective borrower, a credit report is ordered. Income and certain other information is verified. If necessary, additional financial information may be requested. If applicable, an appraisal or other estimate of value of the real estate intended to be used as security for the proposed loan is obtained. Appraisals are processed by independent fee appraisers. Private mortgage insurance will also be required in certain instances.

         Construction/permanent loans are made on individual properties. Funds advanced during the construction phase are held in a loans-in-process account and disbursed at various stages of completion, following physical inspection of the construction by a loan officer or appraiser.

         Either title insurance or a title opinion is generally required on all real estate loans. Borrowers also must obtain fire and casualty insurance. Flood insurance is also required on loans secured by property which is located in a flood zone.

         Loan Commitments. Written commitments are issued to prospective borrowers within 45 days of the loan application. The prospective borrower has 10 days from this commitment date within which to accept the loan. The loan must close within 45 days of this acceptance date. The interest rate at which the loan will be made is fixed for 60 days from the date of the loan application. At March 31, 1998, commitments to cover originations of mortgage loans totalled $1,705,000. We believe that virtually all of our commitments will be funded.

         Loans to One Borrower. The maximum amount of loans which we may make to any one borrower may not exceed the greater of $500,000 or 15% of our unimpaired capital and unimpaired surplus. We may lend an additional 10% of our unimpaired capital and unimpaired surplus if the loan is fully secured by readily marketable collateral. Our maximum loan to one borrower limit was $500,000 at March 31, 1998. One loan exceeded this limit at March 31, 1998. This loan is being refinanced so that it is within the required limit. At March 31, 1998, the aggregate loans of our five largest borrowers have outstanding balances of between $345,000 and $504,000.

Nonperforming and Problem Assets


         Loan Delinquencies. When a mortgage loan becomes 15 days past due, a notice of nonpayment is sent to the borrower. After the loan becomes 30 days past due, another notice of nonpayment, accompanied by a personal letter, is sent to the borrower. If the loan continues in a delinquent status for 90 days past due and no repayment plan is in effect, foreclosure proceedings will be initiated. The borrower will be notified when foreclosure is commenced. Although generally our policy is to discontinue accruing interest on loans ^more than 90 days past due, in certain circumstances exceptions may be made if upon review there is adequate collateral to justify continuing to accrue interest on ^such loans.


         Loans are reviewed on a monthly basis and are placed on a non-accrual status when, in our opinion, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income. Subsequent interest payments, if any, are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

         Nonperforming Assets. The following table sets forth information regarding nonaccrual loans and real estate owned, as of the dates indicated. For the six months ended March 31, 1998, interest income that would have been recorded on loans accounted for on a non-accrual basis under the original terms of such loans was $8,000.

                                                                           At March 31,            At September 30,
                                                                           ------------        -----------------------
                                                                              1998               1997           1996
                                                                                 (Dollars in thousands)
Loans accounted for on a non-accrual basis:
Mortgage loans:

  Permanent loans secured by 1-4 family units.................            $    ^ 192           $    199        $    --
  All other mortgage loans....................................                    74                 --             --
                                                                             -------            -------         ------
Total.........................................................            $    ^ 266           $    199        $    --
                                                                           =========           ^=======         ======


Accruing loans which are contractually past due 90 days or more:
Mortgage loans:

  Permanent loans secured by 1-4 family units.................            $      ^--           $     --         $    9
Total.........................................................                   ^--                 --              9
Total non-accrual and accrual loans...........................                   266                199              9
Real estate owned.............................................                    --                 --            298
Total nonperforming assets....................................                   266                199            307
Total non-accrual and accrual loans to net loans..............                  0.94%               0.75%          0.04%

Total non-accrual and accrual loans to total assets...........
                                                                                0.69%               0.53%          0.03%
Total non performing assets to total assets...................                  0.69%               0.53%          0.89%


         Classified Assets. OTS regulations provide for a classification system for problem assets of savings associations which covers all problem assets. Under this classification system, problem assets of savings institutions such as ours are classified as "substandard," "doubtful," or "loss." An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the borrower or of the collateral pledged, if any. Substandard assets include those characterized by the "distinct possibility" that the savings institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as loss are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets may be designated "special mention" because of potential weakness that do not currently warrant classification in one of the aforementioned categories.

         When a savings association classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a savings association classifies problem assets as loss, it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. A savings association's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which may order the establishment of additional general or specific loss allowances. A portion of general loss allowances established to cover possible losses related to assets classified as substandard or doubtful may be included in determining a savings association's regulatory capital. Specific valuation allowances for loan losses generally do not qualify as regulatory capital. At March 31, 1998, we had $453,000 of loans classified as special mention, and no loans classified as substandard, doubtful or loss.

         Allowances for Loan Losses. A provision for loan losses is charged to operations based on management's evaluation of the losses that may be incurred in our loan portfolio. The evaluation, including a review of all loans on which full collectibility of interest and principal may not be reasonably assured, considers: (i) our past loan loss experience, (ii) known and inherent risks in our portfolio, (iii) adverse situations that may affect the borrower's ability to repay, (iv) the estimated value of any underlying collateral, and (v) current economic conditions.

         We monitor our allowance for loan losses and make additions to the allowance as economic conditions dictate. Although we maintain our allowance for loan losses at a level that we consider adequate for the inherent risk of loss in our loan portfolio, future losses could exceed estimated amounts and additional provisions for loan losses could be required. In addition, our determination as to the amount of allowance for loan losses is subject to review by the OTS, as part of its examination process. After a review of the information available, the OTS might require the establishment of an additional allowance.

         The following table illustrates the allocation of the allowance for loan losses for each category of loans. The allocation of the allowance to each category is not necessarily indicative of future loss in any particular category and does not restrict our use of the allowance to absorb losses in other loan categories.

                                                   At March 31,                                 At September 30,
                                              -----------------------    ---------------------------------------------------------
                                                       1998                           1997                           1996
                                              -----------------------    -----------------------------      ----------------------

                                                            Percent of                      Percent of                    Percent
                                                             Loans in                        Loans in                    of Loans
                                                               Each                            Each                       in Each
                                                             Category                        Category                    Category
                                                             to Total                        to Total                    to Total
                                               Amount          Loans            Amount        Loans           Amount       Loans
                                               ------          -----            ------        -----           ------       -----
                                                                           (Dollars in thousands)

Residential............................        $ ^ 75           60.00%         $   66          100.00%         $  58       100.00%
Construction...........................            --              --              --              --             --           --
Commercial ^ real estate...............             4            3.20              --              --             --           --
Commercial lines of credit.............            40           32.00              --              --             --           --
 Consumer .............................           ^ 6            4.80              --              --             --           --
                                               ------          ------           -----           -----          -----        -----

    Total allowance for
      loan losses......................        $  125          100.00%         $   66          100.00%         $  58       100.00%
                                                =====          ======            =====         ======           ====       ======

         The following table sets forth information with respect to our allowance for loan losses at the dates and for the periods indicated:

                                                                At March 31,                At September 30,
                                                                ------------         ---------------------------
                                                                    1998                1997              1996
                                                                    ----             --------           --------
                                                                              (Dollars in thousands)

Total loans outstanding (1)............................           $28,405             $26,409           $23,261
                                                                   ======              ======            ======
Average loans outstanding(1)...........................           $27,392             $24,832           $21,636
                                                                   ======              ======            ======


Allowance balances (at beginning of period)............                66                  58                46
Provision:

  Residential..........................................              ^ 19                   8                20
  Commercial real estate...............................               ^ 4                  --                --
  Commercial lines of credit...........................                40                  --                --
  Consumer.............................................               ^ 6                  --                --

Net recoveries.........................................                --                  --                 8
                                                                   ------              ------            ------
Allowance balance (at end of period)...................           $   125             $    66           $    58
                                                                   ======              ======            ======
Allowance for loan losses as a percent of
  total loans outstanding..............................              0.44%               0.25%             0.25%
Net loans charged off as a percent of average
  loans outstanding....................................                --%                 --%               --%




(1) Excludes allowance for loan losses and deferred loan origination fees and costs.


Investment Activities

         Investment Securities. We are required under federal regulations to maintain a minimum amount of liquid assets which may be invested in specified short-term securities and certain other investments. See "Regulation -- Savings Institution Regulation -- Federal Home Loan Bank System" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The level of liquid assets varies depending upon several factors, including: (i) the yields on investment alternatives, (ii) our judgment as to the attractiveness of the yields then available in relation to other opportunities, (iii) expectation of future yield levels, (iv) asset/liability management, and (v) our projections as to the short-term demand for funds to be used in loan origination and other activities. We classify our investment securities as "available-for-sale" or "held-to-maturity" in accordance with SFAS No. 115. At March 31, 1998, our investment portfolio policy permitted investments in instruments such as: (i) U.S. Treasury obligations,
(ii) U.S. federal agency or federally sponsored agency obligations, (iii) local municipal obligations, (iv) mortgage-backed securities, (v) banker's acceptances, (vi) certificates of deposit, (vii) federal funds, including FHLB overnight and term deposits (up to six months), (viii) collateralized automobile receivables, and (ix) investment grade corporate bonds, commercial paper and mortgage derivative products. See "-- Mortgage-Backed Securities." The board of directors may authorize additional investments.

         Our investment securities "available-for-sale" and "held-to-maturity" portfolios at March 31, 1998, did not contain securities of any issuer with an aggregate book value in excess of 10% of our equity, excluding those issued by the United States government agencies.

         Mortgage-Backed Securities. To supplement lending activities, we have invested in residential mortgage-backed securities. Mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. Mortgage-backed securities represent a participation interest in a pool of single-family or other type of mortgages. Principal and interest payments are passed from the mortgage originators, through intermediaries (generally quasi-governmental agencies) that pool and repackage the participation interests in the form of securities, to investors such as us. The quasi-governmental agencies guarantee the payment of principal and interest to investors and include the FHLMC, the Government National Mortgage Association ("GNMA") and FNMA.

         At March 31, 1998, all of our mortgage-backed securities portfolio was classified as "held-to- maturity", and totalled $2.5 million. Each security was issued by GNMA, FHLMC or FNMA. Expected maturities will differ from contractual maturities due to scheduled repayments and because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

         Mortgage-backed securities typically are issued with stated principal amounts. The securities are backed by pools of mortgages that have loans with interest rates that are within a set range and have varying maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable-rate mortgage loans. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates. The interest rate risk characteristics of the underlying pool of mortgages (i.e., fixed-rate or adjustable-rate) and the prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages. Mortgage-backed securities issued by FHLMC and GNMA make up a majority of the pass-through certificates market.

         Investment Portfolio. The following table sets forth the carrying value of our investments. See Notes 2, and 3 to our financial statements elsewhere in this document.

                                                                     At March 31,         At September 30,
                                                                     ------------      ---------------------
                                                                        1998            1997          1996
                                                                     ---------         -------       -------
                                                                                   (In thousands)
Investments securities held-to-maturity:
  U.S. agency securities..................................             $2,659           $3,656        $5,302
  State and local government..............................                 99               99            99
                                                                        -----            -----         -----
     Total investment securities held-to-maturity.........              2,758            3,755         5,401

Investment securities available-for-sale:
  FHLMC Stock.............................................                128               96            66
                                                                          ---             ----          ----
      Total investment securities available-for-sale......                128               96            66

Interest-bearing deposits.................................              2,450            1,082           361
FHLB stock................................................                261              234           234
Mortgage-backed securities held-to-maturity...............              2,540            3,016         2,781
                                                                        -----            -----         -----
      Total investments...................................             $8,137           $8,183        $8,843
                                                                        =====            =====         =====

         The following table sets forth certain information regarding scheduled maturities, carrying values, approximate fair values, and weighted average yields for our investments at March 31, 1998 by contractual maturity. The following table does not take into consideration the effects of scheduled repayments or the effects of possible prepayments.

                                                                                                                   Total
                     One Year or Less       One to Five Years   Five to Ten Years    More than Ten Years     Investment Securities
                   ----------------------  ------------------  --------------------  -------------------- --------------------------
                                 Weighted            Weighted              Weighted              Weighted          Weighted
                    Carrying     Average    Carrying Average    Carrying   Average    Carrying   Average  Carrying Average   Market
                      Value       Yield       Value   Yield       Value     Yield       Value     Yield     Value  Yield     Value
                     -------     -------     ------- -------     -------   -------     -------   -------  -------- --------  ------
                                                                (Dollars in thousands)
U.S. agency
  securities.......   $   --          --%   $  748       7.52%  $1,412         3.91% $   499      7.30%    $2,659    5.56%  $2,612
State and local
  government.......       --          --        --         --       --           --       99      6.05         99    6.05      112
FHLMC stock........      128        7.03        --         --       --           --       --        --        128    7.03      128
Interest-
  bearing
  deposits.........    2,450        5.05        --         --       --           --       --        --      2,450    5.05    2,450
FHLB stock.........       --          --        --         --       --           --      261      7.15        261    7.15      261
Mortgage-backed
  securities.......      461        5.40       197       5.50      406         6.00    1,476      7.11      2,540    6.18    2,540
                      ------      ------     -----      -----    -----       ------   ------     -----      -----   -----    -----
  Total
    investments....   $3,039        5.19%   $  945       7.10%  $1,818         4.37% $ 2,335      7.11%    $8,137    5.68%  $8,103
                       =====      ======     =====      =====    =====        =====   ======     =====      =====   =====    =====

Sources of Funds

         Deposits are our major external source of funds for lending and other investment purposes. Funds are also derived from the receipt of payments on loans and prepayment of loans and maturities of investment securities and mortgage-backed securities and borrowings and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.


         Deposits. Consumer and commercial deposits are attracted principally from within our primary market area through the offering of a selection of deposit instruments including checking accounts, regular savings accounts, money market accounts, and term certificate accounts. IRA accounts are also offered. The products and services offered by the Bank will not be materially affected by the conversion.

         Deposit account terms vary according to the minimum balance required, the time period the funds must remain on deposit, and the interest rate. ^ The interest rates paid by us on deposits are set weekly at the direction of our senior management. Interest rates are determined based on our liquidity requirements, interest rates paid by our competitors, and our growth goals and applicable regulatory restrictions and requirements.


         Regular savings, money market demand and NOW accounts constituted $14.1 million, or 39.1%, of our deposit portfolio at March 31, 1998. Certificates of deposit constituted $19.5 million or 54.0% of the deposit portfolio of which $1.7 million or 4.7% of the deposit portfolio were certificates of deposit with balances of $100,000 or more. Noninterest-bearing accounts totalled $2.9 million or 8.3% of our deposits at March 31, 1998. Such deposits are offered at negotiated rates. As of March 31, 1998, we had no brokered deposits.

         At March 31, 1998, our deposits were represented by the various types of savings programs described below.

                                                                                                                    Percentage
                                                             Interest           Minimum                               of Total
Category                                Term                 Rate(1)        Balance Amount          Balance           Deposits
--------                                ----                 -------        --------------          -------           --------
                                                                              (In thousands)
 Transactions and Savings:
  NOW accounts                          None                    1.75%              $  N/A           $ 4,516              12.51%
  Passbook accounts                     None                    2.50                  N/A             7,007              19.42
  Money market demand accounts          None                    2.62                2,500             2,540               7.04
  Noninterest-bearing accounts          None                      --                  N/A             2,551               7.07
                                                                                                    -------             ------
      Total non-certificates                                                                         16,614              46.04
Certificates of Deposit:
  Fixed Term, Fixed-rate                91 Days                 4.43                2,500               926               2.57
  Fixed Term, Fixed-rate                4-6 Months              4.70                2,500             2,834               7.85
  Fixed Term, Fixed-rate                7-12 Months             5.36                  N/A             7,381              20.45
  Fixed Term, Fixed-rate                13-24 Months            5.64                  N/A             4,685              12.98
  Fixed Term, Fixed-rate                25-36 Months            5.69                  N/A               945               2.62
  Fixed Term, Fixed-rate                36-48 Months            5.83                  N/A               515               1.43
  Fixed Term, Fixed-rate                49-120 Months           5.83                  N/A             2,188               6.06
                                                                                                     ------             ------
    Total certificates of deposit                                                                    19,474              53.96
                                                                                                     ------             ------
    Total deposits                                                                                  $36,088             100.00%
                                                                                                     ======             ======


------------------
(1) Current interest rate as of March 31, 1998.

         The following table sets forth our time deposits classified by interest rate at the dates indicated.


                                    March 31,         At September 30,
                                   -----------   -------------------------------
                                      1998           1997                1996
                                   -----------   ------------         ----------
                                                 (In thousands)

Interest Rate
3.00 or less.......................  $    --          $    --         $     3
3.01 - 4.00%.......................      529              660           1,263
4.01 - 5.01%.......................    3,658            2,278           4,636
5.01 - 6.00%.......................   14,369           15,905           9,642
6.01 - 7.00%.......................      918            1,027           1,472
                                      ------           ------          ------
    Total..........................  $19,474          $19,870         $17,016
                                      ======           ======          ======




         The following table sets forth the amount and maturities of time deposits in the Bank classified by interest rate as of the dates indicated.

                                              Amount Due
                     -----------------------------------------------------------
                                   One to      Two to        Over
Interest Rate         One Year    Two Years   Three Years  Three Years    Total
-------------        ----------   ---------    ----------  ----------  ---------
                                             (In thousands)

3.01-4.00%........      $   110    $   196       $  223      $   --     $   529
4.01-5.00.........        3,601         47           10          --       3,658
5.01-6.00%........        5,226      6,237        2,168         738      14,369
6.01-7.00%........          107        198          213         400         918
                         ------     ------       ------      ------     -------
     Total........      $ 9,044    $ 6,678       $2,614      $1,138     $19,474
                         ======     ======        =====       =====      ======





         The following table indicates the amount of our certificates of ^ deposit of $100,000 or more by time remaining until maturity as of March 31, 1998.


                                                    Certificates
         Maturity Period                            of ^ Deposit
         ---------------                            ------------
                                                   (In thousands)

         Within three months...............            $  543
         Three through six months..........               104
         Six through twelve months.........               501
          Over twelve months...............               547
                                                        -----
                                                       $1,695
                                                       ======

         Borrowings. Advances (borrowings) may be obtained from the FHLB of New York to supplement our supply of lendable funds. Advances from the FHLB of New York are typically secured by a pledge of our stock in the FHLB of New York, a portion of our first mortgage loans and other assets. Each FHLB credit program has its own interest rate (which may be fixed or adjustable) and range of maturities. We may borrow up to $9.4 million from the FHLB of New York. If the need arises, we may also access the Federal Reserve Bank discount window to supplement our supply of lendable funds and to meet deposit withdrawal requirements. At March 31, 1998 and September 30, 1997, we had no borrowings or advances outstanding from the FHLB of New York. We had no other borrowings outstanding.

         The following table sets forth the terms of our short-term FHLB advances.

                                      At or for the periods ended
                                   March 31, 1998         September 30, 1997
                                   --------------         ------------------
                                           (Dollars in thousands)

Balance at period end............     $   --                    $   --
 Average balance outstanding                                     1,302
  during the period..............         --
Maximum amount outstanding
  at any month-end during
  the period.....................         --                     3,585
Weighted average interest rate
  during the period..............         --%                     6.14%



Competition

         Competition for deposits comes from other insured financial institutions such as commercial banks, thrift institutions, credit unions, finance companies, and multi-state regional banks in our market areas. Competition for funds also includes a number of insurance products sold by local agents and investment products such as mutual funds and other securities sold by local and regional brokers. Loan competition varies depending upon market conditions and comes from commercial banks, thrift institutions, credit unions and mortgage bankers.

Properties

         We operate from our main office and one branch office.


                                                             ^ Net Book Value
                                Leased or        Year      Of Real Property at
             Location             Owned       ^ Acquired      March 31, 1998
         ----------------         -----       -----------    ---------------

MAIN OFFICE:
789 Farnsworth Avenue
Bordentown, New Jersey                                              ^
08505                              Own           1975           $1,266,995


BRANCH OFFICE:
4 Broad Street
Florence, New Jersey                                                ^
08518                              Own           1985            $ 94,215




Personnel

         At March 31, 1998 we had 14 full-time employees and one part-time employee. None of our employees are represented by a collective bargaining group. We believe that our relationship with our employees is good.

Legal Proceedings

         We are, from time to time, a party to legal proceedings arising in the ordinary course of our business, including legal proceedings to enforce our rights against borrowers. We are not a party to any legal proceedings which are expected to have a material adverse effect on our financial statements.

                                   REGULATION

         Set forth below is a brief description of certain laws which relate to us. The description is not complete and is qualified in its entirety by references to applicable laws and regulation.

Holding Company Regulation

         General. The Company will be required to register and file reports with the OTS and will be subject to regulation and examination by the OTS. In addition, the OTS will have enforcement authority over the Company and any non-savings institution subsidiaries. This will permit the OTS to restrict or prohibit activities that it determines to be a serious risk to us. This regulation is intended primarily for the protection of our depositors and not for the benefit of you, as stockholders of the Company.

         QTL Test. Since the Company will only own one savings institution, it will be able to diversify its operations into activities not related to banking, but only so long as we satisfy the QTL test. If the Company controls more than one savings institution, it would lose the ability to diversify its operations into nonbanking related activities, unless such other savings institutions each also qualify as a QTL or were acquired in a supervised acquisition. See "-- Savings Institution Regulation -- Qualified Thrift Lender Test."

         Restrictions on Acquisitions. The Company must obtain approval from the OTS before acquiring control of any other SAIF-insured savings institution. No person may acquire control of a federally insured savings institution without providing at least 60 days written notice to the OTS and giving the OTS an opportunity to disapprove the proposed acquisition.

Savings Institution Regulation

         General. As a federally chartered, SAIF-insured savings institution, we are subject to extensive regulation by the OTS and the FDIC. Our lending activities and other investments must comply with various federal and state statutory and regulatory requirements. We are also subject to certain reserve requirements promulgated by the Board of Governors of the Federal Reserve System ("Federal Reserve").

         The OTS, in conjunction with the FDIC, regularly examines us and prepares reports for the consideration of our board of directors on any deficiencies that the OTS finds in our operations. Our relationship with our depositors and borrowers is also regulated to a great extent by federal and state law, especially in such matters as the ownership of savings accounts and the form and content of our mortgage documents.

         We  must  file  reports  with  the  OTS and  the  FDIC  concerning  our activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the SAIF and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in regulations, whether by the OTS, the FDIC or any other government agency, could have a material adverse impact on our operations.

         Insurance of Deposit Accounts. The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such assessment rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments are set within a range, based on the risk the institution poses to its deposit insurance fund. This risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

         Because a significant portion of the assessments paid into the SAIF by savings institutions were used to pay the cost of prior savings institution failures, the reserves of the SAIF were below the level required by law. The BIF had, however, met its required reserve level during the third calendar quarter of 1995. As a result, deposit insurance premiums for deposits insured by the BIF were substantially less than premiums for deposits such as ours which are insured by the SAIF. Legislation to capitalize the SAIF and to eliminate the significant premium disparity between the BIF and the SAIF became effective September 30, 1996. The recapitalization plan provided for a special assessment equal to $.657 per $100 of SAIF deposits held at March 31, 1995, in order to increase SAIF reserves to the level required by law. Certain BIF institutions holding SAIF-insured deposits were required to pay a lower special assessment. Based on our deposits at March 31, 1995, we paid a pre-tax special assessment of $192,000.


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



         The recapitalization plan also provides that the cost of prior failures which were funded through the issuance of Fico Bonds (bonds issued to fund the cost of savings institution failures in prior years) will be shared by members of both the SAIF and the BIF. This will increase BIF assessments for healthy banks to approximately $.013 per $100 of deposits in 1997. SAIF assessments for healthy savings institutions in 1997 will be approximately $.064 per $100 in deposits and may be reduced, but not below the level set for healthy BIF institutions.

         The FDIC has lowered the rates on assessments paid to the SAIF and widened the spread of those rates. The FDIC's action established a base assessment schedule for the SAIF with rates ranging from 4 to 31 basis points, and an adjusted assessment schedule that reduces these rates by 4 basis points. As a result, the effective SAIF rates range from 0 to 27 to basis points as of October 1, 1996. In addition, the FDIC's final rule prescribed a special interim schedule of rates ranging from 18 to 27 basis points for SAIF-member savings institutions for the last quarter of calendar 1996, to reflect the assessments paid to the Financing Corp. (Fico Bonds). Finally, the FDIC's action established a procedure for making limited adjustments to the base assessment rates by rulemaking without notice and comment, for both the SAIF and the BIF.

         The recapitalization plan also provides for the merger of the SAIF and BIF effective January 1, 1999, assuming there are no savings institutions under federal law. Under separate proposed legislation, Congress is considering the elimination of the federal thrift charter and elimination of the separate federal regulation of thrifts. As a result, we might have to convert to a different financial institution charter and be regulated under federal law as a bank, including being subject to the more restrictive activity limitations imposed on national banks. We cannot predict the impact of our conversion to, or regulation as, a bank until the legislation requiring such change is enacted.

         Regulatory Capital Requirements. OTS capital regulations require savings institutions to meet three capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) core capital equal to at least 3% of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. Our capital ratios are set forth under "Historical and Pro Forma Capital Compliance."

         Tangible capital is defined as core capital less all intangible assets (including supervisory goodwill), less certain mortgage servicing rights and less certain investments. Core capital is defined as common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, certain nonwithdrawable accounts and pledged deposits of mutual savings associations and qualifying supervisory goodwill, less nonqualifying intangible assets, certain mortgage servicing rights and certain investments.

         The risk-based capital standard for savings institutions requires the maintenance of total risk-based capital (which is defined as core capital plus supplementary capital) of 8% of risk-weighted assets. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, and the portion of the allowance for loan losses not designated for specific loan losses. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. A savings association must calculate its risk-weighted assets by multiplying each asset and off-balance sheet item by various risk factors as determined by the OTS, which range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and other assets.



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



         The risk-based capital standards of the OTS generally require savings institutions with more than a "normal" level of interest rate risk to maintain additional total capital. An institution's interest rate risk will be measured in terms of the sensitivity of its "net portfolio value" to changes in interest rates. Net portfolio value is defined, generally, as the present value of expected cash inflows from existing assets and off-balance sheet contracts less the present value of expected cash outflows from existing liabilities. A savings institution will be considered to have a "normal" level of interest rate risk exposure if the decline in its net portfolio value after an immediate 200 basis point increase or decrease in market interest rates (whichever results in the greater decline) is less than two percent of the current estimated economic value of its assets. An institution with a greater than normal interest rate risk will be required to deduct from total capital, for purposes of calculating its risk-based capital requirement, an amount (the "interest rate risk component") equal to one-half the difference between the institution's measured interest rate risk and the normal level of interest rate risk, multiplied by the economic value of its total assets.

         The OTS calculates the sensitivity of an institution's net portfolio value with data submitted by the institution and the interest rate risk measurement model adopted by the OTS. The amount of the interest rate risk component, if any, to be deducted from an institution's total capital will be based on the institution's Thrift Financial Report filed two quarters earlier. Savings institutions with less than $300 million in assets and a risk-based capital ratio above 12% are generally exempt from filing the interest rate risk schedule with their Thrift Financial Reports. However, the OTS may require any exempt institution that it determines may have a high level of interest rate risk exposure to file such schedule on a quarterly basis and may be subject to an additional capital requirement based upon its level of interest rate risk as compared to its peers. Although the rule is not yet in effect, due to our net size and risk-based capital level, we are exempt from the interest rate risk component.

         Dividend and Other Capital Distribution Limitations. OTS regulations require us to give the OTS 30 days advance notice of any proposed declaration of dividends to the Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends by us to the Company. In addition, we may not declare or pay a cash dividend on our capital stock if the effect would be to reduce our regulatory capital below the amount required for the liquidation account to be established at the time of the conversion. See "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Peoples Savings Bank -- Liquidation Account."

         OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger, and other distributions charged against capital. The rule establishes three tiers of institutions based primarily on an institution's capital level. An institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 institution") and has not been advised by the OTS that it is in need of more than the normal supervision can, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four quarter period. Any additional capital distributions require prior regulatory notice. As of September 30, 1997, we qualified as a Tier 1 institution.

         In January 1998, the OTS proposed amendments to its current regulations with respect to capital distributions by savings associations. Under the proposed regulation, savings associations that would remain at least adequately capitalized following the capital distribution, and that meet other specified requirements, would not be required to file a notice or application for capital distributions (such as cash dividends) declared below specified amounts. Under the proposed regulation, savings associations which

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



are eligible for expedited treatment under current OTS regulations are not required to file a notice or an application with the OTS if (i) the savings association would remain at least adequately capitalized following the capital distribution and (ii) the amount of the capital distribution does not exceed an amount equal to the savings association's net income for that year to date, plus the savings association's retained net income for the previous two years. Thus, under the proposed regulation, only undistributed net income for the prior two years may be distributed in addition to the current year's undistributed net income without the filing of an application with the OTS. Savings associations which do not qualify for expedited treatment or which desire to make a capital distribution in excess of the specified amount, must file an application with, and obtain the approval of, the OTS prior to making the capital distribution. Under certain other circumstances, savings associations will be required to file a notice with OTS prior to making the capital distribution. All savings associations which are subsidiaries of holding companies, as we will be following the Conversion, will be required to file a notice with the OTS prior to making a capital distribution. The OTS proposed limitations on capital distributions are similar to the limitations imposed upon national banks. The Association is unable to predict whether or when the proposed regulation will become effective.

         In the event our capital falls below our fully phased-in requirement or the OTS notifies us that we are in need of more than normal supervision, we would become a Tier 2 or Tier 3 institution and as a result, our ability to make capital distributions could be restricted. Tier 2 institutions, which are institutions that before and after the proposed distribution meet their current minimum capital requirements, may only make capital distributions of up to 75 % of net income over the most recent four quarter period. Tier 3 institutions, which are institutions that do not meet current minimum capital requirements and propose to make any capital distribution, and Tier 2 institutions that propose to make a capital distribution in excess of the noted safe harbor level, must obtain OTS approval prior to making such distribution. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. The OTS has proposed rules relaxing certain approval and notice requirements for well-capitalized institutions.

         A savings institution is prohibited from making a capital distribution if, after making the distribution, the savings institution would be undercapitalized (i.e., not meet any one of its minimum regulatory capital requirements). Further, a savings institution cannot distribute regulatory capital that is needed for its liquidation account.

         Qualified Thrift Lender Test. Savings institutions must meet a qualified thrift lender ("QTL") test. If we maintain an appropriate level of qualified thrift investments ("QTIs") (primarily residential mortgages and related investments, including certain mortgage-related securities) and otherwise qualify as a QTL, we will continue to enjoy full borrowing privileges from the FHLB of New York. The required percentage of QTIs is 65% of portfolio assets (defined as all assets minus intangible assets, property used by the institution in conducting its business and liquid assets equal to 10% of total assets). Certain assets are subject to a percentage limitation of 20% of portfolio assets. In addition, savings institutions may include shares of stock of the FHLBs, FNMA, and FHLMC as QTIs. Compliance with the QTL test is determined on a monthly basis in nine out of every 12 months. As of March 31, 1998, we were in compliance with our QTL requirement with approximately 88.06% of our assets invested in QTIs.

         Transactions With Affiliates. Generally, restrictions on transactions with affiliates require that transactions between a savings institution or its subsidiaries and its affiliates be on terms as favorable to the savings institution as comparable transactions with non-affiliates. In addition, certain of these transactions are restricted to an aggregate percentage of the savings institution's capital. Collateral in

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



specified amounts must usually be provided by affiliates in order to receive loans from the savings institution. Within certain limits, affiliates are permitted to receive more favorable loan terms than non-affiliates. Our affiliates include the Company and any company which would be under common control with us. In addition, a savings institution may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The OTS has the discretion to treat subsidiaries of savings institution as affiliates on a case-by-case basis.

         Liquidity Requirements. All savings institutions are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings institutions. At March 31, 1998, our required liquid asset ratio was 4%. Our average liquid asset ratio at March 31, 1998 was 11.14%. Monetary penalties may be imposed upon institutions for violations of liquidity requirements.

         Federal Home Loan Bank System. We are a member of the FHLB of New York, which is one of 12 regional FHLBs. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by savings institutions and proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB.

         As a member, we are required to purchase and maintain stock in the FHLB of New York in an amount equal to at least 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year. At March 31, 1998, we had $261,300 in FHLB stock, at cost, which was in compliance with this requirement. The FHLB imposes various limitations on advances such as limiting the amount of certain types of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid and could continue to do so in the future.

         Federal Reserve. The Federal Reserve requires all depository institutions to maintain non-interest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts) and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy the liquidity requirements that are imposed by the OTS. At March 31, 1998, our reserve met the minimum level required by the Federal Reserve.

         Savings institutions have authority to borrow from the Federal Reserve System "discount window," but Federal Reserve System policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve System. We had no borrowings from the Federal Reserve System at March 31, 1998.



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                                    TAXATION

Federal Taxation

         We are subject to the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), in the same general manner as other corporations.
Generally, thrifts with $500 million of assets or less may still use the experience method in determining additions to bad debt reserves, which is also available to small banks. Larger thrifts must use the specific charge off method regarding bad debts. Any reserve amounts added to our bad debt reserve after 1987 will be recaptured into our taxable income over a six year period beginning in 1996. A thrift may delay recapturing into income its post-1987 bad debt reserves for an additional two years if it meets a residential lending test. This recapture will not have a material impact on us.

         Under the experience method, the bad debt deduction may be based on (i) a six-year moving average of actual losses on qualifying and non-qualifying loans, or (ii) a fill-up to the institution's base year reserve amount, which is the tax bad debt reserve determined as of September 30, 1987.

         If a savings institution's qualifying assets (generally, loans secured by residential real estate or deposits, educational loans, cash and certain government obligations) constitute less than 60% of its total assets, the institution may not deduct any addition to a bad debt reserve and generally must include existing reserves in income over a four year period, which is immediately accruable for financial reporting purposes. As of March 31, 1998, at least 60% of our assets were qualifying assets as defined in the Code. No assurance can be given that we will meet the 60% test for subsequent taxable years.

         Earnings appropriated to our bad debt reserve and claimed as a tax deduction including our supplemental reserves for losses will not be available for the payment of cash dividends or for distribution to you, our stockholders (including distributions made on dissolution or liquidation), unless we include the amount in income. Distributable amounts may be reduced by any amount deemed necessary to pay the resulting federal income tax. As of September 30, 1997, we had $241,000 of accumulated earnings, representing our base year tax reserve, for which federal income taxes have not been provided. If such amount is used for any purpose other than bad debt losses, including a dividend distribution or a distribution in liquidation, it will be subject to federal income tax at the then current rate.

         The Code imposes an alternative minimum tax ("AMT") on a corporation's alternative minimum taxable income ("AMTI") at a rate of 20%. AMTI is increased by certain preference items, including the excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method. Only 90% of AMTI can be offset by net operating loss carryovers of which we currently have none. AMTI is also adjusted by determining the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Thus, our AMTI is increased by an amount equal to 75 % of the amount by which our adjusted current earnings exceeds our AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). In addition, for taxable years beginning after September 30, 1986 and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modifications) over $2 million is imposed on corporations, including us, whether or not an AMT is paid. For tax years beginning in 1998 a corporation that has had average annual gross receipts of $5 million or less over its 1995, 1996 and 1997 tax years will be a "small corporation." Once the corporation is recognized as a small corporation it will be exempt from the AMT for so long as its average annual gross receipts for the prior 3 year period does not exceed $7,500,000. The Company will be recognized as a small corporation.


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



         The Company may exclude from its income 100% of dividends received from us as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group, except that an 80% dividends received deduction applies if the Company owns more than 20% of the stock of a corporation paying a dividend.

         Our federal income tax returns have not been audited by the IRS during the past ten years.

State Taxation

         The Association files New Jersey income tax returns. For New Jersey income tax purposes, savings institutions are presently taxed at a rate of up to 3% of net income, which is calculated based on federal taxable income, subject to certain adjustments.

         Our state tax returns have not been audited by the State of New Jersey during the past ten years.


                     MANAGEMENT OF FARNSWORTH BANCORP, INC.

         Our board of directors consists of the same individuals who serve as directors of our subsidiary, Peoples Savings Bank. Our certificate of incorporation and bylaws require that directors be divided into three classes, as nearly equal in number as possible. Each class of directors serves for a three-year period, with approximately one-third of the directors elected each year. Our officers will be elected annually by the board and serve at the board's discretion. See "Management of Peoples Savings Bank."


                       MANAGEMENT OF PEOPLES SAVINGS BANK

Directors and Executive Officers

         Our board of directors is composed of seven members each of whom serves for a term of three years, with approximately one-third of the directors elected each year. Our current charter and bylaws and our proposed stock charter and bylaws require that directors be divided into three classes, as nearly equal in number as possible. Our officers are elected annually by our board and serve at the board's discretion.



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         The  following  table  sets  forth  information  with  respect  to  our directors and executive officers, all of whom will continue to serve in the same capacities after the conversion.

                            Age at                                     Current
                           March 31,                       Director     Term
Name                         1998        Position            Since   Expires(1)
----                         ----        --------          --------  ----------

George G. Aaronson, Jr.       66         Director            1970       1999

Charles E. Adams              82         Director            1985       1998

Herman Gutstein               85         Chairman            1965       1999

G. Edward Koenig, Jr.         56         Director            1981       1999

Edgar N. Peppler              62         Director (Vice      1970       2000
                                         Chairman)

William H. Wainwright, Jr.    67         Director            1986       1998

Gary N. Pelehaty              45         President, CEO      1992       2000
                                         and Director

Charles Alessi                35         Vice President,      N/A        N/A
                                         CFO, Secretary
                                         and Treasurer



--------------
(1) The terms for directors of the Company are the same as those of Peoples Savings Bank.

         The business experience for the past five years of each of the directors and executive officers is as follows:

         George G. Aaronson, Jr. has been a director of the Bank since 1970. He is employed by Falconer & Bell as a real estate sales agent. Mr. Aaronson is supervisor of the Burlington County Soil Conservation Committee.

         Charles E. Adams has been a director of the Bank since 1985. Mr. Adams is now retired, but was the Administrator and Secretary of Florence Township
Saving and Loan Association for 20 years. Mr. Adams is on the administrative board of Florence United Methodist Church, and is treasurer of the Florence Historical Society.

         Herman Gutstein has been a director of the Bank since 1965. He has also served as chairman of the board since 1992. Mr. Gutstein owns a convenience store.

         G. Edward Koenig, Jr. has, except for a three year hiatus ending in 1993, been a director since 1981. Mr. Koenig is President of E. J. Koenig Inc., a fuel service petroleum products company and a heating and air conditioning equipment sales, installation and service business. Mr. Koenig sits on the Burlington County Military Affairs Committee Executive Board and served as its chairman from 1996 to 1997.


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



         Edgar N. Peppler has been a director of the Bank since 1970. He has served as vice-chairman of the board since 1992. Mr. Peppler is part owner and President of Peppler Funeral Home, a business he has been associated with since 1957. Mr. Peppler is a member of the Bordentown Chamber of Commerce, a past president of the Bordentown Kiwanis Club, and a past master of the Masonic Lodge.

         William H. Wainwright, Jr. has been a director of the Bank since 1968. Before retiring in 1995, he was employed for 20 years as a loan officer at the Farmers Home Administration and the Small Business Administration. Mr. Wainwright is a member of the Surf City Yacht Club and served as their Commodore in 1996.

         Gary N. Pelehaty has served the Bank as a director since October 1992. He has also been President and Chief Executive Officer of the Bank since February of the same year. Mr. Pelehaty is a director of First Nations Financial Services Company. Active in the local community, Mr. Pelehaty serves on the boards of directors of Bordentown Rotary, Burlington County Burn Foundation, and is the finance chairman of Bordentown Veterans' Memorial Foundation. He is also a former director of Bordentown's Chamber of Commerce and Vice President of the Burlington/Camden Savings League.

         Charles Alessi has been employed by the Bank since 1992 and is Vice-President and our Chief Financial Officer. He is also Secretary and Treasurer of the Bank. Mr. Alessi is a member of the Financial Managers Society.

Meetings and Committees of the Board of Directors

         The board of directors conducts its business through meetings of the board and through activities of its committees. During the year ended September 30, 1997, the board of directors held 24 regular meetings and one special meeting. No director attended fewer than 75% of the total meetings of the board of directors and committees on which such director served during this time period.

Director Compensation

         Each director is paid monthly. Total aggregate fees paid to the directors for the year ended September 30, 1997 were $4,800. Since October 1, 1997, each director (including the chairman of the board) has been paid a monthly fee of $500.

         Directors Consultant and Retirement Plan ("DRP"). We intend to establish a DRP which will provide retirement benefits to our directors based upon the number of years of service to our board, which must be at least 5 years. If a director agrees to become a consulting director to our board upon retirement, he or she will receive a monthly payment of $500 for 5 years or until death, whichever is earlier. Benefits under our DRP will begin upon a director's retirement. In the event there is a change in control, all directors will be presumed to have not less than 5 years of service and each director will receive a lump sum payment equal to the present value of future benefits payable.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by our chief executive officer at September 30, 1997. No other employee earned in excess of $100,000 for the year ended September 30, 1997.


                                             Annual Compensation
                                   -------------------------------------------

                                                                  Other Annual     All Other
Name and Principal Position        Salary              Bonus      Compensation    Compensation
---------------------------        ------              -----      ------------    ------------
Gary N. Pelehaty
Director, President and CEO        $88,150            $   --        $4,800(1)        $7,544(2)


-------------------
(1)      Consists of Board fees.
(2)      Consists of 401(k) plan matching contributions and cost of automobile.

         Employment Agreement. We have entered into an employment agreement with our President, Gary N. Pelehaty. Mr. Pelehaty's base salary under the employment agreement is $90,000. The employment agreement has a term of three years. The agreement is terminable by us for "just cause" as defined in the agreement. If we terminate Mr. Pelehaty without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement but in no event for a period of less than twenty-four months. The employment agreement contains a provision stating that in the event of the termination of employment in connection with any change in control of us, Mr. Pelehaty will be paid a lump sum amount equal to 2.99 times his five year average annual taxable cash compensation. If such payments had been made under the agreement as of September 30, 1997, such payments would have equaled approximately $278,000. The aggregate payments that would have been made to Mr. Pelehaty would be an expense to us, thereby reducing our net income and our capital by that amount. The agreement may be renewed annually by our board of directors upon a determination of satisfactory performance within the board's sole discretion. If Mr. Pelehaty shall become disabled during the term of the agreement, he shall continue to receive payment of 100% of the base salary for a period of 12 months and 65% of such base salary for the remaining term of such agreement. Such payments shall be reduced by any other benefit payments made under other disability programs in effect for our employees.

         Supplemental Executive Retirement Plan. We intend to implement a supplemental executive retirement plan ("SERP") for the benefit of our President, Mr. Pelehaty. The SERP will provide Mr. Pelehaty with a supplemental retirement benefit in addition to benefits under the Bank's 401(k) Plan and the proposed ESOP. Under the SERP, it is anticipated that an annual contribution will be made to a reserve equal to approximately 10% of Mr. Pelehaty's compensation. Upon retirement on or after age 55, Mr. Pelehaty may receive the value of such reserve account payable in a lump-sum amount or in periodic payments over a ten year period. The SERP is unfunded. All benefits payable under the SERP would be paid from our current assets. There are no tax consequences to either participant or us related to the SERP prior to payment of benefits. Upon receipt of payment of benefits, the participant will recognize taxable ordinary income in the amount of such payments received and we will be entitled to recognize a tax-deductible compensation expense at that time.


         Employee Stock Ownership Plan. We have established an employee stock ownership plan, the ESOP, for the exclusive benefit of participating employees of ours, to be implemented upon the completion of the conversion. Participating employees are employees who have completed one year of service with us ^ and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the ESOP will be submitted to the IRS. Although no assurances can be given, we expect that the ESOP will receive a favorable letter of determination from the IRS.


         The ESOP is to be funded by contributions made by us in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. In accordance with the Plan, the ESOP may borrow funds with which to acquire up to 8% of the common stock to be issued in the conversion. The ESOP intends to borrow funds from the Company. The loan is expected to be for a term of ten years at an annual interest rate equal to the prime rate as published in The Wall Street Journal. Presently it is anticipated that the ESOP will purchase up to 8% of the common stock to be issued in the offering (i.e., 33,200 shares, based on the midpoint of the EVR). The loan will be secured by the shares purchased and earnings of ESOP assets. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. We anticipate contributing approximately $33,200 annually (based on a $332,000 purchase) to the ESOP to meet principal obligations under the ESOP loan, as proposed. It is anticipated that all such contributions will be tax-deductible. This loan is expected to be fully repaid in approximately 10 years.


         Shares sold above the maximum of the EVR (i.e., more than ^ 477,250 shares) may be sold to the ESOP before satisfying remaining unfilled orders of Eligible Account Holders to fill the ESOP's subscription or the ESOP may purchase some or all of the shares covered by its subscription after the conversion in the open market.


         Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of total compensation. All participants must be employed at least 1,000 hours in a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become vested in plan allocations following five years of service. Employment prior to the adoption of the ESOP shall be credited for the purposes of vesting. Vesting will be accelerated upon retirement, death, disability, change in control of the Company, or termination of the ESOP. Forfeitures will be reallocated to participants on the same basis as other contributions in the plan year. Benefits may be payable in the form of a lump sum upon retirement, death, disability or separation from service. Our contributions to the ESOP are discretionary and may cause a reduction in other forms of compensation. Therefore, benefits payable under the ESOP cannot be estimated.

         The board of directors has appointed non-employee directors to the ESOP Committee to administer the ESOP and to serve as the initial ESOP Trustees. The board of directors or the ESOP Committee may instruct the ESOP Trustees regarding investments of funds contributed to the ESOP. The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the board of directors or the ESOP Committee, subject to the Trustees' fiduciary duties.

Proposed Future Stock Benefit Plans


         Stock Option Plan. The board of directors intends to adopt a stock option plan (the Option Plan) following the conversion, subject to approval by the Company's stockholders, at a stockholders' meeting to be held no sooner than six months after the conversion. The Option Plan would be in compliance with the OTS regulations in effect. See "-- Restrictions on Stock Benefit Plans." If the Option Plan is implemented within one year after the conversion, in accordance with OTS regulations, a number of shares equal to 10% of the aggregate shares of common stock to be issued in the offering (i.e., 41,500 shares based upon the sale of 415,000 shares at the midpoint of the EVR) would be reserved for issuance by the Company upon exercise of stock options to be granted at no cost to our officers, directors and employees from time to time under the Option Plan. The purpose of the Option Plan would be to provide additional performance and retention incentives to certain officers, directors and employees by facilitating their purchase of a stock interest in the Company. Under the OTS regulations, the Option Plan, would provide for a term of 10 years, after which no awards could be made, unless earlier terminated by the board of directors pursuant to the Option Plan and the options would vest over a five year period (i.e., 20% per year), beginning one year after the date of grant of the option. Options would be granted based upon several factors, including seniority, job duties and responsibilities, job performance, our financial performance and a comparison of awards given by other savings institutions converting from mutual to stock form.


         The Company would receive no monetary consideration for the granting of stock options under the Option Plan. It would receive the option price for each share issued to optionees upon the exercise of such options. The option price or "exercise price" can be no less than the market price at the time the option was granted. Accordingly, a value cannot yet be assigned to these options as they are subject to the price of the stock at the date of the option award. Shares issued as a result of the exercise of options will be either authorized but unissued shares or shares purchased in the open market by the Company. However, no purchases in the open market will be made that would violate applicable regulations restricting purchases by the Company. The exercise of options and payment for the shares received would contribute to the equity of the Company.


         If the Option Plan is implemented more than one year after the conversion, the Option Plan will comply with OTS regulations and policies that are applicable at such time.


         Restricted Stock Plan. The boards of directors intend to adopt the RSP following the conversion, the objective of which is to enable us to retain personnel and directors of experience and ability in key positions of responsibility. The Company expects to hold a stockholders' meeting no sooner than six months after the conversion in order for stockholders to vote to approve the RSP. If the RSP is implemented within one year after the conversion, in accordance with applicable OTS regulations, the shares granted under the RSP will be in the form of restricted stock vesting over a five year period (i.e., 20% per year) beginning one year after the date of grant of the award. Compensation expense to the Association in the amount of the fair market value of the common stock granted will be recognized pro rata over the years during which the shares are payable. Until they have vested, such shares may not be sold, pledged or otherwise disposed of and are required to be held in escrow. Any shares not so allocated would be voted by the RSP Trustees. The RSP will be implemented in accordance with applicable OTS regulations. See "-- Restrictions on Stock Benefit Plans." Awards would be granted at no cost to recipients, based upon a number of factors, including seniority, job duties and responsibilities, job performance, our performance and a comparison of awards given by other institutions converting from mutual to stock form. A value cannot be assigned to the stock awarded until the stock vests. At vesting, the value is determined by the market price of the stock. The RSP would be managed by a committee of non-employee directors (the "RSP Trustees"). The RSP Trustees would have the responsibility to invest all funds contributed by us to the trust created for the RSP (the "RSP Trust").


         We expect to contribute sufficient funds to the RSP so that the RSP Trust can purchase, in the aggregate, up to 4% of the amount of common stock that is sold in the conversion. The shares purchased by the RSP would be authorized but unissued shares or would be purchased in the open market. In the event the market price of the common stock is greater than $10 per share, our contribution of funds will be increased. Likewise, in the event the market price is lower than $10 per share, our contribution will be decreased. In recognition of their prior and expected services to us and the Company, as the case may be, the officers, other employees and directors responsible for implementation of the policies adopted by the board of directors and our profitable operation will, without cost to them, be awarded stock under the RSP. Based upon the sale of 415,000 shares of common stock in the offering at the midpoint of the EVR, the RSP Trust is expected to purchase up to 16,600 shares of common stock.

         If the RSP is implemented more than one year after the conversion, the RSP will comply with such OTS regulations and policies that are applicable at such time.

         Restrictions on Stock Benefit Plans. OTS regulations provide that in the event stock option or management and/or employee stock benefit plans are implemented within one year from the date of conversion, such plans must comply with the following restrictions: (1) the plans must be fully disclosed in the prospectus, (2) for stock option plans, the total number of shares for which options may be granted may not exceed 10% of the shares issued in the conversion, (3) for restricted stock plans, the shares may not exceed 3% of the shares issued in the conversion (4% for institutions with 10% or greater tangible capital), (4) the aggregate amount of stock purchased by the ESOP in the conversion may not exceed 10% (8% for well-capitalized institutions utilizing a 4% restricted stock plan), (5) no individual employee may receive more than 25% of the available awards under the option plan or the restricted stock plans, (6) directors who are not employees may not receive more than 5% individually or 30% in the aggregate of the awards under any plan, (7) all plans must be approved by a majority of the total votes eligible to be cast at any duly called meeting of the Company's stockholders held no earlier than six months following the conversion, (8) for stock option plans, the exercise price must be at least equal to the market price of the stock at the time of grant,
(9) for restricted stock plans, no stock issued in a conversion may be used to fund the plan, (10) neither stock option awards nor restricted stock awards may vest earlier than 20% as of one year after the date of stockholder approval and 20% per year thereafter, and vesting may be accelerated only in the case of disability or death (or if not inconsistent with applicable OTS regulations in effect at such time, in the event of a change in control), (11) the proxy material must clearly state that the OTS in no way endorses or approves of the plans, and (12) prior to implementing the plans, all plans must be submitted to the Regional Director of the OTS within five days after stockholder approval with a certification that the plans approved by the stockholders are the same plans that were filed with and disclosed in the proxy materials relating to the meeting at which stockholder approval was received.

         Certain Related Transactions. We grant loans to our officers, directors and employees. These loans are made in the ordinary course of business and upon the same terms, including collateral, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility or present any other unfavorable features. Loans to officers and directors and their affiliates amounted to $219,000, or 9.8% of our retained earnings at March 31, 1998. Assuming the conversion had occurred at September 30, 1997 with the issuance of 415,000 shares, these loans would have totalled approximately 3.9% of pro forma consolidated stockholders' equity.

             RESTRICTIONS ON ACQUISITION OF FARNSWORTH BANCORP, INC.

         While the board of directors is not aware of any effort that might be made to obtain control of the Company after conversion, the board of directors believes that it is appropriate to include certain provisions as part of the Company's certificate of incorporation to protect the interests of the Company and its stockholders from hostile takeovers ("anti-takeover" provisions) which the board of directors might conclude are not in our best interests or those of our stockholders. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over the current market prices. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. Such provisions will also render the removal of the current board of directors or management of the Company more difficult.

         The following discussion is a general summary of the material provisions of the certificate of incorporation, bylaws, and certain other regulatory provisions of the Company, which may be deemed to have such an anti-takeover effect. The description of these provisions is necessarily general and reference should be made in each case to the certificate of incorporation and bylaws of the Company which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find Additional Information" as to how to obtain a copy of these documents.

Provisions of the Company Certificate of Incorporation and Bylaws

         Limitations on Voting Rights. The certificate of incorporation of the Company provides that after completion of the conversion, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit"), be entitled or permitted to any vote in respect of the shares held in excess of the Limit. In addition, for a period of five years from the completion of our conversion, no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Company without the approval of the Company's continuing directors.

         The impact of these provisions on the submission of a proxy on behalf of a beneficial holder of more than 10% of the common stock is (1) to disregard for voting purposes and require divestiture of the amount of stock held in excess of 10% (if within five years of the conversion more than 10% of the common stock is beneficially owned by a person), and (2) limit the vote on common stock held by the beneficial owner to 10% or possibly reduce the amount that may be voted below the 10% level (if more than 10% of the common stock is beneficially owned by a person more than five years after the conversion). Unless the grantor of a revocable proxy is an affiliate or an associate of such a 10% holder or there is an arrangement, agreement or understanding with such a 10% holder, these provisions would not restrict the ability of such a 10% holder of revocable proxies to exercise revocable proxies for which the 10% holder is neither a record owner nor otherwise a beneficial owner. A person is a beneficial owner of a security if he has the power to vote or direct the voting of all or part of the voting rights of the security, or has the power to dispose of or direct the disposition of the security. The certificate of incorporation of the Company further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock.

         Election of Directors. Certain provisions of the Company's certificate of incorporation and bylaws will impede changes in majority control of the board of directors. The Company's articles of incorporation provide that the board of directors of the Company will be divided into three staggered classes, with directors in each class elected for three-year terms. Thus, it would take two annual elections to replace a majority of the Company's board. The Company's certificate of incorporation provides that the size of the board of directors may be increased or decreased only if approved by a vote of two-thirds of the whole board of directors. The bylaws also provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by the board of directors, acting by a majority vote of the directors then in office and any director so chosen shall hold office until the next succeeding annual election of directors. Finally, the articles of incorporation and the bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         The certificate of incorporation provides that a director may only be removed for cause by the affirmative vote of at least 80% of the shares of the Company entitled to vote generally in an election of directors cast at a meeting of stockholders called for that purpose.

         Restrictions on Call of Special Meetings. The certificate of incorporation of the Company provides that a special meeting of stockholders may be called only pursuant to a resolution adopted by a majority of the board of directors, or by a committee of the board of directors which is authorized to call such meetings, or by the President of the Company.

         Absence  of   Cumulative   Voting.   The   Company's   certificate   of
incorporation provides that stockholders may not cumulate their votes in the election of directors.

         Authorized Shares. The certificate of incorporation authorizes the issuance of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide the Company's board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

         Procedures for Certain Business Combinations. The certificate of incorporation requires that unless certain fair price provisions are met, business combinations with any interested stockholder must be approved by the affirmative vote of the holders of not less than 80% of the outstanding stock of the Company not beneficially owned by the interested stockholder, or the business combination must be approved by the continuing directors of the Company and then by the Company's stockholders. Any amendment to this provision requires the affirmative vote of at least 80% of the shares of the Company entitled to vote generally in an election of directors.

         Amendment to Certificate of Incorporation and Bylaws. Amendments to the Company's certificate of incorporation must be approved by the Company's board of directors and also by a majority of the outstanding shares of the Company's voting stock, provided, however, that approval by at least 80% of the outstanding voting stock is required for certain provisions (i.e., provisions relating to restrictions on the acquisition and voting of greater than 10% of the common stock; number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the certificate of incorporation).

         The bylaws may be amended by a two-thirds vote of the board of directors or the affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote in the election of directors, cast at a meeting called for that purpose.

         Benefit Plans. In addition to the provisions of the Company's certificates of incorporation and bylaws described above, certain of our benefit plans adopted in connection with the conversion contain provisions which may also discourage hostile takeover attempts which the board of directors might conclude are not in our best interests in those of or our stockholders. For a description of the benefit plans and the provisions of such plans relating to changes in control, see "Management of Peoples Savings Bank -- Proposed Future Stock Benefit Plans."


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



         Regulatory Restrictions. A federal regulation prohibits any person prior to the completion of a conversion from transferring, or entering into any agreement or understanding to transfer, the legal or beneficial ownership of the subscription rights issued under a plan of conversion or the stock to be issued upon the exercise of such rights. This regulation also prohibits any person prior to the completion of a conversion from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or stock. For three years following conversion, OTS regulations prohibit any person, without the prior approval of the OTS, from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution if such person is, or after consummation of such acquisition would be, the beneficial owner of more than 10% of such stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders.

         Federal regulations require that, prior to obtaining control of an insured institution, a person, other than a company, must give 60 days notice to the OTS and have received no OTS objection to such acquisition of control, and a company must apply for and receive OTS approval of the acquisition. Control, involves a 25% voting stock test, control in any manner of the election of a majority of the institution's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of an institution's voting stock, if the acquiror also is subject to any one of either "control factors," constitutes a rebuttable determination of control under the regulations. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock after the effective date of the regulations must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.

                          DESCRIPTION OF CAPITAL STOCK

         The Company is authorized to issue 5,000,000 shares of common stock, $0.10 par value per share, and 1,000,000 shares of serial preferred stock, $0.10 par value per share. The Company currently expects to issue up to 548,838 shares of common stock in the conversion. The Company does not intend to issue any shares of serial preferred stock in the conversion, nor are there any present plans to issue such preferred stock following the conversion. The aggregate par value of the issued shares will constitute the capital account of the Company. The balance of the purchase price will be recorded for accounting purposes as additional paid-in capital. See "Capitalization." The capital stock of the Company will represent nonwithdrawable capital and will not be insured by us, the FDIC, or any other governmental agency.

Common Stock

         Voting Rights. Each share of the common stock will have the same relative rights and will be identical in all respects with every other share of the common stock. The holders of the common stock will possess exclusive voting rights in the Company, except to the extent that shares of serial preferred stock issued in the future may have voting rights. Each holder of the common stock will be entitled to only one vote for each share held of record on all matters submitted to a vote of holders of the common stock and holders will not be permitted to cumulate their votes in the election of the Company's directors.

         Liquidation. In the unlikely event of the complete liquidation or dissolution of the Company, the holders of the common stock will be entitled to receive all assets of the Company available for distribution in cash or in kind, after payment or provision for payment of (i) all debts and liabilities of the Company; (ii) any accrued dividend claims; and (iii) liquidation preferences of any serial preferred stock which may be issued in the future.

         Restrictions on Acquisition of the Common Stock. See "Restrictions on Acquisition of Farnsworth Bancorp, Inc." for a discussion of the limitations on acquisition of shares of the common stock.

         Other Characteristics. Holders of the common stock will not have preemptive rights with respect to any additional shares of the common stock which may be issued. Accordingly, the board of directors may sell shares of capital stock of the Company without first offering such shares to existing stockholders of the Company. The common stock is not subject to call for redemption, and the outstanding shares of common stock when issued and upon receipt by the Company of the full purchase price therefor, will be fully paid and non-assessable.

         Issuance of Additional Shares. Except in the offering and possibly pursuant to the RSP or Option Plan, the Company has no present plans, proposals, arrangements or understandings to issue additional authorized shares of the common stock. In the future, the authorized but unissued and unreserved shares of the common stock will be available for general corporate purposes, including, but not limited to, possible issuance: (i) as stock dividends; (ii) in connection with mergers or acquisitions; (iii) under a cash dividend reinvestment or stock purchase plan; (iv) in a public or private offering; or
(v) under employee benefit plans. See "Risk Factors -- Possible Dilutive Effect of RSP and Stock Options" and "Pro Forma Data." Normally no stockholder approval would be required for the issuance of these shares, except as described herein or as otherwise required to approve a transaction in which additional authorized shares of the common stock are to be issued.

         For additional information, see "Dividends," "Regulation" and "Taxation" with respect to restrictions on the payment of cash dividends; "The Conversion -- Restrictions on Sales and Purchases of Shares by Directors and Officers" relating to certain restrictions on the transferability of shares purchased by directors and officers; and "Restrictions on Acquisitions of Farnsworth Bancorp, Inc." for information regarding restrictions on acquiring common stock of the Company.

Serial Preferred Stock

         None of the 1,000,000 authorized shares of serial preferred stock of the Company will be issued in the conversion. After the conversion is completed, the board of directors of the Company will be authorized to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof, subject to regulatory approval, but without stockholder approval. If and when issued, the serial preferred stock is likely to rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The board of directors, without stockholder approval, can issue serial preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock. The board of directors has no present intention to issue any of the serial preferred stock.

                              LEGAL AND TAX MATTERS


         The legality of the common stock has been passed upon for us by Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C. Certain legal matters for Ryan, Beck & Co. may be passed upon by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, DC. The federal income tax consequences of the conversion have been passed upon for us by Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C. The New Jersey income tax consequences of the conversion have been passed upon for us by ^ Lewis W. Parker, III, independent certified public accountant.


                                     EXPERTS


         The financial statements of Peoples Savings Bank as of and for the years ended September 30, 1997 and 1996, appearing in this document have been audited by Lewis W. Parker, III, independent certified public ^ accountant, as set forth in ^ his report which appears elsewhere in this document, and is included in reliance upon such report given upon the authority of such ^ person as ^ an expert in accounting and auditing.


         FinPro, Inc. has consented to the publication herein of a summary of its letters to Peoples Savings Bank setting forth its opinion as to our estimated pro forma market value in converted form and its opinion setting forth the value of subscription rights. It has also consented to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

         The common stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Exchange Act. The Company may not deregister the common stock under the Exchange Act for a period of at least three years following the conversion.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and must file reports and other information with the SEC.


         The Company has filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC also maintains an internet address ("Web site") that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address for this Web site is "http://www.sec.gov". The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form SB-2 are, of necessity, brief descriptions and are not necessarily complete^.

         Peoples Savings Bank has filed an Application for Conversion with the OTS with respect to the conversion. Pursuant to the rules and regulations of the OTS, this document omits certain information contained in that Application. The Application may be examined at the principal office of the OTS at 1700 G Street, N.W., Washington, D.C. 20552 and at the Northeast Regional Office of the OTS, 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

         A copy of the certificates of incorporation and the bylaws of the Company are available without charge from the Company.

                              Peoples Savings Bank

                          Index to Financial Statements



                                                                            Page
                                                                            ----

Independent Auditors' Report...........................................    F-1

Statements of Financial Condition......................................    F-2


Statements of Income...................................................   ^ 40


Statements of Retained Earnings........................................    F-3

Statements of Cash Flows...............................................    F-4

Notes to Financial Statements..........................................    F-5

All schedules are omitted because the required information is either not applicable or is included in the financial statements or related notes.

Separate financial statements for the Company have not been included since it will not engage in material transactions until after the conversion. The Company, which has been inactive to date, has no significant assets, liabilities, revenues, expenses or contingent liabilities.

To the Board of Directors
Peoples Savings Bank


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



I have audited the accompanying statements of financial condition of Peoples Savings Bank as of September 30, 1997 and 1996, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. My responsibility is to express an opinion on these financial statements based on my audits.


I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly , in all material respects, the financial position of Peoples Savings Bank at September 30, 1997 and 1996, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.





/s/Lewis W. Parker, III
-----------------------


October 29, 1997
Except for Note 19
as to which the date is
June 10, 1998

                              PEOPLES SAVINGS BANK

                        STATEMENTS OF FINANCIAL CONDITION

                                                                                       September 30,
                                                  March 31,               -------------------------------------
              ASSETS                                1998                      1997                      1996
              ------                             -----------              -----------               -----------
                                                  (Unaudited)


Cash and due from banks                          $   474,699              $ 1,282,390               $   121,898
Interest bearing deposits with banks               2,449,766                1,082,151                   361,404
Securities available for sale                        128,278                   95,992                    65,995
Securities held to maturity                        2,758,440                3,755,516                 5,400,707
Mortgage backed and related securities
  held to maturity                                 2,539,703                3,016,352                 2,780,512
Loans receivable, net                             28,280,451               26,408,713                23,261,013
Accrued interest receivable                          237,569                  247,263                   257,344
Federal Home Loan Bank of New York stock
  at cost substantially restricted                   261,300                  234,100                   234,100
Premises and equipment                             1,466,145                1,463,866                 1,499,991
Foreclosed real estate                                --                       --                       297,690
Other assets                                          88,757                   32,263                    81,542
                                                 -----------              -----------               -----------
         Total assets                            $38,685,108              $37,618,606               $34,362,196
                                                 ===========              ===========               ===========



    LIABILITIES AND RETAINED EARNINGS
    ---------------------------------

Deposits                                         $36,088,181              $35,196,576               $29,569,883
Advances by borrowers for taxes and
  insurance                                          164,684                  157,843                   151,907
Accrued income taxes                                 120,121                   84,594                     8,526
Accrued interest payable                              53,762                   50,789                    71,271
Accounts payable and other accrued
  expenses                                            25,041                   40,313                   246,696
Federal Home Loan Bank advances                       --                       --                     2,435,291
                                                 -----------              -----------               -----------
         Total liabilities                        36,459,792               35,530,115                32,483,574
                                                 -----------              -----------               -----------
Commitments and contingencies                         --                       --                       --
                                                 -----------              -----------               -----------
Retained earnings:

  Substantially restricted                         2,142,856                2,029,176                 1,837,269
  Net unrealized appreciation on available

    for sale securities net of taxes                  82,460                   59,315                    41,353
                                                 -----------              -----------               -----------
         Total retained earnings                   2,225,316                2,088,491                 1,878,622
                                                 -----------              -----------               -----------
         Total liabilities and retained
           earnings                              $38,685,108              $37,618,606               $34,362,196
                                                 ===========              ===========               ===========

                   The accompanying notes are an integral part
                         of these financial statements.

                              PEOPLES SAVINGS BANK

                         STATEMENTS OF RETAINED EARNINGS

               For the Six Months Ended March 31, 1998 (Unaudited)
                 and the Years Ended September 30, 1997 and 1996


                                                                         Net Unrealized
                                                                         Appreciation
                                                                         on Securities                Total
                                                      Retained           Available for               Retained
                                                      Earnings          Sale, Net of Tax             Earnings
                                                      --------          ----------------             --------

Balance at September 30, 1995                        $1,857,388         $         24,675            $1,882,063

Net income                                              (20,119)                   --                  (20,119)

Change in unrealized appreciation
  on securities available for
  sale, net of tax                                        --                      16,678                16,678
                                                     ----------         ----------------            ----------

Balance at September 30, 1996                         1,837,269                   41,353             1,878,622

Net income                                              191,907                    --                  191,907

Change in unrealized appreciation
  on securities available for
  sale, net of tax                                        --                      17,962                17,962
                                                     ----------         ----------------            ----------

Balance at September 30, 1997
  (unaudited)                                         2,029,176                   59,315             2,088,491

Net income (unaudited)                                  113,680                    --                  113,680

Change in unrealized appreciation
  on securities available for
  sale, net of tax (unaudited)                            --                      23,145                23,145
                                                     ----------         ----------------            ----------

Balance at March 31, 1998
  (unaudited)                                        $2,142,856         $         82,460            $2,225,316
                                                     ==========         ================            ==========



                   The accompanying notes are an integral part
                         of these financial statements.

                              PEOPLES SAVINGS BANK

                            STATEMENTS OF CASH FLOWS



                                                               Six Months Ended                         Year Ended
                                                                   March 31,                           September 30,
                                                           1998               1997               1997               1996
                                                       -----------        -----------        -----------        ------------
                                                       (Unaudited)        (Unaudited)

Cash flows from operating activities:

  Net income (loss)                                    $   113,680        $    61,849        $   191,907        $   (20,119)
                                                       -----------        -----------        -----------        -----------
  Adjustments to reconcile net income

    to net cash provided by (used in)
    operating activities:

      Depreciation and amortization                         27,159             25,576             57,264             53,107
      Provision for loan losses                             59,000              4,000              8,000             12,500
      Net (gain) loss on sale of assets                       (933)              --                5,220              1,290
      Decrease (increase) in accrued

        interest receivable                                  9,694              4,179             10,081             (2,722)
      Decrease (increase) in prepaid
        expenses and other assets                          (56,494)            32,088             49,279            (34,248)
      Increase (decrease) in advances
        from borrowers                                       6,841            (13,426)             5,936             27,673
      Increase (decrease) in accrued
        income taxes                                        43,530              7,065             76,068            (84,040)
      Increase (decrease) in accrued
        interest payable                                     2,973             (1,258)           (20,482)           (22,261)
      Increase (decrease) in other

        accrued liabilities                                (15,272)          (191,338)          (206,383)           123,260
                                                       -----------        -----------        -----------        -----------
         Total adjustments                                  76,498           (133,114)           (15,017)            74,559
                                                       -----------        -----------        -----------        -----------
         Net cash provided by
           operations                                      190,178            (71,265)           176,890             54,440
                                                       -----------        -----------        -----------        -----------
Cash flows from investing

  activities:
  Net increase in interest-bearing

    deposits with banks                                 (1,367,615)        (3,930,003)          (720,747)          (361,404)
  Net increase in loans receivable                      (1,930,738)        (1,189,392)        (3,155,700)        (2,646,765)
  Redemption of securities, to be held
    to maturity                                          1,464,384          1,150,000          2,650,000            500,000
  Purchase of securities, to be held to
    maturity                                                 --              (340,555)        (1,265,606)        (2,687,347)
  Purchase of securities, available

    for sale                                              (996,875)             --            (1,215,742)        (1,000,000)
  Proceeds from sale of securities,
    available for sale                                     997,808              --             1,219,685          4,500,625
  Purchase of Federal Home Loan Bank
    stock                                                  (27,000)             --                 --               (78,800)
  Proceeds from sale of real estate
    owned                                                    --               168,378            297,690             --
  Purchase of premises and equipment                       (29,438)             5,590            (17,380)           (47,527)
                                                       -----------        -----------        -----------        -----------
         Net cash provided by (used in)

          investing activities                          (1,889,474)        (4,135,982)        (2,207,800)        (1,821,218)
                                                       -----------        -----------        -----------        -----------
Cash flows from financing activities:

  Increase (decrease) in savings
    accounts and demand deposits                           891,605          5,367,887          3,074,729           (109,197)
  Net increase (decrease) in
    certificates of deposit                                  --                 --             2,551,964         (1,642,550)
  Federal Home Loan Bank Advance
    (repayment)                                              --              (935,291)        (2,435,291)         2,435,291
                                                       -----------        -----------        -----------        -----------
         Net cash provided by
           financing activities                            891,605          4,432,596          3,191,402            683,544
                                                       -----------        -----------        -----------        -----------
Net increase (decrease) in cash
  and due from banks                                      (807,691)           225,349          1,160,492         (1,083,234)
Cash at beginning of period                              1,282,390            131,898            121,898          1,205,132
                                                       -----------        -----------        -----------        -----------
Cash at end of period                                  $   474,699        $   357,247        $ 1,282,390        $   121,898
                                                       ===========        ===========        ===========        ===========
Supplemental disclosure:
  Cash paid during the period for:
    Interest                                           $   694,520        $   389,109        $ 1,429,565        $ 1,244,183
                                                       ===========        ===========        ===========        ===========
    Income taxes                                       $     6,500        $    45,255        $     2,055        $    45,295
                                                       ===========        ===========        ===========        ===========
  Loans receivable transferred to
    foreclosed real estate                             $     --           $     --           $     --           $   164,794
                                                       ===========        ===========        ===========        ===========


                   The accompanying notes are an integral part
                         of these financial statements.

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies
      ------------------------------------------

      Basis of Financial Statement Presentation
      -----------------------------------------

      The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate and the assessment of prepayment risks associated with mortgage-backed securities. Management believes that the allowance for loan losses is adequate, foreclosed real estate is appropriately valued and prepayment risks associated with mortgage-backed securities are properly recognized. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowance for loan losses or further writedowns of foreclosed real estate may be necessary based on changes in economic conditions in the market area. Additionally, assessments of prepayment risks related to mortgage-backed securities are based upon current market conditions, which are subject to frequent change.

      In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowance for loan losses or additional writedowns on foreclosed real estate based on their judgements about information available to them at the time of their examination.

      The unaudited interim financial statements, as of and for the six months ended March 31, 1998 and 1997, reflect all adjustments (consisting of only normal reoccurring accruals) which, in the opinion of management, are necessary to present fairly the results for the interim periods. Results of interim periods are not necessarily indicative of results to be expected for the full year.


      Concentration of Risk
      ---------------------

      The Bank's lending and real estate activity is concentrated in real estate and loans secured by real estate located in the State of New Jersey. The Bank's loan portfolio is predominantly made up of 1 to 4 family unit first mortgage loans in Burlington County. These loans are typically secured by first lien positions on the respective real estate properties and are subject to the Bank's loan underwriting policies. In general, the Bank's loan portfolio performance is dependent upon the local economic conditions.

      Interest-rate Risk
      ------------------

      The Bank is principally engaged in the business of attracting deposits from the general public and using these deposits to make loans secured by real estate and, to a lesser extent, consumer loans and to purchase mortgage-backed and investment securities. The potential for interest-rate risk exists as a result of the shorter duration of the Bank's interest-sensitive liabilities compared to the generally longer duration of interest-sensitive assets. In a rising interest rate environment, liabilities will reprice faster than assets, thereby reducing the market value of long-term assets and net interest income. For this reason, management regularly monitors the maturity structure of the Bank's assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

      Cash Equivalents
      ----------------

      For the purpose of presentation in the statements of cash flows,  cash and
      cash   equivalents   are  defined  as  those   amounts   included  in  the
      balance-sheet caption "cash and due from banks."

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.    Summary of Significant Accounting Policies (Continued)
      ------------------------------------------

      Investment and Mortgaged-backed Securities
      ------------------------------------------

      The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities" which is effective for years beginning after December 15, 1993. This statement requires that investments in debt and equity securities owned shall be classified into one of three categories: held-to-maturity, available-for-sale, or trading. the Bank's investments in securities are classified in two categories and accounted for as follows:

      o Securities Held to Maturity. Bond,s notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

      o Securities Available for Sale. Securities available for sale consist of certain debt and equity securities not classified as trading or securities to be held to maturity.

      Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary will result in write-downs of the individual securities to their fair value. The related write-downs will be included in earnings as realized losses.

      Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of equity until realized.

      Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

      Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

      Loans Receivable
      ----------------

      Loans receivable that management has the intent and ability to hold until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

      Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using the interest method.

      Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield over the contractual life of the loan.


      Effective October 1, 1995, the Savings Bank adopted FASB Statements No. 114, "Accounting by Creditors for Impairment of a Loan," and No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The provisions of these statements are applicable to all loans, uncollateralized as well as collateralized, except large groups of smaller- balance homogeneous loans that are collectively evaluated for impairment and loans that are measured at fair value or at the lower of cost or fair value. Loans classified as impaired are to be measured based on the present value

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.    Summary of Significant Accounting Policies (Continued)
      ------------------------------------------

      Loans Receivable (Continued)
      ----------------

      of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan evaluated for impairment is deemed to be impaired when based on current information and events, it is probable that the Savings Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. No loans were identified as impaired as of September 30, 1997 and 1996, respectively.

      The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

      The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

      Premises and Equipment
      ----------------------

      Land is carried at cost. Bank premises and equipment are carried at cost less accumulated depreciation and amortization. Significant renovations and additions are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred. The Bank computes depreciation on a straight-line basis over the estimated useful lives of the assets.

      Foreclosed Real Estate
      ----------------------

      Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at the lower of cost or fair value at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its fair value less estimated selling cost. Gains and losses from sale of these properties are recognized as they occur. Income from operating properties is recorded in operations as earned.

      Income Taxes
      ------------

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of any law change.

      Deferred income taxes are recognized for differences in the time of recording significant items of income and expense in the financial accounting records and their inclusion in or deduction from taxable income.

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.    Summary of Significant Accounting Policies (Continued)
      ------------------------------------------

      Reclassification
      ----------------

      Certain amounts for the year ended September 30, 1996, have been reclassified to conform with the current period's presentation.

2.    Investment Securities
      ---------------------

      The carrying amounts and fair values of investments in securities at March 31, 1998 and September 30, 1997 and 1996 are summarized as follows:

                                                                         March 31, 1998
                                                     -------------------------------------------------------
                                                                         Gross Unrealized
                                                      Amortized      ------------------------
                                                        Cost           Gains          Losses     Fair Value
                                                        ----           -----          ------     ----------
                                                                           (Unaudited)
      Held to maturity:
          U.S. Government and agency
            securities                               $ 2,659,255     $   --         $   47,391   $ 2,611,864
          Municipal securities                            99,185         12,519         --           111,704
                                                     -----------     ----------     ----------   -----------

                                                     $ 2,758,440     $   12,519     $   47,391   $ 2,723,568
                                                     ===========     ==========     ==========   ===========

                                                                       September 30, 1997
                                                     -------------------------------------------------------
                                                                         Gross Unrealized
                                                      Amortized      -------------------------
                                                        Cost           Gains          Losses     Fair Value
                                                        ----           -----          ------     ----------
      Held to maturity:
          U.S. Government and agency
            securities                               $ 3,656,359     $   --         $  105,428   $3,550,931
          Municipal securities                            99,157         11,714         --          110,871
                                                     -----------     ----------     ----------   ----------

                                                     $ 3,755,516     $   11,714     $  105,428   $3,661,802
                                                     ===========     ==========     ==========   ==========

                                                                       September 30, 1996
                                                      -----------------------------------------------------
                                                                         Gross Unrealized
                                                      Amortized      -------------------------
                                                        Cost           Gains          Losses     Fair Value
                                                        ----           -----          ------     ----------
      Held to maturity:
          U.S. Government and agency
            securities                               $ 5,301,663     $   --         $  217,216   $5,084,447
          Municipal securities                            99,044          6,811         --          105,855
                                                     -----------     ----------     ----------   ----------

                                                     $ 5,400,707     $    6,811     $  217,216   $5,190,302
                                                     ===========     ==========     ==========   ==========

                                                                         March 31, 1998
                                                     ------------------------------------------------------
                                                                         (Unaudited)
      Available for sale securities:
        Equity securities                            $     3,339     $  124,939     $    --      $  128,278
                                                     ===========     ==========     ==========   ==========

                                                                       September 30, 1997
                                                     -------------------------------------------------------
      Available for sale securities:
        Equity securities                            $     3,339     $   92,653     $    --      $   95,992
                                                     ===========     ==========     ==========   ==========

                                                                       September 30, 1996
                                                     -------------------------------------------------------
      Available for sale securities:
        Equity securities                            $     3,339     $   62,616     $    --      $   65,955
                                                     ===========     ==========     ==========   ==========

      The schedule of maturities of securities to be held-to-maturity at March 31, 1998 (unaudited), were as follows:

                                                   Held-to-Maturity
                                                      Securities
                                          ------------------------------------
                                           Amortized                 Fair
                                             Cost                    Value
                                             ----                    -----

      Due in one year or less              $    --                 $    --
      Due from one to five years              747,583                 773,603
      Due from five to ten years            1,411,672               1,339,041
      Due after ten years                     599,186                 610,925
                                           ----------              ----------

                                           $2,758,441              $2,723,569
                                           ==========              ==========

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


3.    Mortgage Backed Securities, Held to Maturity
      --------------------------------------------


      Investments in mortgage-backed and related securities are stated at cost, adjusted for amortization of premiums and accretion of fees and discounts. The Bank has adequate liquidity and capital, and it is generally management's intention to hold such assets to maturity.


      The carrying values and fair values of mortgage-backed and related securities are summarized as follows:

                                                                     March 31, 1998
                                       -----------------------------------------------------------------------------
                                        Principal          Unamortized                Unearned            Carrying
                                         Balance             Premiums                 Discounts             Value
                                         -------             --------                 ---------             -----
                                                                      (Unaudited)
      GNMA Certificates                $  892,996          $    13,886                $  --              $  906,882
      FHLMC and FNMA
        Certificates                    1,642,468               --                        9,647           1,632,821
                                       ----------          -----------                ---------          ----------
                                       $2,535,464          $    13,886                $   9,647          $2,539,703
                                       ==========          ===========                =========          ==========

                                                                    March 31, 1998
                                       -----------------------------------------------------------------------------
                                        Carrying                 Gross Unrealized
                                         Value                Gains                    Losses               Value
                                         -----                -----                    ------               -----
                                                                      (Unaudited)
      GNMA Certificates                $  906,882          $     9,627                $  --              $  916,509
      FHLMC and FNMA
        Certificates                    1,632,821                3,636                   --               1,636,457
                                       ----------          -----------                ---------          ----------
                                       $2,539,703          $    13,263                $  --              $2,552,966
                                       ==========          ===========                =========          ==========

                                                                  September 30, 1997
                                       -----------------------------------------------------------------------------
                                        Principal          Unamortized                Unearned            Carrying
                                        Balance             Premiums                 Discounts             Value
                                        -------             --------                 ---------             -----
      GNMA Certificates                $  991,502          $    15,221                $  --              $1,006,723
      FHLMC and FNMA
        Certificates                    2,020,626               --                       10,997           2,009,629
                                       ----------          -----------                ---------          ----------
                                       $3,012,128          $    15,221                $  10,997          $3,016,352
                                       ==========          ===========                =========          ==========


                                                                September 30, 1997
                                       -----------------------------------------------------------------------------
                                        Carrying                 Gross Unrealized
                                         Value                Gains                    Losses               Value
                                         -----                -----                    ------               -----
      GNMA Certificates                $1,006,723          $    15,047                $  --              $1,021,770
      FHLMC and FNMA
        Certificates                    2,009,629               --                        3,563           2,006,066
                                       ----------          -----------                ---------          ----------
                                       $3,016,352          $    15,047                $   3,563          $3,027,836
                                       ==========          ===========                =========          ==========


                                                                September 30, 1996
                                       -----------------------------------------------------------------------------
                                        Principal          Unamortized                Unearned            Carrying
                                         Balance             Premiums                 Discounts             Value
                                         -------             --------                 ---------             -----
      GNMA Certificates                $1,174,580          $    20,038                $  --              $1,194,618
      FHLMC and FNMA
        Certificates                    1,593,165               --                        2,271           1,585,894
                                       ----------          -----------                ---------          ----------
                                       $2,767,745          $    20,038                $   2,271          $2,780,512
                                       ==========          ===========                =========          ==========

                                                                September 30, 1996
                                       -----------------------------------------------------------------------------
                                        Carrying                 Gross Unrealized
                                         Value                Gains                    Losses               Value
                                         -----                -----                    ------               -----
      GNMA Certificates                $1,194,618          $    --                    $   8,818          $1,185,800
      FHLMC and FNMA
        Certificates                    1,585,894               --                       49,308           1,536,586
                                       ----------          -----------                ---------          ----------
                                       $2,780,512          $    --                    $  58,126          $2,722,386
                                       ==========          ===========                =========          ==========

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

3.    Mortgage Backed Securities, Held to Maturity (Continued)
      --------------------------------------------

      Securities with a face value and fair value of $619,296 (unaudited), $944,928 and $802,652, respectively are pledged as security for deposits of governmental entities under the provisions of Governmental Unit Deposit Protection Act (GUDPA) as of March 31, 1998, September 30, 1997 and 1996.

4.    Accrued Interest Receivable

      Accrued interest receivable is summarized as follows:

                                                                                    September 30,
                                                         March 31,          --------------------------------
                                                           1998                 1997               1996
                                                           ----                 ----               ----
                                                        (Unaudited)

      Loans receivable                                  $  195,493          $   185,970         $   164,013
      Mortgage backed securities                            13,395               15,996              14,201
      Investments                                           28,681               45,297              79,130
                                                        ----------          -----------         -----------
                                                        $  237,569          $   247,263         $   257,344
                                                        ==========          ===========         ===========

5.    Loans Receivable
      ----------------

      Loans receivable at March 31, 1998, September 30, are summarized as follows:

                                                                                    September 30,
                                                         March 31,          --------------------------------
                                                           1998                 1997               1996
                                                           ----                 ----               ----
                                                        (Unaudited)
        First mortgage loans Principal balance:
          Secured by one to four
            family residence                            $21,578,479         $20,220,605         $19,107,731
          Construction loans                              2,331,561           2,842,410           1,840,300
          Commercial real estate                          1,234,199           1,143,688             541,065
                                                        -----------         -----------         -----------

                                                         25,144,239          24,206,703          21,489,096

        Less:
          Loans in process                                 (292,727)           (894,743)         (1,137,037)
          Unearned discounts                                (12,466)            (12,466)            (12,466)
          Deferred loan origination
            fees net of costs of
            ($79,736, $64,643 and
            $57,153)                                       (150,409)           (141,171)           (140,715)
                                                        -----------         -----------         -----------
           Total first mortgage
             loans                                       24,688,637          23,158,323          20,198,878
                                                        -----------         -----------         -----------

      Consumer and other loans Principal balances:
          Home equity                                     3,223,707           3,003,459           2,860,795
          Personal loans                                     86,402              48,939               7,918
          Loans secured by savings                          230,558             246,442             197,422
          Commercial line of credit                         176,147              17,550              54,000
                                                        -----------         -----------         -----------
           Total consumer and other
             loans                                        3,716,814           3,316,390           3,120,135
                                                        -----------         -----------         -----------

           Total Loans                                   28,405,451          26,474,713          23,319,013

      Less allowance for loan losses:
        General valuation allowance                        (125,000)            (66,000)            (58,000)
                                                        -----------         -----------         -----------

           Total loans receivable                       $28,280,451         $26,408,713         $23,261,013
                                                        ===========         ===========         ===========

                              PEOPLES SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


5.    Loans Receivable (Continued)
      ----------------

      At March 31, 1998 and September 30, 1997 and 1996, nonaccrual loans for which interest had been discontinued totalled approximately $201,000 (unaudited), $126,512 and $-0-, respectively. Interest income actually recognized is summarized as follows:

                                                                                    September 30,
                                                         March 31,          --------------------------------
                                                           1998                 1997               1996
                                                           ----                 ----               ----
                                                        (Unaudited)

      Interest income that would
        have been recorded                              $    7,707          $     9,478         $     --
      Interest income recognized                             --                   4,677               --
                                                        ----------          -----------         --------
      Interest income foregone                          $    7,707          $     4,801         $     --
                                                        ==========          ===========         ========

      An analysis of the change in the allowance for loan losses:

                                                      March 31,                      September 30,
                                               ----------------------          -------------------
                                                  1998          1997               1997            1996
                                               ----------     ----------       -----------      -------
                                               (Unaudited)

      Allowance for loan losses:
        General valuation allowance:

          Beginning of year                    $   66,000     $   58,000       $    58,000      $    45,500
            Addition                               59,000          4,000             8,000           20,500
            Charge offs                            --             --                --               (8,000)
                                               ----------     ----------       -----------      -----------
          End of year                          $  125,000     $   62,000       $    66,000      $    58,000
                                               ==========     ==========       ===========      ===========


      The activity with respect to loans to directors, officers and associates of such persons, is summarized as follows:

                                                                                     September 30,
                                                          March 31,         -------------------------------
                                                           1998                 1997               1996
                                                           ----                 ----               ----
                                                        (Unaudited)

      Beginning of period                               $  291,218          $   301,675         $   276,191
      Loans originated                                       --                  25,000              42,055
      Collection of principal                               71,944               35,457              16,571
                                                        ----------          -----------         -----------
      End of period                                     $  219,274          $   291,218         $   301,675
                                                        ==========          ===========         ===========

      All loans are collateralized by deposits and/or real estate.

6.    Premises and Equipment
      ----------------------

      Premises and equipment are summarized by major classification as follows:

                                                                                   September 30,
                                                          March 31           -------------------------------
                                                             1998               1997                 1996
                                                             ----               ----                 ----
                                                          (Unaudited)

      Land                                                $  128,262        $   126,435           $   126,435
      Office building (Bordentown)                         1,349,960          1,349,960             1,349,960
      Office building (Florence)                              38,299             38,299                38,299
      Furniture, fixtures and
        equipment                                            312,356            284,745               269,117
                                                          ----------        -----------           -----------
                                                           1,828,877          1,799,439             1,783,811
      Less accumulated
        depreciation                                         362,732            335,573               283,820
                                                          ----------        -----------           -----------
                                                          $1,466,145        $ 1,463,866           $ 1,499,991
                                                          ==========        ===========           ===========

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


6.    Premises and Equipment (Continued)
      ----------------------

      Depreciation charged to operations was $27,159 (unaudited) and $25,576 (unaudited) for the six months ended March 31, 1998 and 1997 and $51,753 and $51,688 for the years ended 1997 and 1996, respectively. Useful lives used in the calculation of depreciation are as follows:

      Buildings                                                25 to 40 years
      Building improvements and land improvements               7 to 15 years
      Furniture and equipment                                   5 to  7 years

7.    Deposits
      --------

      Deposits as of September 30, are summarized as follows:

                                                              March 31,
                                                                 1998             1997                1996
                                                                               -----------         -------
                                                                Amount            Amount              Amount
                                                                ------            ------              ------
                                                             (Unaudited)

               NOW accounts                                  $ 4,516,477       $ 3,518,176         $ 2,427,442
               Money Market accounts                           2,539,829         2,912,054           2,216,550
               Passbook and club accounts                      7,007,468         5,963,246           5,815,444
               Non Interest Bearing                            2,549,996         2,933,125           1,792,436
                                                             -----------       -----------         -----------

                        Subtotal                              16,613,770        15,326,601          12,251,872
                                                             -----------       -----------         -----------

               Certificates of deposit:
                  0.0% to 3.0%                                    --                --                   2,678
                 3.01% to 4.0%                                   529,190           660,029           1,262,520
                 4.01% to 5.0%                                 3,657,864         2,278,310           4,635,555
                 5.01% to 6.0%                                14,369,181        15,905,072           9,944,181
                 6.01% to 7.0%                                   918,076         1,026,564           1,473,077
                                                             -----------       -----------         -----------

               Total Certificates of
                 Deposit                                      19,474,311        19,869,975          17,318,011
                                                             -----------       -----------         -----------
               Total Deposits                                $36,088,081       $35,196,576         $29,569,883
                                                             ===========       ===========         ===========


               The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $1,695,000 (unaudited), $2,236,764 and $1,265,000 at March 31, 1998,
               September 30, 1997 and 1996. These certificates of deposit do not receive preferential rates of interest. Deposits in excess of $100,000 are not federally insured.


               As of March 31, 1998 (unaudited) and September 30, 1997 and 1996, scheduled maturities of certificates of deposit (rounded to the nearest $1,000) are summarized as follows:

                                                                                    September 30,
                                                      March 31,         -------------------------------------
                                                        1998               1997                      1996
                                                     -----------        -----------              ------------
                                                     (Unaudited)

      3 months or less                               $ 4,646,000        $ 4,070,000              $ 3,478,000
      3 months to 6 months                             4,399,000          5,798,000                4,211,000
      6 months to 1 year                               6,678,000          5,353,000                5,305,000
      1 year to 3 years                                2,613,000          4,040,000                4,028,000
      3 years to 5 years                               1,138,000            609,000                  296,000
                                                     -----------        -----------              -----------

                                                     $19,474,000        $19,870,000              $17,318,000
                                                     ===========        ===========              ===========

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

7.    Deposits (Continued)
      --------

      Interest expense on deposits for the six months ended March 31, 1998 and 1997 and the years ended September 30, 1997 and 1996 is summarized as follows:

                                                                                       September 30,
                                              March 31,        March 31,      ------------------------------
                                                1998             1997             1997              1996
                                                ----             ----             ----              ----
                                             (Unaudited)      (Unaudited)

      NOW accounts                           $    48,881      $    43,809      $   252,442       $    73,848
      Money market accounts                       83,195           75,101          106,291            58,739
      Passbook and club accounts                  30,246          481,895          225,869           167,370
      Certificates of deposit                    514,189           25,034          744,038           886,682
                                             -----------      -----------      -----------       -----------

                                             $   676,511      $   625,839      $ 1,328,640       $ 1,186,639
                                             ===========      ===========      ===========       ===========

8.    Other Borrowed Funds
      --------------------

      Borrowed funds at March 31 and September 30 are summarized as follows:

                                                      March 31,                     September 30,
                                                                           ----------------------
                                                        1998                  1997                   1996
                                                     -----------           -----------            -------
                                                     (Unaudited)
      Advances from Federal Home
        Loan Bank                                    $     --              $     --               $ 1,435,291
      Overnight borrowings from
        Federal Reserve Bank                               --                    --                 1,000,000
                                                     -----------           -----------            -----------

                                                     $     --              $     --               $ 2,435,291
                                                     ===========           ===========            ===========

      Interest is payable on these advances at rates ranging from 5.54% to 5.86% with maturities due October and December of 1996. These advances are collateralized by Federal Home Loan Bank stock, investments in securities and mortgages. The Association has $9,684,527 (unaudited) and $9,404,651 available for borrowing as of March 31, 1998 and September 30, 1997.

9.    Retained Earnings
      -----------------


      In connection with the insurance of savings accounts the Bank has maintained general reserves which may be used only for absorbing losses. These reserves do not reflect amounts of losses actually anticipated and the appropriations thereto have not been charged against tax income. Such reserves represent a restriction on retained earnings of the Bank. At March 31, 1998 (unaudited) and September 30, 1997 and 1996, this reserve was $306,008.

10.   Gains on Sale of Interest Earning Assets
      ----------------------------------------

      Gains are summarized as follows:

                                                                                    September 30,
                                                           March 31,          --------------------------------
                                                              1998                1997               1996
                                                              ----                ----               ----
                                                           (Unaudited)


      Realized gain on sales of:
        Available-for-sale securities                      $      933         $     6,977         $     1,791
                                                           ==========         ===========         ===========

      There were no losses realized on the sale of securities during any of these periods.

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



11.   Income Taxes
      ------------

      The Bank has qualified as a Savings Institution under provisions of the Internal Revenue Code. Prior to January 1, 1996 the bank was permitted to deduct from taxable income an allowance for bad debts based on a percentage- of-taxable-income, the rate was 8% before such deduction. Retained earnings at March 31, 1998, September 30, 1997 and 1996 included untaxed earnings of approximately $489,704, $489,704 and $472,905, representing such bad debt deductions.

      On August 21, 1996, legislation was signed into law which repealed the percentage of taxable income method for tax bad debt deductions. The repeal is effective for the Bank's taxable year beginning October 1, 1996. In addition, the legislation requires the Bank to include in taxable income its bad debt reserves in excess of its base year reserves over a six, seven, or eight year period depending upon the attainment of certain loan origination levels. Since the percentage of taxable income method for federal tax bad debt deductions and the corresponding increase in the Federal tax bad debt reserve in excess of the base year have been reflected as temporary differences pursuant to FASB Statement No. 109, with deferred income taxes recorded thereon, this change in the tax law did not have a material adverse effect on the Bank's financial position or operations.

      Retained earnings at March 31, 1998 and September 30, 1997 includes approximately $241,000 of tax bad debt deductions which, in accordance with FASB Statement No. 109, are considered a permanent difference between the book and income tax basis of loans receivable, and for which income taxes have not been provided. If such amount is used for purposes other than bad debt losses, including distributions in liquidation, it will be subject to income tax at the then current rate.

      The provision for federal and state income taxes differs from that computed at the statutory graduated rates as follows:

                                                                        ,               September 30,
                                                March 31,       March 31,         --------------------------------
                                                   1998            1997               1997              1996
                                                ----------      ----------        -----------        -------
                                                (Unaudited)     (Unaudited)

      Statutory tax rates                            31%             29%                34%               (34)%
      Tax at statutory rates                    $   47,645      $   24,309        $    94,114        $   (14,300)

      Decrease in tax:
        Tax exempt income                           (1,000)         (1,000)            (2,000)            (2,000)
        Miscellaneous                               (8,600)         (1,309)           (10,774)            (5,660)
                                                ----------      ----------        -----------        -----------
                                                $   38,045      $   22,000        $    81,340        $   (21,960)
                                                ==========      ==========        ===========        ===========

      Effective tax rate                             25%             26%                30%               (52)%


      The tax provision is summarized as follows:

                                                                                        September 30,
                                                March 31,       March 31,         -------------------------------
                                                   1998            1977               1997              1996
                                                ----------      ----------        -----------        -------
                                                (Unaudited)     (Unaudited)

      Current federal                           $   42,729      $  (15,382)       $     3,006        $    31,144
      Deferred federal                              (7,786)         35,619             71,238            (52,074)
      Current state                                  3,964          (1,475)               620              3,570
      Deferred state                                  (862)          3,238              6,476             (4,600)
                                                ----------      ----------        -----------        -----------
                                                $   38,045      $   22,000        $    81,340        $   (21,960)
                                                ==========      ==========        ===========        ===========

                              PEOPLES SAVINGS BANK
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


11.   Income Taxes (Continued)
      ------------

      The following temporary differences gave rise to deferred tax assets and liabilities:

                                                        March 31,          September          September
                                                           1998             30, 1997           30, 1996
                                                           ----             --------           --------
                                                        (Unaudited)
      Deferred tax assets:
        Allowance for loan losses                       $   41,875         $   22,167         $   19,700
        Deferred loan origination
          fees, net                                         33,000             30,920             26,221
        Accrued payroll                                      4,300              8,350              5,700
        SAIF assessment                                     --                 --                 68,900
                                                        ----------         ----------         ----------

           Total deferred tax
             assets                                         79,175             61,437            120,521
                                                        ----------         ----------         ----------

      Deferred tax liabilities:
        Premises and equipment                              17,320             17,390             10,800
        Unrecorded appreciation on
          investments                                       42,500             33,340             21,300
        Tax reserve for loan
          losses                                            91,647             91,647             91,647
                                                        ----------         ----------         ----------

           Total deferred tax
             liabilities                                   151,467            142,377            123,747
                                                        ----------         ----------         ----------

          Net deferred tax asset
             (liability)                                $  (72,292)        $  (80,940)        $   (3,226)
                                                        ==========         ==========         ==========

12.   Commitments & Contingencies
      ---------------------------

      At March 31, 1998 the Bank had the following commitments outstanding. Mortgage commitments are for 45 days. Home equity commitments are for 60 days. The commitments are summarized as follows:

                                              Amounts                Rate                         Term
                                              -------                ----                         ----
                                            (Unaudited)


      Mortgages (fixed rate)                $ 1,322,500           6.125% to 7.375%              10 to 30 years


      Mortgages (construction)                  165,000           Prime + 1% or 2%              6 month &
                                                                   1 points                      12 month
      Commercial loan                           200,000           FHLB + 1.50%                  30 years
      Home Equity Loan                           17,500           Prime + 1.5% to               3 to 15 years
                                            -----------
                                                                   9.00%
                                            $ 1,705,000
                                            ===========

      There are four letters of credit outstanding. An annual fee of 1 point is due on each of the letters of credit. Interest is due at various rates if the letters of credit are utilized. The value of all four letters totals $198,418. The institution also has lines of credit with undrawn balances of $368,034.

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


13.   Lease Commitments
      -----------------

      At September 30, 1997, the Bank was obligated under a noncancellable operating lease for a vehicle. This lease requiring monthly payments of $432 expired October 15, 1997. A new vehicle lease was signed October 9, 1997. The terms of the new lease are $477 per month for 24 months. Net rent expense under the operating lease, included in automobile expense, was approximately $2,862 and $2,592 for the six months ended March 31, 1998 and 1997 and $5,189 and $4,127 for the years ended September 30, 1997 and 1996, respectively. Future minimum lease payments are as follows:

                           12 Months Ended
                              March 31                   Amount
                              --------                   ------
                                                       (Unaudited)

                               1999                    $     5,724
                               2000                          2,862
                                                       -----------

                                                       $     8,586
                                                       ===========

14.   Financial Instruments
      ---------------------

      Off-Balance-Sheet Instruments
      -----------------------------

      Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

      Fair Values of Financial Instruments
      ------------------------------------

      The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

         Cash and Short-Term Instruments
         -------------------------------

         The carrying amounts of cash and short-term instruments approximate their fair value.

         Available-for-Sale and Held-to-Maturity Securities
         --------------------------------------------------

         Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

         Loans Receivable
         ----------------

         For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flows analyses or underlying collateral values, where applicable.

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


14.   Financial Instruments (Continued)
      ---------------------

      Fair Values of Financial Instruments (Continued)
      ------------------------------------

         Deposit Liabilities
         -------------------

         The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         Short-Term Borrowings
         ---------------------

         The carrying amounts of federal funds purchased, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

         Long-Term Debt
         --------------

         The fair values of the Bank's long-term debt are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

         Accrued Interest
         ----------------

         The carrying amounts of accrued interest approximate their fair values.

         Other Off-Balance-Sheet Instruments
         -----------------------------------

         In the ordinary course of business the Bank has entered into off-balance- sheet financial instruments consisting of commitments to extend credit AND commercial letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing need of its customers and to reduce its own exposure to fluctuation in interest rates. These financial instruments include commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments are comprised of the undisbursed portion of construction loans and residential loan origination. The Bank's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Generally, collateral, usually in the form of real estate, is required to support financial instruments with credit risk.

      The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial statement for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

      Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk.

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

14.   Financial Instruments (Continued)
      ---------------------

      Commitments to Extend Credit and Financial Guarantees. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon by customers, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable; inventory, property, plant, and equipment; and income-producing commercial properties.

      Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1997 or 1996.

      The estimated fair values of the Bank's financial instruments were as follows at: (000's omitted)

                                                  March 31, 1998         September 30, 1997      September 30, 1996
                                                -------------------       ------------------      ------------------
                                                Carrying        Fair      Carrying       Fair     Carrying       Fair
      Financial Assets                           Amount         Value      Amount        Value     Amount        Value
      ----------------                          --------       -------    --------      -------   --------      ------
                                                     (Unaudited)

      Cash and cash equivalents                 $    475       $   475    $  1,282      $ 1,282   $    483      $   483
      Interest bearing deposit                     2,450         2,450       1,082        1,082      --           --
      Securities held to maturity                  5,298         5,277       6,772        6,690      8,181        7,971
      Securities available for sale                  128           128          96           96         66           66
      Loans receivable                            28,280        28,670      26,409       26,107     23,261       22,959
      Accrued interest receivable                    238           238         247          247        257          257
      Real estate owned                            --            --          --           --           298          298

      Financial Liabilities
      ---------------------

      Deposit liabilities                         36,088        36,076      35,197       35,170    29,570        29,511
      Short-term borrowings                        --            --          --           --        2,435         2,435

      Commitments to originate loans               1,705         1,705         653          653     1,434         1,434

15.   Pension Plan
      ------------


      During the fiscal year ended September 30, 1996, the Board adopted a salary reduction thrift plan. The plan covers all employees with 1 year of service of at least 1,000 hours. The Bank matches elective employee deferrals at a rate of 50% of the deferral for the first 6% deferred. The employee may defer another 9% of his salary. Employer contributions were $3,652 (unaudited) and $5,171 (unaudited) for the six months ended March 31, 1998 and 1997 and $6,767 and $3,672 for 1997 and 1996, respectively.


16.   Regulatory Capital Requirement
      ------------------------------

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


16.   Regulatory Capital Requirement (Continued)
      ------------------------------

      quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      The  Office  of  Thrift   Supervision   ("OTS")  has  prescribed   capital
      requirements which include three separate measurements of capital adequacy: a leverage- ratio capital standard ("core"), a tangible capital standard and a risk- based capital standard (collectively known as the "Capital Rule"). The Capital Rule requires each savings institution to maintain tangible capital equal to at least 1.5% of its adjusted total assets and core capital equal to at least 4.0% of its adjusted total assets. The Capital Rule further requires each savings institution to maintain total capital equal to at least 8.0% of its risk-weighted assets.

      The  institution at September 30, 1997 and 1996 meets the regulatory  core
      capital,   tangible  capital,  and  risk  based  capital  requirements  as summarized:

                                                                                              To be Well-
                                                                                            Capitalized Under
                                                                     For Capital            Prompt Corrective
                                            Actual                Adequacy Purposes         Action Provisions
                                      ---------------------      -----------------         ---------------------
                                       Amount        Ratio        Amount        Ratio       Amount        Ratio
                                       ------        -----        ------        -----       ------        -----
                                                                  (Dollars to Thousands)
      As of September 30, 1996:
        Risk-based capital            $  1,896        12.18      $  1,245         8.00     $  1,557        10.00
        Tier 1 capital                   1,838        11.80          N/A          N/A           934         6.00
        Core capital                     1,838         5.35         1,031         3.00        1,718         5.00
        Tangible capital                 1,838         5.35           807         1.50         N/A          N/A

      As of September 30, 1997:
        Risk-based capital            $  2,095        11.52         1,454         8.00        1,818        10.00
        Tier 1 capital                   2,029        11.16          N/A          N/A         1,091         6.00
        Core capital                     2,029         5.40         1,127         3.00        1,878         5.00
        Tangible capital                 2,029         5.40           563         1.50         N/A          N/A

      As of March 31, 1998:
        Risk-based capital            $  2,225        11.65      $  1,536         8.00     $  1,920        10.00
        Tier 1 capital                   2,100         8.84          N/A          N/A         1,425         6.00
        Core capital                     2,100         5.43         1,160         3.00        1,933         5.00
        Tangible capital                 2,100         5.43           580         1.50         N/A          N/A

      A reconciliation of net worth, as reported in the financial statements to regulatory capital is as follows:

                                                              Tangible          Core              Risk-based
                                                              Capital          Capital             Capital
                                                              -------          -------             -------
                                                                          (In Thousands)
      As of September 30, 1996:
        GAAP capital per financial
          statements                                          $  1,879         $ 1,879            $    1,879
        Unrealized gain on securities

          available for sale                                       (41)            (41)                  (41)
        General allowance for loan losses                       --              --                        58
                                                              --------         -------            ----------
              Total regulatory capital                           1,838           1,838                 1,896


        Minimum required capital                                   515           1,031                 1,245
                                                              --------         -------            ----------


              Excess regulatory capital                       $  1,323         $   807            $      651
                                                              ========         =======            ==========

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



16.   Regulatory Capital Requirement (Continued)
      ------------------------------

                                                              Tangible          Core              Risk-based
                                                              Capital          Capital             Capital
                                                              -------          -------             -------
                                                                            (In Thousands)
      As of September 30, 1997:
        GAAP capital per financial
          statements                                          $  2,088         $ 2,088            $    2,088
        Unrealized gain on securities
          available for sale                                       (59)            (59)                  (59)
        General allowance for loan losses                       --              --                        66
                                                              --------         -------            ----------
              Total regulatory capital                           2,029           2,029                 2,095

        Minimum required capital                                   563           1,127                 1,454
                                                              --------         -------            ----------

              Excess regulatory capital                       $  1,466         $   902            $      641
                                                              ========         =======            ==========

                                                              Tangible          Core              Risk-based
                                                              Capital          Capital             Capital
                                                              -------          -------             -------
                                                                          (In Thousands)
      As of March 31, 1998 (unaudited)
        GAAP capital per financial
          statements                                          $  2,225         $ 2,225            $    2,225
        Unrealized gain on securities
          available for sale                                      (125)           (125)                 (125)
        General allowance for loan losses                       --              --                       125
                                                              --------         -------            ----------
              Total regulatory capital                           2,100           2,100                 2,225

        Minimum required capital                                   580           1,160                 1,536
                                                              --------         -------            ----------

              Excess regulatory capital                       $  1,520         $   940            $      689
                                                              ========         =======            ==========

      The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") imposes increased requirements on the operations of financial institutions and mandated the development of regulations designed to empower regulators to take prompt corrective action with respect to institutions that fall below certain capital standards. FDICIA stipulates that an institution with less than 4% core capital is deemed to be undercapitalized. Quantitative measures established by FDICIA to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of September 30, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

      As of September 19, 1997, the most recent notification from the OTS, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total, risk-based, and Tier I leverage ratios of 10%, 6%, and 5%, respectively. There are no conditions existing or events which have occurred since notification that management believes have changed the institution's category.

      Management believes that, under the current regulations, the Bank will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Bank could adversely affect its future minimum capital requirements.

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


17.   Special Deposit Insurance Assessment
      ------------------------------------

      On September 30, 1996, congressional legislation was enacted which is designed to recapitalize the Savings Association Insurance Fund (SAIF) and to eliminate the substantial deposit premium disparity between Bank Insurance Fund and SAIF-insured institutions. The legislation imposed a one-time assessment on all SAIF-insured deposits, as of March 31, 1995. For the Bank, the assessment totalled $191,615, and is reflected in the non-interest expenses section of the statement of income for the year ended September 30, 1996.

      Beginning on January 1, 1997, the FDIC has estimated that, in addition to normal deposit insurance premiums, BFI members will pay a portion of the FICO payment equal to 1.3 basis points on BIF-insured deposits compared to
      6.4 basis points by SAIF members on SAIF-insured deposits. All institutions will pay a pro-rate share of the FICO payment on the earlier of January 1, 2000 or the date upon which the last savings association ceases to exist. The legislation also requires BIF and SAIF to be merged by January 1, 1999 provided that legislation is adopted to eliminate the savings association charter and no savings associations remain as of the time.

      The FDIC has recently lowered SAIF assessments to a range comparable to that of BIF members, although SAIF members must also make the FICO payments described above. Management cannot predict the precise level of FDIC insurance assessments on an ongoing basis or whether the BIF and SAIF will eventually be merged.

18.   Bank Charter and Name Change
      ----------------------------

      During 1996, the Bank converted from a state chartered mutual savings and loan to a federally chartered mutual savings bank after this the bank changed its name from Peoples Savings Bank, SLA to Peoples Savings Bank.

19.   Plan of Conversion and Reorganization (Unaudited)
      -------------------------------------------------

      On March 2, 1998, the Board of Directors of the Bank adopted a Plan of Conversion, pursuant to which the bank would be converted from a federal mutual savings bank to a federally chartered stock savings bank, with the concurrent formation of a holding company.

      The Conversion will be accomplished through adoption of the proposed Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Bank, at which time the Bank will become a wholly-owned subsidiary of the Holding Company. The Conversion will be accounted for at historical cost in a manner similar to a pooling of interests. As part of the Conversion, the Bank is conducting a Subscription Offering of the Common Stock for holders of subscription rights in the following order of priority: (i) depositors of the Bank as of December 31, 1996 with deposits of at least $50 ("Eligible Account Holders"); (ii) tax-qualified employee benefit plans of the Bank (i.e., an employee stock ownership plan)' (iii) other depositors of the Bank as of the last day of the calendar quarter preceding the approval of the plan by OTS with deposits of at least $50 ("Supplemental Eligible Account Holders"); and (iv) depositors who are neither Eligible Account Holders nor Supplemental Eligible Account Holders.

      The Bank may offer shares not subscribed in a Community Offering to the general public in New Jersey with a preference to natural persons residing in Burlington County, New Jersey, subject to the prior rights of holders of subscription rights.

                              PEOPLES SAVINGS BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


19.   Plan of Conversion and Reorganization (Unaudited) (Continued)
      -------------------------------------------------

      At the time of the conversion, the Bank will establish a Liquidation Account in an amount equal to its total net worth as of the date of the latest balance sheet appearing in the final prospectus. The Liquidation Account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the conversion. The Liquidation Account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's or supplemental eligible account holder's interest in the Liquidation Account. In the event of a complete liquidation, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the Liquidation Account in the amount proportionate to the current adjusted qualifying balances for accounts they held.

      Subsequent to the conversion, the Bank may not declare or pay cash dividends if the effect thereof would cause stockholders' equity to be reduced below (1) the amount required for the Liquidation Account or (ii) applicable regulatory capital requirements or if such declaration and payment would otherwise violate regulatory requirements.

      Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged as an expense. Conversion costs incurred through June 10, 1998 totalled $53,448.

You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different.This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Peoples Savings Bank or Farnsworth Bancorp, Inc. may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.


                            Farnsworth Bancorp, Inc.

                                     [LOGO]



                             Up to ^ 548,838 Shares
                       (Anticipated Maximum, as adjusted)

                                  Common Stock


                             ----------------------


                                   PROSPECTUS


                             ----------------------




                                Ryan, Beck & Co.




                              Dated August __, 1998



                  THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS
                  AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

   Until the later of _______ __, 1998, or 90 days after commencement of the offering of common stock, all dealers that buy, sell or trade these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27.  Exhibits:

          The exhibits filed as part of this Registration Statement are as follows:
           1     Form of Sales Agency Agreement with Capital Resources, Inc. *
           2     Plan of Conversion *
           3(i)  Certificate of Incorporation of Farnsworth Bancorp, Inc. *
           3(ii) Bylaws of Farnsworth Bancorp, Inc. *
           5     Opinion of Malizia, Spidi, Sloane & Fisch, P.C. regarding legality of securities  registered *
           8.1   Federal Tax Opinion of Malizia, Spidi, Sloane & Fisch, P.C.
           8.2   State Tax Opinion of Lewis W. Parker, III *
           8.3   Opinion of FinPro, Inc. as to the value of subscription rights *
          10.1   Employment Agreement between Peoples Savings Bank and Gary N.
                 Pelehaty *
          10.2   Employment Agreement between Peoples Savings Bank and Charles
                 Alessi *
          10.3   Change in Control Severance Agreement between Peoples Savings Bank and Elaine Denelsbeck *
          23.1   Consent of Malizia, Spidi, Sloane & Fisch, P.C. (contained in its opinions filed as Exhibits 5 and 8.1) *
          23.2   Consent of Lewis W. Parker, III
          23.3   Consent of FinPro, Inc. *
          23.4   Consent of Lewis W. Parker, III (contained in his opinion filed as
                 Exhibit 8.2) *
          24     Power of Attorney  (reference is made to the signature page) *
          27     Financial Data Schedule*
          99.1   Stock Order Form *
          99.2   Marketing  Materials *
          99.3   Appraisal  Report of Finpro, Inc.


          --------------
          *   Previously filed

                                   SIGNATURES

                  In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Bordentown, New Jersey, on July 28, 1998.

                                       FARNSWORTH BANCORP, INC.



                                       By: /s/Gary N. Pelehaty
                                           -------------------------------------
                                           Gary N. Pelehaty
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)



                  In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of July 28, 1998.



/s/ George G. Aaronson, Jr. *    /s/Gary N. Pelehaty
-----------------------------    -----------------------------------------------
George G. Aaronson, Jr.          Gary N. Pelehaty
Director                         President, Chief Executive Officer and Director
                                 (Principal Executive Officer)

/s/ Charles E. Adams *
-----------------------------
Charles E. Adams
Director


/s/ Herman Gutstein *            /s/ Charles Alessi *
-----------------------------    -----------------------------------------------
Herman Gutstein                  Charles Alessi
Chairman of the Board            Vice President, Secretary and Treasurer
                                 (Principal Financial and Accounting Officer)

/s/ G. Edward Keonig, Jr. *
-----------------------------
G. Edward Koenig, Jr.
Director


/s/ Edgar N. Peppler *
-----------------------------
Edgar N. Peppler
Director


/s/ William H. Wainwright, Jr. *
-----------------------------
William H. Wainwright, Jr.
Director

--------------------
*   Signed pursuant to a Power of Attorney.

      As filed with the Securities and Exchange Commission on July 28, 1998

                                                      Registration No. 333-56689

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    EXHIBITS
                                       TO
                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            Farnsworth Bancorp, Inc.
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

            New Jersey                   6035                     22-3591051
---------------------------------    -----------------       -------------------
   (State or Other Jurisdiction      (Primary SIC No.)        (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

               789 Farnsworth Avenue, Bordentown, New Jersey 08505
                                 (609) 298-0723
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                              Mr. Gary N. Pelehaty
                      President and Chief Executive Officer
                            Farnsworth Bancorp, Inc.
               789 Farnsworth Avenue, Bordentown, New Jersey 08505
                                 (609) 298-0723
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                  Please send copies of all communications to:
                               John J. Spidi, Esq.
                              Jean A. Milner, Esq.
                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
           1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

                         INDEX TO EXHIBITS TO FORM SB-2


Exhibit
-------

            The exhibits filed as part of this Registration Statement are as follows:

             1       Form of Sales Agency Agreement with Capital Resources, Inc. *
             2       Plan of Conversion *
             3(i)    Certificate of Incorporation of Farnsworth Bancorp, Inc. *
             3(ii)   Bylaws of Farnsworth Bancorp, Inc. *
             5       Opinion of Malizia, Spidi, Sloane & Fisch, P.C. regarding legality of securities registered *
             8.1     Federal Tax Opinion of Malizia, Spidi, Sloane & Fisch, P.C.
             8.2     State Tax Opinion of Lewis W. Parker, III *
             8.3     Opinion of FinPro, Inc. as to the value of subscription rights *
            10.1     Employment Agreement between Peoples Savings Bank and Gary N. Pelehaty *
            10.2     Employment Agreement between Peoples Savings Bank and Charles Alessi *
            10.3     Change in Control Severance Agreement between Peoples Savings Bank and Elaine
                     Denelsbeck *
            23.1     Consent of Malizia, Spidi, Sloane & Fisch, P.C. (contained in its opinions filed as Exhibits 5 and
                     8.1) *
            23.2     Consent of Lewis W. Parker, III
            23.3     Consent of FinPro, Inc. *
            23.4     Consent of Lewis W. Parker, III (contained in his opinion filed as Exhibit 8.2) *
            24       Power of Attorney (reference is made to the signature page) *
            27       Financial Data Schedule*
            99.1     Stock Order Form *
            99.2     Marketing Materials *
            99.3     Appraisal Report of FinPro, Inc.


            ---------------
            *   Previously filed